UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No. )

☑	Filed by the Registrant	☐	Filed by a party other than the Registrant

CHECK THE APPROPRIATE BOX:
☐	Preliminary Proxy Statement
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☑	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

Korn Ferry

(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

PAYMENT OF FILING FEE (CHECK ALL BOXES THAT APPLY):
☑	No fee required
☐	Fee paid previously with preliminary materials
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

NOTICE OF **2026** ANNUAL STOCKHOLDERS' MEETING AND **PROXY STATEMENT**

KORN FERRY

What We Stand For:
Our Values

Inclusion

We embrace people with different points of view, from all backgrounds. And we think and work as one team.

Honesty

We say what we mean and we do what we say. We hold ourselves to the highest standards. And we make it safe for people to speak out when they see something wrong.

Knowledge

We are insatiably curious, always learning new things. And we actively help our colleagues grow and develop, too, with mentoring and support.

Performance

We never settle for the status quo. We always strive to be better today than we were yesterday and do our best for our clients, colleagues, and stockholders.

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Letter from Our Chair

“Today’s environment shaped by shifts in talent, technology, and organizational needs reinforces the relevance of Korn Ferry’s integrated capabilities.”

Dear Fellow Stockholders,

On behalf of the Board of Directors (the “Board”), senior management, and approximately 9,000 employees of Korn Ferry (the “Company,” “firm,” “we,” “its,” and “our”), we are delighted to invite you to our 2026 Annual Meeting of Stockholders on September 24, 2026, at 8:00 a.m. Pacific Time (the “Annual Meeting”).

Fiscal 2026 was a year of solid performance in the face of rapid change along with ongoing macroeconomic and geopolitical uncertainty. Despite these external pressures, the Company delivered growth and maintained strong profitability, reflecting the resilience of our diversified business model and disciplined execution of our We Are Korn Ferry strategy focused on becoming a holistic talent partner for clients.

Today’s environment, shaped by shifts in talent, technology, and organizational needs, reinforces the relevance of Korn Ferry’s integrated capabilities. That relevance is reflected in Korn Ferry’s role as a Founding Partner and the Official Talent and Organizational Consulting Partner of the LA28 Olympic and Paralympic Games, where we are helping to build and develop a workforce of approximately 5,000 individuals and to shape the leadership, culture, and organizational foundation required to deliver an event of global scale. We believe this partnership not only reflects the power of our expertise at scale but also underscores our purpose of unlocking potential and powering performance for the evolving needs of our clients and communities alike.

Our integrated solutions, data-driven insights, and expanding capabilities, including continued investment in technology and innovation, have enabled us to deepen client relationships and drive sustainable long-term growth. Building on this momentum, we recently entered into a definitive agreement to acquire UK-headquartered AMS. We expect the transaction to close in our second fiscal quarter. AMS’s highly regarded expertise in Recruitment Process Outsourcing (RPO), Early Careers and Campus Recruiting, Contingent Workforce Solutions, Consulting, Resource Augmentation, and Skills Creation will expand our ability to help clients solve their most critical organizational challenges.

Looking ahead, we are confident in our ability to navigate market opportunities and challenges, supported by our experienced leadership team, strong culture, and the commitment of our colleagues around the world.

We also want to thank you for your continued support and trust in our vision. Your vote is important. Whether or not you attend the Annual Meeting virtually, we encourage you to vote. Our Annual Meeting will be conducted online this year through a live audiocast, which is often referred to as a “virtual meeting” of stockholders. Our digital format is meant to allow stockholders to participate conveniently and effectively.

Together, we will continue to achieve great things.

Sincerely,

Jerry P. Leamon,
Chair of the Board

August 7, 2026
Korn Ferry
1900 Avenue of the Stars, Suite 1225
Los Angeles, CA 90067
(310) 552-1834

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Notice of 2026 Annual Meeting

Meeting Information

Time and Date 8:00 a.m. Pacific Time September 24, 2026	Location Live Audiocast at www.virtualshareholdermeeting.com/KFY2026	Record Date July 31, 2026

Meeting Agenda

1.	Elect the nine directors nominated by our Board of Directors (the “Board”) and named in the Proxy Statement to serve on the Board until the 2027 Annual Meeting of Stockholders.

FOR each Director Nominee

2.	Vote on a non-binding advisory resolution to approve the Company’s executive compensation.

FOR

3.	Approve the Korn Ferry Amended and Restated 2022 Stock Incentive Plan.

FOR

4.	Ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the Company’s 2027 fiscal year.

FOR

5.	Transact any other business that may be properly presented at the Annual Meeting.

Virtual Meeting: Korn Ferry (the “Company,” “we,” “its,” and “our”) will hold its 2026 Annual Meeting of Stockholders (the “Annual Meeting”) online.

Who Can Vote: Stockholders who owned our common stock as of the close of business on July 31, 2026 (the “Record Date”) can vote online at the Annual Meeting or any adjournments or postponements thereof.

How to Attend: To attend the Annual Meeting online, vote, or submit questions during the Annual Meeting, stockholders of record will need to go to www.virtualshareholdermeeting.com/KFY2026 and log in using their 16-digit control number included on their proxy card or Notice of Internet Availability of Proxy Materials (the “Notice”). Beneficial owners should review these proxy materials and their voting instruction form or the Notice for how to vote in advance of, and how to participate in, the Annual Meeting.

How You Can Vote
Via telephone	1-800-690-6903
Via Internet	Before the Annual Meeting by visiting www.proxyvote.com During the Annual Meeting by visiting www.virtualshareholdermeeting.com/KFY2026
Via mail	Sign, date, and mail the enclosed proxy card (if you received one)

Please read the proxy materials carefully before voting.

Your vote is important, and we appreciate your cooperation in considering and acting on the matters presented. For more information, see pages 91 – 94.

Meeting Disruption: In the event of a technical malfunction or situation that the chair of the Annual Meeting determines may affect the ability of the Annual Meeting to satisfy the requirements for a meeting of stockholders to be held by means of remote communication under the Delaware General Corporation Law, or that otherwise makes it advisable to adjourn the Annual Meeting, the chair of the Annual Meeting will convene the meeting at 9:00 a.m. Pacific Time on the date specified above and at the Company’s address at 1900 Avenue of the Stars, Suite 1225, Los Angeles, CA 90067, solely for the purpose of adjourning the Annual Meeting to reconvene at a date, time, and physical or virtual location announced by the chair of the Annual Meeting. Under either of the foregoing circumstances, we will post information regarding the announcement on the Investors page of the Company’s website at https://ir.kornferry.com.

August 7, 2026
Los Angeles, California
By Order of the Board of Directors,

Jonathan Kuai

Corporate Secretary & Managing Director –
Corporate Responsibility & Business Affairs

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to be Held on September 24, 2026:

The Proxy Statement and accompanying Annual Report to Stockholders are available at www.proxyvote.com.

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Proxy Summary

This summary highlights information contained elsewhere in this Proxy Statement. This summary does not contain all the information that you should consider, and you should read the entire Proxy Statement carefully before voting. Page references are supplied to help you find further information in this Proxy Statement.

Annual Meeting of Stockholders (page 91)

Date and Time:	September 24, 2026 at 8:00 a.m. Pacific Time
Location:	www.virtualshareholdermeeting.com/KFY2026
Admission:	To participate in the Annual Meeting online, including to vote during the Annual Meeting, stockholders will need the 16-digit control number included on their proxy card, the Notice or voting instruction form, or, if they hold their shares in street name, should contact their bank, broker, or other nominee (preferably at least five days before the Annual Meeting) and obtain a “legal proxy” in order to be able to attend, participate in, or vote at the Annual Meeting.
Who Can Vote and How:	On or about August 7, 2026, we will mail the Notice to stockholders of our common stock as of the close of business on July 31, 2026, other than those stockholders who previously requested electronic or paper delivery of communications from us. Stockholders can vote by any of the following methods described on page 92.

Voting Roadmap (page 91)

Proposal		Board Recommendation	Page Reference

1	Election of Directors • 8 of 9 nominees (89%) are independent • Active Board refreshment, with five new directors in last five years • Robust Board oversight of Company strategy and risks • Responsive and evolving corporate governance practices	FOR each Director Nominee	12

2	Advisory Resolution to Approve Executive Compensation • Program intended to offer competitive total direct compensation opportunities aligned with stockholder interests • Executives incentivized to focus on short- and long-term Company performance • Program continues to emphasize pay-for-performance by providing a majority of executive pay in the form of “at risk” compensation via annual cash incentives and long-term equity awards	FOR	34

3	Approval of the Korn Ferry Amended and Restated 2022 Stock Incentive Plan • Allows the Company to continue to maintain a compensation policy that includes a balanced mix of cash and equity • Helps the Company compete more effectively for key employee talent • Aligns the long-term interests of employees and stockholders	FOR	72

4	Ratification of Independent Registered Public Accounting Firm • Independent firm with reasonable fees and strong geographic and subject matter coverage • Performance annually assessed by the Audit Committee • Served as independent registered public accounting firm since 2002 • Lead audit partner rotated regularly, with most recent lead audit partner appointed to the role in June 2023	FOR	84

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Who We Are*

Korn Ferry is a global consulting firm that powers individual and business performance. The impact we create spans entire organizations, but it always starts with people.	~9K employees	98 global offices	51 countries

Korn Ferry works across the full organization—from strategy and leadership to hiring, development, rewards, and the roles, skills and workforce models needed for the future. While many firms address individual parts of that system, we look across and connect them. By aligning leaders, teams, and organizations around a common definition of success, we help organizations make better decisions, execute with confidence, and achieve stronger outcomes.

FIVE SOLUTION AREAS

I Consulting	I Digital	I Executive Search	I Professional Search & Interim (PSI)	I Recruitment Process Outsourcing (RPO)
$692M	$364M	$924M	$561M	$367M

THE KORN FERRY ADVANTAGE	1	Foundational Assets Proprietary data, behavioral science, and intellectual property that inform our work and help clients make better people and organizational decisions.
	2	Capabilities Built on the strength of our Foundational Assets, these are the areas of expertise we bring to clients.
	3	Integrated Solutions Combine multiple Capabilities to address high-priority business challenges.

RICH INTELLECTUAL CAPITAL
12B+	Intellectual Property	115M+
Unique talent and organizational data points	Proprietary leadership models, talent frameworks, and behavioral science assets	Assessments

*	Information presented is for fiscal year 2026, unless otherwise indicated. For the five Solution areas, figures represent fee revenue for fiscal year 2026.

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Highlights for Fiscal Year 2026

Our fiscal year 2026 performance reflects the strength of our integrated model—combining deep client partnerships, scalable digital solutions, and industry-specific insights to drive sustainable growth and long-term value.

FINANCIAL HIGHLIGHTS
I Fee Revenue	I Net Income Attributable to Korn Ferry	I Net Income Attributable to Korn Ferry Margin	I Diluted Earnings Per Share
$2.91B	$277.4M	9.5%	$5.22
I Returned to Stockholders	I Adjusted EBITDA*	I Adjusted EBITDA Margin*	I Adjusted Diluted Earnings Per Share*
$221M	$497.8M	17.1%	$5.28

*	Adjusted EBITDA, Adjusted EBITDA Margin, and Adjusted Diluted Earnings Per Share are non-GAAP financial measures. For a discussion of these measures and for their reconciliation to the most directly comparable GAAP measures, see Appendix A to this Proxy Statement.

BALANCED APPROACH TO CAPITAL ALLOCATION
$85M	$19M	$116M	$105M
I Invested in Capital Expenditures**	I Spent on Debt Service Costs	I Repurchased Shares	I Paid in Dividends

**	Excluding leasehold improvements and furniture and fixtures.

FIVE-YEAR TSR PERFORMANCE

OTHER HIGHLIGHTS
15%	$2.20	1.790M
Quarterly Dividend Increase (to $0.55 per Share)	Indicated Annual Dividend	Shares Repurchased

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RECENT BUSINESS AWARDS AND RECOGNITIONS
America’s #1 Best Executive Recruiting Firm I Forbes Magazine (9 of 10 Years Running)	#1 Executive Search Firm in the Americas I Hunt Scanlon (6th Year Running)		A Leader in Recruitment Process Outsourcing I Everest Group’s RPO Services Peak Matrix Assessment (9th Year Running)	#1 RPO Provider I HRO Today Baker’s Dozen Customer Satisfaction Rating (5th Year Running)

One of America’s Best Management Consulting Firms I Forbes Magazine (5th Year Running)		One of America’s Best Companies I TIME (2026)	One of America’s Best Professional Recruiting Firms I Forbes Magazine (9th Year Running)

RECENT CORPORATE RESPONSIBILITY AWARDS AND RECOGNITIONS
100 BEST COMPANIES FOR CAREGIVERS (7th Year Running)	GOLD HIRE VETS MEDALLION U.S. DEPARTMENT OF LABOR (4th Year Run~~n~~ing)	TOP COMPANIES FOR EXECUTIVE WOMEN (6th Year Running)

EQUALITY 100 AWARD HRC (Perfect Score - 8th Year Running)	MANAGEMENT LEVEL CDP RATING	GOLD ECOVADIS SUSTAINABILITY RATING (Top 5%)

AMERICA’S GREENEST COMPANIES 2026 NEWSWEEK (2nd Year Running)	PLATINUM MARCOM AWARDS 2020 - 2024 CORPORATE RESPONSIBILITY REPORTS	PLATINUM HERMES CREATIVE AWARDS 2021 - 2023 & 2025 CORPORATE RESPONSIBILITY REPORTS

AMERICA’S MOST RESPONSIBLE COMPANIES 2026 NEWSWEEK	BEST PROXY STATEMENT (MID-CAP) CORPORATE GOVERNANCE AWARDS 2025	AMERICA’S CLIMATE LEADERS USA TODAY (4th Year Running)

RECENT CORPORATE RESPONSIBILITY ACCOMPLISHMENTS
PUBLISHED	$4.5M+	ISO
2025 Corporate Responsibility Report 2025 SASB Report TCFD Report	Donated Financially and Through In-Kind Services in CY’25	Certifications for our Key Technology Platforms & Processes Across Global Operations

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Corporate Governance (page 22)

INDEPENDENT OVERSIGHT
Independent Board Chair 100% Independent Board Committees Regular Executive Sessions of Independent Directors

8
Independent

89%
Independent

1
Non-Independent

Average Tenure: 6.3 years

5 years and less: 50%
6 to 10 years: 25%
More than 10 years: 25%

*	Tenure is provided for non-executive directors only.

ACTIVE BOARD REFRESHMENT	STRONG GOVERNANCE PRACTICES		RESPONSIVE STOCKHOLDER ENGAGEMENT

Annual Director Elections with Majority Voting (in Uncontested Elections)

Annual Board and Committee Self-Evaluations

10-Term Service Limit for Non-Executive Directors Joining the Board After October 1, 2020

No Supermajority Voting Standards

Stockholder Right (at 25% Threshold) to Call Special Stockholder Meetings

No Poison Pill in Effect

No Directors Serve on More than 4 Public Company Boards

Committee-Level Oversight of Corporate Responsibility Program

Communication Process for Stockholders to Communicate with the Board

Regular Stockholder Engagement Throughout the Year

Quarterly Earnings Calls to Discuss Results and Investor Questions

Regular Attendance at Industry Conferences

Director Refreshment (Additions)	Outside Board Service Limits (In addition to Korn Ferry Board)		MET WITH TOP ACTIVE (NON-INDEX) STOCKHOLDERS IN FY’26 Met with nearly all stockholders who were a top 10 active (non-index) stockholder for a majority of the fiscal year
2026 Peter A. Shimer 2024 Russell A. Hagey 2023 Matthew J. Espe 2022 Charles L. Harrington (Ret.) 2021 Laura M. Bishop	Korn Ferry CEO	1 additional public company board
	Executive Officers of Public Companies	1 additional public company board
	Other Directors	3 additional public company boards

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Board Skills & Competencies

Innovative Thinking

High Ethical Standards

Significant Public Company Board, Committee, & Corporate Governance Experience

Risk Management/Oversight Experience

Broad International Experience

Significant Strategic Oversight & Execution Experience

Climate & Energy Experience

Extensive Senior Leadership/Executive Officer Experience (including as a public company Chief Executive Officer)

Experience Overseeing Large & Global Workforces

Broad Product & Marketing Experience

Accounting Experience (including two Certified Public Accountants)

Information Security Experience

Board Nominees (pages 16 – 21)

Doyle N. BENEBY

Independent

Age: 66

Director Since: 2015

Other Public Company Boards: 3

Committee Memberships:

Compensation & Personnel

Nominating & Corporate Governance (Chair)

Experience:

•  Former President and CEO, Midland Cogeneration Venture

•  Former CEO, New Generation Power International

•  Former President and CEO, CPS Energy

Laura M. BISHOP

Independent
Age: 64

Director Since: 2021

Other Public Company Boards: 1

Committee Memberships:

Audit

Compensation & Personnel

Experience:

•  Former EVP and CFO, USAA

•  Former SVP and CFO, Luby’s Inc.

•  Former Senior Manager, Ernst & Young LLP

•  Certified Public Accountant

Gary D. BURNISON

President/CEO
of Korn Ferry

Age: 65

Director Since: 2007

Other Public Company Boards: 0

Committee Memberships: None

Experience:

•  24+ years of service with Korn Ferry

•  Former Principal and CFO, Guidance Solutions

Matthew J. ESPE

Independent

Age: 67

Director Since: 2023

Other Public Company Boards: 2

Committee Memberships:

Audit (Chair)

Compensation & Personnel

Experience:

•  Former CEO, IKON Office Solutions

•  Former CEO, Armstrong World Industries

•  Former CEO, Radial Inc.

•  Operating Partner, Advent International

•  24+ years of public and private company board experience

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Russell A. HAGEY

Independent

Age: 65

Director Since: 2024

Other Public Company Boards: 0

Committee Memberships:

Compensation & Personnel

Nominating & Corporate Governance

Experience:

•  Senior Partner and Chief Leadership Officer, Bain & Company, Inc.

•  42 years of experience in the consulting industry

Jerry P. LEAMON

Independent

Age: 75

Director Since: 2012

Other Public Company Boards: 0

Committee Memberships:

Compensation & Personnel (Chair)

Experience:

•  Former Global Managing Director, Deloitte

•  Almost 40 years at Deloitte with responsibility for services to many of its largest clients

•  Certified Public Accountant

Angel R. MARTINEZ

Independent

Age: 71

Director Since: 2017

Other Public Company Boards: 1

Committee Memberships:

Audit

Experience:

•  Co-CEO of Oofos, Inc.

•  Former Executive Chairman of the Board of Directors and Former CEO and President, Deckers Brands (formerly known as Deckers Outdoor Corporation)

•  28+ years of public board experience

Lori J. ROBINSON

Independent

Age: 67

Director Since: 2019

Other Public Company Boards: 0

Committee Memberships:

Compensation & Personnel

Nominating & Corporate Governance

Experience:

•  Former Commander, U.S. Northern Command and North American Aerospace Defense Command, Department of the Air Force (Ret.)

•  3+ decades of U.S. Air Force experience

•  Four Star General and first female U.S. Combatant Commander

Peter A. SHIMER

Independent

Age: 64

Director Since: 2026

Other Public Company Boards: 3

Committee Memberships:

Audit

Nominating & Corporate Governance

Experience:

•  Former Senior Advisor to CEO, Interim CEO, CFO, and COO, Deloitte

•  Former Executive Committee Chair, Cancer Artificial Intelligence Alliance

•  Certified Public Accountant

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2026 Executive Compensation Summary (page 52)

	Gary D. Burnison(1)	Robert P. Rozek(2)	Michael Distefano(3)	Jeanne MacDonald(4)	Lesley Uren(5)

Base Salary	$1,000,000	$625,000	$550,000	$550,000	$607,046
Bonus	–	–	–	–	–
Stock Awards	$11,982,027	$4,434,197	$2,396,053	$2,396,053	$1,459,875
Non-Equity Incentive Plan Compensation	$3,000,000	$1,500,000	$855,800	$819,500	$925,137
Change in Pension Value and Nonqualified Deferred Compensation Earnings	$19,522	–	$13,233	–	–
All Other Compensation	$115,741	$85,705	$78,834	$763,629	$48,238
Total	$16,117,290	$6,644,902	$3,893,920	$4,529,182	$3,040,296
(1)	President and Chief Executive Officer
(2)	Executive Vice President, Chief Financial Officer and Chief Corporate Officer
(3)	Chief Executive Officer, PSI
(4)	Chief Executive Officer, RPO
(5)	Chief Executive Officer, Consulting

2026 Executive Total Compensation Mix (page 39)

I CEO Compensation Mix*	I Other NEO Compensation Mix*

* Equity awards based upon grant date value.

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Compensation Process Highlights (pages 27 and 38 – 42)

•	Our Compensation and Personnel Committee receives advice from its independent compensation consultant.
•	We review total direct compensation and the mix of the compensation components for our named executive officers relative to our peer group as one of the factors in determining if compensation is adequate to attract and retain executive officers with the unique set of skills necessary to manage and motivate our global people and organizational consulting firm.

Elements of Compensation (pages 42 – 49)

Element	Purpose	Determination
Base Salary	Compensate for services rendered during the fiscal year and provide sufficient fixed cash income for retention and recruiting purposes.	Reviewed on an annual basis by the Compensation and Personnel Committee, taking into account competitive data from our peer group, input from our compensation consultant, and the executive’s individual performance.
Annual Cash Incentives	Motivate and reward named executive officers for achieving performance goals over a one-year period.	Determined by the Compensation and Personnel Committee based upon performance goals, strategic objectives, and competitive data from our peer group.
Long-Term Incentives	Align the named executive officers’ interests with those of stockholders and motivate and retain top talent.	Determined by the Compensation and Personnel Committee based upon a number of factors including competitive data, total overall compensation provided to each named executive officer, Company performance during the fiscal year preceding the year of grant, and historical grants.

Compensation Practices (page 38)

Clawback policy applicable to all cash incentive payments and performance-based equity awards granted to executive officers.

No “single trigger” equity acceleration for named executive officers in connection with a change in control.

Policies prohibiting insider trading, hedging, speculative trading, or pledging of Company stock.

Stock ownership requirements for named executive officers and directors.

No excise tax gross-ups to any executive officers.

Forward-Looking Statements & Website References

This Proxy Statement contains “forward-looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as “anticipate,” “believe,” “expect,” “estimate,” “plan,” “outlook,” “project,” and “will” and other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. Such forward-looking statements include, but are not limited to, statements regarding the Company’s plans, objectives, expectations, and intentions, including regarding the AMS acquisition, the Company’s goals or expectations with respect to future financial results, corporate responsibility, including the Company’s Corporate Responsibility Program, employees, compensation philosophy, policy, philanthropy, data privacy and cybersecurity, the expected benefits of the Korn Ferry Amended and Restated 2022 Stock Incentive Plan, and business risks and opportunities, as well as statements from third parties about our corporate responsibility performance and risk profile. These statements are based on current expectations and are subject to numerous risks and uncertainties, many of which are outside of the control of Korn Ferry. Forward-looking statements are not guarantees or promises that goals or targets will be met. The Company undertakes no obligation to update any forward-looking or other statements, whether as a result of new information, future events, or otherwise, and notwithstanding any historical practice of doing so. Actual results may differ materially from those indicated by such forward-looking statements as a result of risks and uncertainties, including legislative and regulatory developments, technological innovations and advances, and those factors discussed or referenced in our most recent annual report on Form 10-K filed with the SEC for the fiscal year ended April 30, 2026 (the “Form 10-K”), under the heading “Risk Factors,” and subsequent quarterly reports on Form 10-Q and, in the case of the AMS acquisition, such additional risks as set forth in the press release announcing entry into the AMS definitive acquisition agreement.

Website references and hyperlinks throughout this document are provided for convenience only, and the content on the referenced websites is not incorporated by reference into this Proxy Statement, nor does it constitute a part of this Proxy Statement.

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01

Governance

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Proposal 1

Election of Directors

Our stockholders will be asked to consider the following nine nominees for election to our Board to serve for a one-year term until the 2027 Annual Meeting of Stockholders and until their successors have been duly elected and qualified, subject to their earlier death, resignation, or removal:

Name	Position with Korn Ferry
Doyle N. Beneby	Director
Laura M. Bishop	Director
Gary D. Burnison	Director and Chief Executive Officer
Matthew J. Espe	Director
Russell A. Hagey	Director
Jerry P. Leamon	Director
Angel R. Martinez	Director
Lori J. Robinson	Director
Peter A. Shimer	Director

Each of the nominees was previously elected by stockholders at the 2025 Annual Meeting of Stockholders, except for Peter A. Shimer, who was elected to the Board on March 5, 2026. Mr. Shimer was identified as part of a thorough search process conducted by Korn Ferry’s internal board search consultants. Detailed biographical information regarding each of these nominees is provided in this Proxy Statement under the heading “Background and Qualifications of Director Nominees.” Our Nominating and Corporate Governance Committee (the “Nominating Committee”) has reviewed the qualifications of each of the nominees and has recommended to the Board that each nominee be submitted to a vote at the Annual Meeting.

All nominees have indicated their willingness to serve, if elected, but if any should be unable or unwilling to serve, proxies may be voted for a substitute nominee designated by the Board. The Company did not receive any stockholder nominations for director. Proxies cannot be voted for more than the number of nominees named in this Proxy Statement.

RECOMMENDATION OF THE BOARD

The Board unanimously recommends that you vote “FOR” each of the nominees named above for election as a director.

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The Board of Directors

The Company’s Restated Certificate of Incorporation provides that the number of directors shall not be fewer than eight nor more than fifteen, with the exact number of directors within such limits to be determined by the Board. Currently, the Board is comprised of nine directors. Upon the recommendation of the Company’s Nominating Committee, the Board has nominated the following persons to serve as directors until the 2027 Annual Meeting of Stockholders or their earlier death, resignation, or removal:

Doyle N. Beneby	Jerry P. Leamon
Laura M. Bishop	Angel R. Martinez
Gary D. Burnison	Lori J. Robinson
Matthew J. Espe	Peter A. Shimer
Russell A. Hagey

Each of the named nominees is independent under the NYSE rules, except for Mr. Burnison. If re-elected, Mr. Leamon will continue to serve as the Company’s independent non-executive Chair of the Board.

The Board held seven meetings during fiscal year 2026. Each of the incumbent directors attended at least 75% of the Board meetings and the meetings of committees of which they were members in fiscal year 2026. Directors are expected to attend each annual meeting of stockholders. Except for Charles L. Harrington who did not stand for re-election, all directors then-serving attended the 2025 Annual Meeting of Stockholders online.

Governance Insights Aligning Board Composition with Corporate Strategy Q&A with Doyle Beneby, Nominating and Corporate Governance Committee Chair

Question: In recent earnings calls, the management team has reported on its progress executing the Company’s strategy. How does this strategy inform the committee’s approach to Board composition?

The committee believes that Board composition is one of the most consequential governance decisions we make and that getting it right requires more than periodically filling vacancies. It requires a proactive, strategy-linked process that supports and anticipates where the Company is going, not just where it has been.

To achieve this, we assess Board composition on an ongoing basis, evaluating whether our directors’ collective skills and experience remain well-aligned with the Company’s evolving strategy and risk profile. We seek candidates who can bring relevant capabilities to the challenges and opportunities ahead, including experiences that would enable them to take on Board leadership positions as succession opportunities arise. We discuss this topic regularly during our meetings.

Our refreshment over the past five years reflects that approach in action. We have added directors whose backgrounds speak directly to the strategic priorities the Company is navigating now, while retaining the experience of longer-serving Board members who provide valuable continuity and perspective. We believe the interplay between newer and more tenured directors strengthens our collective judgment and our ability to provide effective oversight of and input to management.

Looking ahead, as the Company’s strategy develops, so too will our thinking about the capabilities required at the Board level. Refreshment is a continuous process designed to keep the Board well-positioned to serve the long-term interests of stockholders.

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Director Qualifications

Our Approach	The Board believes that the Board, as a whole, should possess a combination of skills, professional experience, and diversified viewpoints, perspectives, and backgrounds necessary to oversee the Company’s business. In addition, the Board believes there are certain attributes every director should possess, as reflected in the Board’s membership criteria discussed below. Accordingly, the Board and the Nominating Committee consider the qualifications of directors and director candidates individually and in the broader context of the Board’s overall composition and the Company’s current and future needs.
Minimum Criteria

The Nominating Committee is responsible for developing and recommending Board membership criteria to the full Board for approval. The criteria, which are set forth in the Company’s Corporate Governance Guidelines, include:

a reputation for integrity,

honesty and adherence to high ethical standards,

strong management experience,

current knowledge of and contacts in the Company’s industry or other industries relevant to the Company’s business,

the ability and willingness to commit adequate time and attention to Board and Committee activities, and the fit of the individual’s skills and personality with those of other directors in building a Board that is effective, collegial, diverse, and responsive to the needs of the Company.

Diversified Viewpoints and Backgrounds	The Nominating Committee seeks a variety of occupational, educational, and personal backgrounds on the Board in order to obtain a range of viewpoints and perspectives and to enhance the Board’s effectiveness. While the Nominating Committee does not have a formal policy with respect to diversity, the Nominating Committee believes it is essential that Board members represent diversified viewpoints and backgrounds.
Evaluating Board Composition	The Nominating Committee periodically evaluates the composition of the Board to assess the skills and experience that are currently represented on the Board, as well as the skills and experience that the Board will find valuable in the future, given the Company’s current business and strategic plans. This periodic assessment enables the Board to update the skills and experience it seeks in the Board as a whole and in individual directors as the Company’s needs evolve and change over time, and to assess the effectiveness of its efforts to do so.
Identifying Director Candidates	In identifying director candidates from time to time, the Nominating Committee considers recommendations from Board members, management, and stockholders, and may engage a third-party search firm or utilize Company resources. The Nominating Committee may establish specific skills and experience that it believes the Company should seek in order to constitute a balanced and effective board. In evaluating director candidates, and considering incumbent directors for renomination to the Board, the Nominating Committee takes into account a variety of factors. These include each nominee’s independence, financial literacy, personal and professional accomplishments, and experience, each in light of the composition of the Board as a whole and the needs of the Company in general, and for incumbent directors, past performance on the Board.
Reviewing Director Commitments and Outside Board Service	The Nominating Committee also considers each nominee’s or incumbent director’s ability and willingness to commit adequate time to Board and committee matters, including in light of such person’s service as a public company executive or board member and compliance with the service limits in our Corporate Governance Guidelines.

Annual Board and Committee Evaluations

Each year, the Board and its committees conduct a self-evaluation to determine that they are functioning effectively and consistently with their purpose and responsibilities. Topics addressed through these processes have included Board structure, director nominations and recruitment, Board and committee meetings and information, Board responsibilities, including management succession planning and oversight of AI risks and opportunities, and Board and management relations.

Solicit Feedback	Review By Outside Counsel	Internal Review	Discussion & Updates
Directors receive via a secure website a detailed questionnaire designed to elicit feedback regarding the functioning and leadership of the Board and each of the committees as a whole.	Outside counsel reviews the responses to the questionnaire and consolidates the feedback into an anonymized summary presentation.	A summary of results are provided by outside counsel, with the anonymized responses, to the Chair of the Board and the Chair of the Nominating Committee for review.	The results are discussed at both the Board and Nominating Committee levels, along with a determination of what, if any, changes should be made in light of the responses.

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Snapshot of Director Nominees

Doyle N. BENEBY	Laura M. BISHOP	Gary D. BURNISON	Matthew J. ESPE	Russell A. HAGEY	Jerry P. LEAMON	Angel R. MARTINEZ	Lori J. ROBINSON	Peter A. SHIMER

Board Composition

The Board and Company are focused on creating a Board that reflects a wide range of backgrounds, experiences, and viewpoints. Each of our nominees possesses certain qualifications, including innovative thinking and high ethical standards, and together they bring a breadth of experience across industries. In addition to these qualifications, the following skills are possessed by one or more of our nominees (as described in the “Background and Qualifications of Director Nominees” section on the following pages):

Risk Management/Oversight Experience	Experience Overseeing Large & Global Workforces
Broad International Experience	Broad Product & Marketing Experience
Significant Strategic Oversight & Execution Experience	Accounting Experience (including three Certified Public Accountants)
Climate & Energy Experience	Information Security Experience
Extensive Senior Leadership/Executive Officer Experience (including as a public company Chief Executive Officer)	Significant Public Company Board, Committee, & Corporate Governance Experience

*	Tenure is provided for non-executive directors only.
**	Military veterans are not included in this percentage.

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Background and Qualifications of Director Nominees

The biographies below set forth information about each of the director nominees, including each such person’s specific experience, qualifications, attributes, and skills (as described on page 15) that led our Board to conclude that such director nominee should serve on our Board in light of the Company’s current business, structure, and strategic plans.

The process undertaken by the Nominating Committee in recommending qualified director candidates is described above under “Director Qualifications” and below under “Corporate Governance—Board Committees—Nominating and Corporate Governance Committee.”

Doyle N. BENEBY

Director Since: 2015

Former President and Chief Executive Officer, Midland Cogeneration Venture

Age: 66

Other Directorships:

Public Companies:

•  Quanta Services

•  West Fraser Timber Co. Ltd.

•  Northland Power Inc.

Other Companies:

•  N/A

Professional Experience:

President and Chief Executive Officer (Nov. 2018 – Sept. 2022)

Midland Cogeneration Venture, a natural gas fired combined electrical energy and steam energy generating plant

Chief Executive Officer (Nov. 2015 – May 2016)

New Generation Power International, a start-up international renewable energy company

President and Chief Executive Officer (July 2010 – Nov. 2015)

CPS Energy, the largest public power, natural gas, and electric company in the nation

President, Exelon Power, and Senior Vice President, Exelon Generation (2009 – 2010)

Vice President, Generation Operations, Exelon Power (2008 – 2009)

Vice President, Electric Operations, PECO Energy (2005 – 2008)

Exelon Corporation, a nuclear electric power generation company

Board Qualifications and Key Skills:

Extensive Senior Leadership/Executive Officer Experience: In addition to his experience as a professional director and chair of the Quanta Services board, Mr. Beneby previously served in a multitude of senior leadership positions, including as former President and Chief Executive Officer of Midland Cogeneration Venture, as Chief Executive Officer of New Generation Power International, as President and Chief Executive Officer of CPS Energy, and various leadership roles at PECO Energy and Exelon Power, where he served as President.

Broad Energy Industry Experience: Over 35 years of experience in the energy industry, with expertise in many facets of the electric and gas utility industry. He currently serves on the board of Northland Power, a Canadian power producer, and previously served on the board of Capital Power Corporation from May 2012 to April 2024 and the Midland Business Alliance from January 2019 to December 2023.

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Laura M. BISHOP Director Since: 2021 Former Executive Vice President and Chief Financial Officer, USAA Age: 64 Other Directorships: Public Companies: • Fidelity FIAA Funds Other Companies: • N/A

Professional Experience:

Executive Vice President (June 2014 – Dec. 2020)

Chief Financial Officer (June 2014 – Sept. 2020)

Various Roles, including member of Executive Council (2001 – 2014)

USAA, a Fortune 100 integrated financial services company that provides financial products and services for the military and their families

Various Roles, including Senior Vice President and Chief Financial Officer (1992 – 2000)

Luby’s Inc., a publicly traded restaurant company

Various Roles, including Senior Manager (1983 – 1992)

Ernst & Young LLP, a multinational professional services network

Board Qualifications and Key Skills:

Senior Leadership/Executive Officer Experience: Held senior leadership positions over a nearly 20-year career with USAA, including as Executive Vice President and Chief Financial Officer, and in her near decade of work with Luby’s Inc., including as Senior Vice President and Chief Financial Officer. As a member of USAA’s Executive Council, Ms. Bishop was also responsible for developing and executing strategy while directing activities across enterprise-wide financial management and reporting, including treasury, capital management, controller, tax, planning and forecasting, and strategic cost management. She was also responsible for governance and oversight for investment strategy and management of all institutional and benefit plan portfolios, as well as all capital markets activities, including commercial paper and long-term debt programs, credit facilities, asset-backed securitizations, and reinsurance programs.

Financial Experience and Investment Expertise: In October 2023, Ms. Bishop became a member of the Board of Trustees of the Fidelity Fixed Income & Asset Allocation (FIAA) Funds, having previously served as an Advisory Trustee since September 2022. Since October 2024, she has served as Audit Committee Chair of the Fidelity FIAA Funds. At USAA, she served as the enterprise Chief Financial Officer with financial oversight of USAA’s operating companies spanning the Property and Casualty companies, USAA Federal Savings Bank, and USAA Life Insurance Company. As a Senior Manager at Ernst & Young LLP, she directed audits of publicly traded and privately held companies in a variety of industries. She also served as a director and the Chair of the Audit Committee of private company Pie Group Holdings, Inc. from 2022 to June 2026. Ms. Bishop also holds a Bachelor of Business Administration in Accounting and is a certified public accountant.

Gary D. BURNISON Director Since: 2007 President and Chief Executive Officer Age: 65 Other Directorships: Public Companies: • N/A Other Companies: • N/A

Professional Experience:

President and Chief Executive Officer (July 2007 – Present)

Executive Vice President and Chief Financial Officer (March 2002 – June 2007)

Chief Operating Officer (Oct. 2003 – June 2007)

Korn Ferry

Principal and Chief Financial Officer (1999 – 2001)

Guidance Solutions, a technology services firm

Executive Officer and Director (1995 – 1999)

Jefferies & Company, Inc., a global investment bank

Partner

KPMG Peat Marwick, a multinational professional services network

Board Qualifications and Key Skills:

High Level of Financial Experience: Substantial financial experience gained in roles as President, Chief Executive Officer, and as former Chief Financial Officer and Chief Operating Officer of the Company, as Chief Financial Officer of Guidance Solutions, as an executive officer of Jefferies & Company, Inc., and as a partner at KPMG Peat Marwick.

Senior Leadership/Executive Officer Experience: In addition to serving as the Company’s President and Chief Executive Officer, served as Chief Financial Officer of Guidance Solutions.

Extensive Knowledge of the Company’s Business and Industry: Over 24 years of service with the Company, in increasingly senior roles.

Thought Leader: Author of 11 leadership and career development books, and regular content focused on the intersection of strategy, talent, and leadership, as well as a frequent contributor to media outlets.

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Matthew J. ESPE Director Since: 2023 Operating Partner, Advent International Age: 67 Other Directorships: Public Companies: • WESCO International, Inc. • Diebold Nixdorf Other Companies: • N/A

Professional Experience:

Operating Partner (Nov. 2017 – Present)

Advent International, a Boston-based private equity investment firm

Operating Partner (Nov. 2017 – April 2023)

Strategic Value Partners Global, a global investment firm

Operating Partner (2018 – Jan. 2023)

Periphas Capital, a private investment firm

Chief Executive Officer (Feb. 2017 – Nov. 2017)

Radial Inc., an ecommerce services business

Operating Advisor (2016 – 2017)

Berkshire Partners, LLC, a private equity firm

President and Chief Executive Officer (2010 – March 2016)

Armstrong World Industries, Inc., a global producer of flooring products and ceiling systems

Chairman and Chief Executive Officer (2008 – 2010)

Ricoh Americas Corporation, an information management and digital services company

Chairman, President and Chief Executive Officer (2003 – 2008)

President and Chief Executive Officer (2002 – 2003)

IKON Office Solutions, Inc., a document management services company

Various Roles, including President and Chief Executive Officer, GE Lighting (1980 – 2002)

General Electric Company, a multinational conglomerate

Board Qualifications and Key Skills:

Senior Leadership/Executive Officer Experience: Over 22-year career at General Electric Company, held increasing roles of responsibility, followed by leadership positions as Chief Executive Officer of multiple public and private companies across industries. He has deep experience in strategy development and execution, operational management, business development, and technology development.

Significant Business Transformation Experience: In his work for private equity firms, served as chairman for two privately held portfolio companies and led the transformation of Radial Inc. as Chief Executive Officer, resulting in the successful sale of the business. As Chief Executive Officer of IKON Office Solutions, transformed the company’s business model and increased shareholder value following its merger with Ricoh Japan.

Extensive Advisory and Board Experience: More than 24 years of public and private company board experience, including as Chairman at Klöckner Pentaplast Europe GmbH & Co. KG (from 2018 to 2023) and as a director at Diebold Nixdorf (from Sept. 2023 to present), WESCO (from 2016 to present), Anywhere Real Estate Inc. (from 2016 to Jan. 2026), Foundation Building Materials Inc. (from 2018 to 2021), Veritiv Corporation (from 2016 to 2017), Armstrong World Industries, Inc. (from 2010 to 2016), and Unisys Corporation (from 2004 to 2014). Mr. Espe has also chaired nominating and governance and compensation committees of publicly traded company boards.

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Russell A. HAGEY Director Since: 2024 Senior Partner and Chief Leadership Officer, Bain & Company Age: 65 Other Directorships: Public Companies: • N/A Other Companies: • Fingerpaint Group

Professional Experience:

Chief Leadership Officer (2021 – Present)

Senior Partner (1997 – Present)

Chief Talent Officer (2007 – 2020)

Various Roles, including Managing Partner – Los Angeles Office, Partner, Manager, and Consultant (1982 – 1984; 1986 – 2007)

Bain & Company, Inc., a global management consulting firm

Board Qualifications and Key Skills:

Experience Overseeing Large & Global Workforces: In his role as Chief Leadership Officer at Bain & Company, oversees the firm’s recruiting, professional development, training and human resources functions for Bain’s global staff. Ranked number three on Forbes’s list of the top 10 chief human resources officers in 2015.

Significant Strategic Oversight & Execution Experience: Deep expertise in corporate strategies, growth initiatives, new product development, acquisitions, sales force and distribution issues. His work has spanned large corporate entities in addition to venture and private equity-backed ownership stakes.

Jerry P. LEAMON

Director Since: 2012

Former Global Managing Director, Deloitte

Age: 75

Other Directorships:

Public Companies:

•  N/A

Other Companies:

•  Geller & Company

•  Cytogel Pharma, LLC

•  CBTS

•  Jackson Hewitt Tax Services

Professional Experience:

Various Roles, including Global Managing Director and Partner (1972 – 2012)

Deloitte, a multinational professional services company

Board Qualifications and Key Skills:

High Level of Financial Experience: Substantial financial experience gained from an almost 40-year career with Deloitte, including as leader of the tax practice in the U.S. and globally, and as leader of the M&A practice for more than 10 years.

Accounting Experience: In addition to an almost 40-year career with Deloitte, Mr. Leamon is a certified public accountant.

Broad International Experience: Served as leader of Deloitte’s tax practice, both in the U.S. and globally, and was Global Managing Director for all client programs, including industry programs, marketing communication, and business development.

Service Industry Experience: Deep understanding of operational and leadership responsibilities within the professional services industry, having held senior leadership positions at Deloitte while serving some of their largest clients.

Significant Board Experience: Mr. Leamon serves on a number of boards and non-profit organizations, including Geller & Company, Cytogel Pharma, LLC, CBTS, and Jackson Hewitt Tax Services. He served as chairman of Americares Foundation for seven years and a Board member for 17 years, and also served for over eight years on the board of Credit Suisse USA, a subsidiary of Credit Suisse Group AG. He is also Trustee Emeritus of the University of Cincinnati Foundation and Board and served as a member of the Business Advisory Council of the Carl H. Lindner School of Business.

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Angel R. MARTINEZ Director Since: 2017 Co-Chief Executive Officer, Oofos, Inc. Age: 71 Other Directorships: Public Companies: • Genesco Inc. Other Companies: • Oofos, Inc.

Professional Experience:

Co-Chief Executive Officer (Oct. 2025 – Present)

Oofos, Inc., a global footwear brand

Non-Executive Chairman (2016 – 2017)

Executive Chairman (2008 – 2016)

Chief Executive Officer and President (April 2005 – June 2016)

Deckers Brands (formerly known as Deckers Outdoor Corporation), a global leader in designing, marketing, and distributing innovative footwear, apparel, and accessories developed for both everyday casual lifestyle use and high performance activities

President, Chief Executive Officer and Vice Chairman (April 2003 – March 2005)

Keen LLC, an outdoor footwear manufacturer

Executive Vice President and Chief Marketing Officer (1999 – 2001)

Chief Executive Officer and President, The Rockport Company (1995 – 1999)

President, Fitness Division (1992 – 1995)

Vice President, Global Business Development (1985 – 1992)

Vice President, Marketing (1983 – 1985)

Various Roles, including as a founding employee (1980 – 1983)

Reebok International Ltd., an American fitness footwear and clothing manufacturer

Board Qualifications and Key Skills:

Extensive Senior Leadership/Executive Officer Experience: Served in numerous senior leadership positions, including as Co-Chief Executive Officer of Oofos, Inc., Executive Chairman of the Board, Chief Executive Officer, and President of Deckers Brands, Executive Vice President and Chief Marketing Officer of Reebok International Ltd., President of The Rockport Company, and President and Chief Executive Officer of Keen, LLC.

Broad Product & Marketing Experience: Almost 46 years of experience in management, product, and marketing from senior and director positions with, among other companies, Oofos, Deckers Brands, Reebok International, The Rockport Company, Genesco Inc., and Korn Ferry.

Significant Public Company Board and Corporate Governance Experience: Over 28 years of public company board service, including as a director of Genesco Inc. (2021 to present), Tupperware Brands Corporation (from 1998 to 2020), and Executive Chairman and non-Executive Chairman of the Board of Deckers Brands.

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Lori J. ROBINSON

General (ret.)

Director Since: 2019

Commander, U.S. Northern Command and North American Aerospace Defense Command, Department of the Air Force (Ret.)

Age: 67

Other Directorships:

Public Companies:

•  N/A

Other Companies:

•  The Robinson Group, LLC

Professional Experience:

Founder, Director (2018 – Present)

The Robinson Group, LLC

Commander (2016 – 2018)

U.S. Northern Command and North American Aerospace Defense Command, Department of Defense

Commander (2014 – 2016)

Pacific Air Forces, U.S. Air Force

Vice Commander (2013 – 2014)

Air Combat Command, U.S. Air Force

Board Qualifications and Key Skills:

High Level of Leadership Experience: Four Star General and first female U.S. Combatant Commander, holding numerous government leadership roles with the U.S. Department of Defense, including serving as Commander of the U.S. Northern Command and North American Aerospace Defense Command, and Commander, Pacific Air Forces and Air Component Commander for U.S. Pacific Command, leading more than 45,000 Airmen. Named by Time Magazine as one of the “Women Who Are Changing The World” in 2017, in recognition of her service as the first woman to lead a top-tier U.S. Combat Command, and as one of “Time’s Most Influential People in 2016.”

Significant Strategic Oversight and Execution Experience: Over three decades of experience with the U.S. Air Force overseeing, among other things, homeland defense, civil support, and security cooperation. Drawing on her experience with the U.S. Air Force, serves as a Nonresident Senior Fellow of Foreign Policy at the Strobe Talbott Center for Security, Strategy, and Technology at the Brookings Institution.

Extensive International Experience: Interacted with counterparts in the Indo-Pacific (including China) and the Middle East, reported directly to the U.S. Secretary of Defense and Chief of the Canadian Defence Staff, served four combat tours, and oversaw U.S. Air Force operations in the Middle East.

Significant Public Company Board and Corporate Governance Experience: Served as a director of CAE USA from 2024 to 2025, Centene Corp. from 2019 to May 2025 and NACCO Industries from 2019 to June 2025.

Peter A. SHIMER

Director Since: 2026

Former Senior Advisor to Chief Executive Officer, Interim Chief Executive Officer, Chief Operating Officer, and Chief Financial Officer, Deloitte

Age: 64

Other Directorships:

Public Companies:

•  Alaska Air Group, Inc.

•  Cisco Systems, Inc.

•  Synopsys, Inc.

Other Companies:

•  Fred Hutchinson Cancer Center

Professional Experience:

Executive Committee Chair (2025 – May 2026)

Cancer Artificial Intelligence Alliance, a consortium of four leading academic medical centers to advance cancer research and clinical outcomes

Senior Advisor to Chief Executive Officer (2024 – 2025)

Interim Chief Executive Officer (2022 – 2023)

Chief Operating Officer (2023 – 2024; 2019 – 2022)

Chief Financial Officer (2016 – 2019)

Deputy Chief Financial Officer (2015 – 2016)

Interim Chief Financial Officer (2014 – 2015)

Partner – Various leadership roles (1996 – 2014)

Various roles (1984 – 1996)

Deloitte, a multinational professional services company

Board Qualifications and Key Skills:

Senior Leadership/Executive Officer Experience: Served in a variety of senior executive positions, including as Interim Chief Executive Officer, Chief Operating Officer, and Chief Financial Officer at Deloitte, where he was responsible for driving improvements in Deloitte’s operational performance and strategic initiatives, including the expansion and development of Deloitte University and the global implementation of Deloitte’s enterprise resource planning system.

Extensive Advisory and Board Experience: Has advised boards and executive teams on complex business matters, including strategy development, merger and acquisitions, financial accounting and reporting, corporate governance and risk management.

Accounting Experience: In addition to nearly 41 years with Deloitte, including serving as the firm’s Chief Financial Officer, Mr. Shimer is a certified public accountant.

Information Security Experience: Mr. Shimer oversaw the Information Technology leadership at Deloitte, including cloud migration and artificial intelligence strategy investment. In addition, he was responsible for several enterprise relationships with global technology partners.

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Corporate Governance

The Board oversees the business and affairs of the Company and believes good corporate governance is a critical factor in our continued success and also aligns management and stockholder interests. Through our website, at www.kornferry.com, our stockholders have access to key governing documents such as our Code of Business Conduct and Ethics, Corporate Governance Guidelines, and charters of each committee of the Board, as well as information regarding our internal Corporate Responsibility Program. The highlights of our corporate governance program are included below:

•

89% Independent Directors (8 of 9)

•

Independent Board Chair

•

100% Independent Board Committees

•

Regular Executive Sessions of Independent Directors

•

Annual Board and Committee Self-Evaluations

•

Annual Strategic Off-Site Meeting

•

No Director Serves on More than Four Public Company Boards (including the Company’s Board)

•

10-Term Service Limit for Non-Executive Directors Joining the Board after October 1, 2020

•

Committee-Level Oversight of Corporate Responsibility Program

•

Board-Level Oversight of Political Contributions and Risk

•

Annual Director Elections

•

Majority Voting for Directors in Uncontested Elections

•

No Poison Pill in Effect

•

Stockholder Communication Process for Communicating with the Board

•

Regular Stockholder Engagement

•

No Supermajority Voting Standards

•

Ability of Stockholders to Call Special Stockholder Meetings

•

Clawback Policy for Incentive-Based Compensation Aligned with NYSE Requirements

•

Stock Ownership Policy

•

Pay-for-Performance Philosophy

•

Policies Prohibiting Hedging, Pledging, and Short Sales

•

No Excise Tax Gross-Ups

•

Annual Evaluation of Corporate Governance Guidelines and Committee Charters

•

Annual Board and Compensation Committee Review of Succession Planning

•

Board Access to Management

Board Leadership Structure

Board Discretion. The Company’s Corporate Governance Guidelines provide that the Board is free to select its Chair and Chief Executive Officer in the manner it considers to be in the best interests of the Company and that the role of Chair and Chief Executive Officer may be filled by a single individual or two different persons. This provides the Board with flexibility to decide what leadership structure is in the best interests of the Company at any point in time.

Separate Chair and CEO. Currently, the Board is led by an independent, non-executive Chair, Mr. Leamon. Following the Annual Meeting, Mr. Leamon will serve as Chair of the Board, subject to his re-election as a director at the Annual Meeting. The Board has determined that having an independent director serve as Chair of the Board is in the best interests of the Company at this time because it allows the Chair to focus on the effectiveness and independence of the Board while the Chief Executive Officer focuses on executing the Company’s strategy and managing the Company’s business. In the future, the Board may determine that it is in the best interests of the Company to combine the role of Chair and Chief Executive Officer.

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Director Independence

Board Determinations. The Board has determined that as of the date hereof, 89% of the Board is “independent” under the independence standards of The New York Stock Exchange (the “NYSE”). The Board has determined that the following directors and nominees are “independent” under the independence standards of the NYSE: Doyle N. Beneby, Laura M. Bishop, Matthew J. Espe, Russell A. Hagey, Jerry P. Leamon, Angel R. Martinez, Lori J. Robinson, and Peter A. Shimer. The Board also determined that Charles L. Harrington and Debra J. Perry qualified as independent during their service on the Board in fiscal 2026.

Independence Standards. For a director to be “independent,” the Board must affirmatively determine that such director does not have any material relationship with the Company. To assist the Board in its determination, the Board reviews director independence in light of the categorical standards set forth in the NYSE’s Listed Company Manual. Under these standards, a director cannot be deemed “independent” if, among other things:

•	the director is, or has been within the last three years, an employee of the Company, or an immediate family member is, or has been within the last three years, an executive officer of the Company;

•	the director has received, or has an immediate family member who received, during any 12-month period within the last three years, more than $120,000 in direct compensation from the Company, other than director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service);

•	(1) the director or an immediate family member is a current partner of a firm that is the Company’s internal or external auditor, (2) the director is a current employee of such a firm, (3) the director has an immediate family member who is a current employee of such a firm and personally works on the Company’s audit, or (4) the director or an immediate family member was within the last three years a partner or employee of such firm and personally worked on the Company’s audit within that time;

•	the director or an immediate family member is, or has been within the last three years, employed as an executive officer of another company where any of the Company’s present executive officers at the same time serve or served on that company’s compensation committee; or

•	the director is a current employee, or an immediate family member is a current executive officer, of a company that has made payments to, or received payments from, the Company for property or services in an amount which, in any of the last three fiscal years, exceeds the greater of $1 million or 2% of the other company’s consolidated gross revenues.

Executive Sessions. The independent directors of the Board meet regularly in executive sessions outside the presence of management. Mr. Leamon, as Chair of the Board, currently presides at all executive sessions of the independent directors.

I If All Nominees Are Elected

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Board’s Oversight of Enterprise Risk and Risk Management

The Board plays an active role, both as a whole and also at the committee level, in overseeing the Company’s management of risks. Management is responsible for the Company’s day-to-day risk management activities.

The Board
Oversees Company process for assessing and managing risk
Monitors risks through regular reports from each committee chair and the Chief People and Legal Officer
Apprised of particular risk management matters in connection with its general oversight and approval of corporate matters, including, but not limited to, cybersecurity

Audit Committee	Nominating and Corporate Governance Committee	Compensation and Personnel Committee
Periodically reviews: (i) management’s risk assessment and risk management policies,	Oversees risks associated with operations of the Board and its governance structure	Reviews risks related to the Company’s compensation policies and programs for senior management and employees
(ii) the Company’s major financial risk exposures (including risks related to cybersecurity vulnerabilities), and	Oversees risks associated with corporate responsibility matters	Assists the Board in determining whether the Company’s compensation policies and programs involve risks that are reasonably likely to have a material adverse effect on the Company
(iii) the steps management has taken to monitor and control such exposures

Management
The Chief People and Legal Officer regularly reports to the Audit Committee and periodically reports to the Board on litigation and other legal risks that may affect the Company
Various members of senior management periodically report to the Board on risk mitigation measures related to business continuity, disaster recovery, data privacy, cybersecurity, and AI

The Company has established and periodically updates an enterprise risk assessment program for identifying, aggregating, and evaluating key risks across the enterprise. This program is integrated with the Company’s annual planning, audit scoping, and internal control evaluation by its internal auditor and the Company’s Enterprise Risk Council, composed of leaders of key functions and supported by third-party advisors. In addition to an annual enterprise risk assessment, the Enterprise Risk Council conducts ongoing review and monitoring for new and emerging key enterprise risks as well as for changes to existing key enterprise risks and mitigation measures throughout the year. While the Board reviews risk management more broadly as a dedicated periodic agenda item, the review of the results of the annual enterprise risk assessment and ongoing risk monitoring and mitigation activities throughout the year is a dedicated quarterly agenda item for the Audit Committee. The Company’s other Board committees also consider and address risk during the course of the performance of their committee responsibilities, as summarized in the above graphic.

We believe the division of risk management responsibilities described above provides an appropriate framework for evaluating and addressing the risks facing the Company, and that our Board leadership structure supports this approach because it allows our independent directors, through the independent committees and non-executive Chair, to exercise effective oversight of the actions of management. To address emerging risks, the Company will from time to time form working groups to monitor or focus on such risks, such as the AI Working Group and the AI Steering Committee, whose responsibilities, membership, and goals have evolved over time.

Throughout the year, the Board and its committees receive regular updates on governance topics ranging from corporate responsibility and human capital matters, legal developments related to corporate governing documents, and evolving SEC disclosure and stockholder proposal requirements, among others.

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Enterprise Risk Management, Including Cybersecurity and Data Privacy Risk Oversight

Our Board is responsible for the oversight of the Company’s overall enterprise risk management program, which includes cybersecurity risks. The Board is briefed at least annually by the Chief Information Officer on the readiness and efficacy of the cybersecurity program. These briefs include a review of the Company’s cybersecurity initiatives, key security metrics, business continuity and disaster recovery plans, results of periodic internal and external penetration tests, and updates on evolving cyber threats and mitigation plans. These briefs also review significant updates to procedures, policies, and controls used to identify, manage, and mitigate cybersecurity risks. The Board is supported in this oversight by the Audit Committee, which receives regular updates from members of the executive leadership team including the Chief Financial Officer, Chief People and Legal Officer, Chief Information Officer, and the Senior Vice President Internal Audit on emerging cybersecurity risks and issues. For additional information regarding our cybersecurity governance and risk management, please refer to our Form 10-K under the heading “Cybersecurity.”

Assessment of Risk Related to Compensation Programs

During fiscal year 2026, the Company conducted its annual review of executive and non-executive compensation programs globally, with particular emphasis on incentive compensation plans and programs. Based on this review, the Company evaluated the primary components of its compensation plans and practices to identify whether those components, either alone or in combination, properly balanced compensation opportunities and risk. As part of this inventory, several factors were noted that reduce the likelihood of excessive risk taking. These factors include: (1) balancing performance focus between near-term objectives and longer-term strategic initiatives; (2) issuing annual equity awards that vest over multiyear time horizons, whether vesting is primarily based on continued service or achievement of performance goals; and (3) maintaining a stock ownership policy and a clawback policy applicable to our executive officers. Furthermore, the Compensation and Personnel Committee retains its own independent compensation consultant to provide input on executive pay matters, meets regularly, and approves all performance goals, award vehicles, and pay opportunity levels for named executive officers. As a result of this evaluation, the Company concluded that risks arising from the Company’s compensation policies and practices are not reasonably likely to have a material adverse impact on the Company.

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Board Committees

Although the full Board considers all major decisions, the Company’s Bylaws permit the Board to have the following standing committees to more fully address certain areas of importance: (1) an Audit Committee, (2) a Compensation and Personnel Committee, and (3) a Nominating and Corporate Governance Committee. The members of the standing committees as of the date hereof are set forth in the tables below and reflect fully independent committees led by well-qualified chairs. Following the Annual Meeting, the Board will review the Nominating Committee’s recommendations, if any, regarding the composition of the standing committees.

Audit Committee

Fiscal 2026 Meetings Held: 7

Matthew J. ESPE	Laura M. BISHOP	Angel R. MARTINEZ	Peter A. SHIMER
CHAIR

Independence:	All Audit Committee members are “independent directors” under the applicable listing standards of the NYSE and the applicable rules of the SEC.
Financial Literacy:	The Board, in its business judgment, has determined that Ms. Bishop and Messrs. Espe, Martinez, and Shimer are “financially literate” under the NYSE rules.
Audit Committee	Ms. Bishop and Mr. Shimer
Financial Experts:	The Board determined that Ms. Bishop qualifies as an “audit committee financial expert” based on her years of service as a chief financial officer and certified public accountant with Ernst & Young LLP and that Mr. Shimer qualifies based on his years of service as a chief financial officer and certified public accountant with Deloitte.
Committee Report:	The Audit Committee report may be found on page 87.
Key Responsibilities:
•	Directly responsible for the appointment, compensation, retention, evaluation, and oversight of the independent registered public accounting firm, including annual assessments that consider, among other topics, the level of open and professional communication with the Audit Committee;
•	Reviews the independent registered public accounting firm’s qualifications and independence and has processes in place for the timely communication of corporate changes or other events that could impact the firm’s independence;
•	Reviews the plans and results of the audit engagement with the independent registered public accounting firm;
•	Oversees financial reporting principles and policies;
•	Considers the range of audit and non-audit fees;
•	Reviews the adequacy of the Company’s internal accounting controls, including through regular discussions at committee meetings;
•	Oversees the Company’s internal audit function, including annually reviewing and discussing the performance and effectiveness of the Internal Audit Department;
•	Oversees the Company’s Ethics and Compliance Program, including annually reviewing and discussing the implementation and effectiveness of the program;
•	Reviews the Company’s enterprise risk assessment program; and
•	Works to provide for the integrity of financial information supplied to stockholders.

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The Audit Committee also reviews new accounting standards applicable to the Company with the independent registered public accounting firm, Internal Audit Department, Chief People and Legal Officer, and the Chief Financial Officer, and is available to receive reports, suggestions, questions, and recommendations from them. The Audit Committee also confers with these parties in order to help assure the sufficiency and effectiveness of the programs being followed by corporate officers in the areas of compliance with legal and regulatory requirements, business conduct, and conflicts of interest.

Members of the Audit Committee may not serve on the audit committees of more than two other public companies unless the Board determines that such simultaneous service would not impair the ability of such member to effectively serve on the Audit Committee and discloses such determination either on or through the Company’s website or in the annual proxy statement. The Board determined that Mr. Shimer’s simultaneous service on the audit committees of four public companies will not impair his ability to effectively serve on the Audit Committee.

Compensation and Personnel Committee

Fiscal 2026 Meetings Held: 7

Jerry P. LEAMON	Doyle N. BENEBY	Laura M. BISHOP	Matthew J. ESPE	Russell A. HAGEY	Lori J. ROBINSON
CHAIR

Independence:	The Board has determined that all members of the Compensation and Personnel Committee are “independent directors” under the applicable listing standards of the NYSE.
Committee Report:	The Compensation and Personnel Committee report may be found on page 51.
Key Responsibilities:
•	Approves and oversees the Company’s compensation programs, including cash, deferred compensation, and equity-based incentive programs provided to members of the Company’s senior management group, including the Company’s Chief Executive Officer, Chief Financial Officer, and other named executive officers, as well as equity-based compensation and deferred compensation programs provided to any Company employee;
•	Reviews the compensation of directors for service on the Board and its committees;
•	Approves specific compensation actions, including salary adjustments, annual cash incentives, equity award grants, and employment and severance arrangements for the Chief Executive Officer and other executive officers; and
•	Oversees the administration of the Company’s clawback policy.

The Compensation Committee also reviews and develops, in conjunction with the CEO, a CEO succession plan, both for use in an emergency situation and in the ordinary course of business, which the committee reports at least annually to the full Board. The Compensation Committee also oversees succession planning for positions held by senior management (other than the CEO) and reviews such plans at least annually with the Board, including recommendations and evaluations of potential successors to fulfill such positions.

The Compensation and Personnel Committee may, in its discretion, delegate all or a portion of its duties and responsibilities to a subcommittee consisting solely of members of the Compensation and Personnel Committee who are non-employee directors and outside directors.

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Nominating and Corporate Governance Committee

Fiscal 2026 Meetings Held: 4

Doyle N. BENEBY	Russell A. HAGEY	Lori J. ROBINSON	Peter A. SHIMER
CHAIR

Independence:	The Board has determined that all members of the Nominating Committee are “independent directors” under the applicable listing standards of the NYSE.
Key Responsibilities:
•	Recommends criteria to the Board for the selection of nominees to the Board;
•	Evaluates all proposed nominees;
•	Prior to each annual meeting of stockholders, recommends to the Board a slate of nominees for election to the Board by the stockholders at the annual meeting;
•	Makes recommendations to the Board from time to time as to changes the Committee believes to be desirable to the size, structure, composition, and functioning of the Board or any committee thereof;
•	Oversees and monitors the Company’s Corporate Responsibility Program and related risks; and
•	Oversees risks associated with operations of the Board and its governance structure.

In evaluating potential nominees and deciding whether to renominate current directors for re-election each year, the Nominating Committee considers a variety of criteria, including business experience and skills, independence, judgment, integrity, the ability and willingness to commit adequate time and attention to Board activities (including his or her service as an executive officer at a public company or on public company boards), and the absence of potential conflicts with the Company’s interests.

Stockholder Recommendations. Any stockholder recommendations for director are evaluated in the same manner as all other candidates considered by the Nominating Committee. Stockholders may recommend director nominees by mailing submissions to Korn Ferry, 1900 Avenue of the Stars, Suite 1225, Los Angeles, California 90067, Attention: Corporate Secretary.

Board Education and Refreshment

The Board seeks to bring together a diversified mix of directors that the Board and senior management can leverage to make well considered strategic decisions in the best interests of the Company and its stockholders. In support of this effort, management and the Board endeavor to provide directors with the information and updates needed to support their effective and active oversight of the Company.

Onboarding. Management, working with the Board and the Nominating Committee, is responsible for providing an orientation process for new directors, including background material on the Company, its business plan and its risk profile, and meetings with senior management.

Strategic Off-Site. The Board reviews the Company’s long-term strategic plan at least annually and monitors implementation of the strategic plan throughout the year. The Board also holds an annual off-site meeting that focuses on the Company’s strategy and the major areas of the Company’s business.

Continuing Education. Under our policies, management is responsible for preparing additional educational sessions for directors on matters relevant to the Company, its business plan, and risk profile. The Company also offers to reimburse directors for attending continuing board education programs.

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The Board has also adopted or updated refreshment mechanisms in the Corporate Governance Guidelines to balance the desire for Board refreshment with the flexibility to prioritize a director’s contributions to the Board as the most important factor for determining continued service and allow the Board to retain significantly contributing directors for additional time where warranted.

Ten-Term Service Limit. To encourage Board refreshment, new non-executive directors first joining the Board after October 1, 2020 are not eligible to stand for re-election after serving as a director for ten full terms on the Board.

Retirement Age Policy. A director is generally not eligible to stand for election after the director’s 74th birthday. The Corporate Governance Guidelines, however, reserve the Board’s right, after a formal review of a director’s contributions, to allow a director to stand for election for up to three additional terms of service after reaching his or her 74th birthday. Any such formal review will be conducted prior to nominating a director for any such additional term. The Board and the Nominating Committee believe that this policy appropriately enables the Board to retain the experienced insights of current directors while retaining a retirement age limit as a succession mechanism.

As Chair of the Board since September 2022, and a director since 2012, Mr. Leamon has provided robust guidance and insight to the Board and its oversight of the Company. Mr. Leamon is a highly engaged director and has used his almost 40 years of experience at Deloitte to oversee and inform the Company’s strategic goals. In light of Mr. Leamon’s continued and substantial contributions as a director, the Board, at the recommendation of the Nominating Committee, exercised its right under the Corporate Governance Guidelines to nominate Mr. Leamon to a third additional term after his 74th birthday.

I Director Refreshment

(Additions)

2026	2024	2023	2022	2021
Peter A. Shimer	Russell A. Hagey	Matthew J. Espe	Charles L. Harrington (Ret.)	Laura M. Bishop

*	Tenure is provided for non-executive directors only.

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Culture of Integrity and Code of Business Conduct and Ethics

Korn Ferry is committed to having and maintaining a strong and effective global Ethics and Compliance Program. Consistent with that commitment, the Board has promoted and continues to promote the Company’s culture of ethics and integrity. The Board has adopted a Code of Business Conduct and Ethics that is applicable to all directors, employees, and officers (including the Company’s Chief Executive Officer, Chief Financial Officer, and Principal Accounting Officer). Quality and professional responsibility starts with our Korn Ferry colleagues, which the Board emphasizes through the “tone at the top.”

The Code of Business Conduct and Ethics provides a set of shared values to guide our actions and business conduct, including loyalty, honesty, accountability, observance of ethical standards, and adherence to the law. Among other things, the Code of Business Conduct and Ethics requires directors, employees, and officers to:

•	maintain the confidentiality of all information entrusted to them (except when disclosure is authorized or legally mandated);
•	deal fairly with the Company’s clients, service providers, suppliers, competitors, and employees;
•	protect Company assets; and
•	for those who have a role in the preparation and/or review of information included in the Company’s public filings, to report such information accurately and honestly.

It also prohibits directors, employees, and officers from using or attempting to use their position at the Company to obtain an improper personal benefit. We intend to post on the Company’s website amendments or waivers, if any, to the Code of Business Conduct and Ethics, with respect to our officers and directors within four business days following the amendment or waiver, where required.

Korn Ferry asks all directors, officers, and employees, no matter where they are in the world, to make a commitment to abide by the Code of Business Conduct and Ethics, and the Company’s values and ethical business conduct practices.

Our ethical business conduct practices and oversight include the following:

•	the Nominating Committee selects potential Board candidates who are committed to promoting the Company’s values, including a corporate culture of ethics and integrity;
•	the Audit Committee is responsible for overseeing the implementation and effectiveness of the Company’s Ethics and Compliance Program, including compliance with the Code of Business Conduct and Ethics;
•	the Company has a Chief People and Legal Officer and Deputy Compliance Officer with a direct reporting channel to the Audit Committee; and
•	the Company conducts compliance-related internal audits, investigations, and monitoring.

Commitment to Good Governance Practices

The Nominating Committee and the Board benchmark its practices against its peers and other companies to review and consider “best practices” in corporate governance. The Nominating Committee and the Board also value stockholder input. Over the past several years, the Board has implemented various governance changes as a result of the Board’s ongoing review of its governance practices, including in response to the views or input of the Company’s stockholders, such as:

Adding oversight of the Company’s Corporate Responsibility Program to the responsibilities of the Nominating Committee
Adopting a special stockholder meeting right for stockholders owning 25% of outstanding shares of Company stock
Removing supermajority voting requirements and replacing them with majority voting standards
Declassifying the Board and moving to annual director elections for all directors
Engaging in outreach with investors

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The Board has also adopted Corporate Governance Guidelines, which among other things:

•	limits outside board service to one additional public company board for the Company’s Chief Executive Officer and any directors that serve as executive officers of public companies and three additional public company boards for other directors;
•	specifies director candidate criteria;
•	establishes the adoption of a stock ownership policy;
•	assigns the Board oversight of any Company political contributions, as well as related policies and procedures;
•	vests responsibility with the Board for annually reviewing and monitoring the implementation of the Company’s long-term strategic plan; and
•	requires non-management directors to meet periodically without management.

In addition, the Corporate Governance Guidelines require that, when a director’s principal occupation or business association changes substantially during his or her tenure as a director, that director is expected to provide written notice of such change to the chair of the Nominating Committee and agree to resign from the Board if the Board determines to accept such resignation. The Nominating Committee must then review and assess the circumstances surrounding such change and recommend to the Board any appropriate action to be taken.

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02

Compensation

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Proposal 2

Advisory Resolution to Approve Executive Compensation

In accordance with the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and more specifically, Section 14A of the Exchange Act, which was added under the Dodd-Frank Wall Street Reform and Consumer Protection Act, we are asking stockholders to vote on an advisory resolution to approve the Company’s executive compensation as reported in this Proxy Statement. Our executive compensation program is designed to support the Company’s long-term success. As described below in the “Compensation Discussion and Analysis” section of this Proxy Statement, the Compensation and Personnel Committee has structured our executive compensation program to achieve the following key objectives:

•	provide compensation packages to our executives that are competitive with other major employment services firms, a broader group of human capital companies, and similarly-sized publicly traded companies;
•	closely tie individual annual cash incentive awards to the performance of the Company as a whole; and
•	align the interests of senior management with those of our stockholders through direct ownership of Company common stock and by providing a substantial portion of each named executive officer’s direct total compensation in the form of equity-based incentives.

We urge stockholders to read the “Compensation Discussion and Analysis” section below, which describes in more detail how our executive compensation policies and procedures operate and are designed to achieve our compensation objectives, as well as the Summary Compensation Table and related compensation tables and narrative below which provide detailed information on the compensation of our named executive officers. The Compensation and Personnel Committee and the Board believe that the policies and procedures articulated in the “Compensation Discussion and Analysis” section are effective in achieving our goals and that the compensation of our named executive officers reported in this Proxy Statement has supported and contributed to the Company’s success.

We are asking stockholders to approve the following advisory resolution at the 2026 Annual Meeting of Stockholders:

RESOLVED, that the stockholders of Korn Ferry (the “Company”) approve, on an advisory basis, the compensation of the Company’s named executive officers set forth in the Compensation Discussion and Analysis, the Summary Compensation Table, and the related compensation tables and narrative in the Proxy Statement for the Company’s 2026 Annual Meeting of Stockholders.

This advisory resolution, commonly referred to as a “say-on-pay” resolution, is non-binding on the Board. Although non-binding, the Board and the Compensation and Personnel Committee will carefully review and consider the voting results when evaluating our executive compensation program. Taking into account the advisory vote of stockholders regarding the frequency of future “say-on-pay” votes at our 2023 Annual Meeting of Stockholders, the Board’s current policy is to include an advisory resolution to approve the compensation of our named executive officers annually. Accordingly, unless the Board modifies its policy on the frequency of future “say-on-pay” votes, the next advisory vote to approve our executive compensation will occur at the 2027 Annual Meeting of Stockholders.

RECOMMENDATION OF THE BOARD

The Board unanimously recommends that you vote “FOR” the Company’s advisory resolution to approve executive compensation.

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Compensation Discussion and Analysis

EXECUTIVE SUMMARY: FOCUS ON PAY-FOR-PERFORMANCE

Our Named Executive Officers

This Compensation Discussion and Analysis (“CD&A”) section provides a detailed description of our compensation philosophy, practices, and the factors and process used in making compensation decisions with respect to our fiscal year 2026 named executive officers (“NEOs”):

Name	Title
Gary D. Burnison	President and Chief Executive Officer
Robert P. Rozek	Executive Vice President, Chief Financial Officer and Chief Corporate Officer
Michael Distefano	Chief Executive Officer, PSI
Jeanne MacDonald	Chief Executive Officer, RPO
Lesley Uren	Chief Executive Officer, Consulting

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Highlights for Fiscal Year 2026

Our fiscal year 2026 performance reflects the strength of our integrated model—combining deep client partnerships, scalable digital solutions, and industry-specific insights to drive sustainable growth and long-term value.

FINANCIAL HIGHLIGHTS
I Fee Revenue	I Net Income Attributable to Korn Ferry	I Net Income Attributable to Korn Ferry Margin	I Diluted Earnings Per Share
$2.91B	$277.4M	9.5%	$5.22

I Returned to Stockholders	I Adjusted EBITDA*	I Adjusted EBITDA Margin*	I Adjusted Diluted Earnings Per Share*
$221M	$497.8M	17.1%	$5.28
*	Adjusted EBITDA, Adjusted EBITDA Margin, and Adjusted Diluted Earnings Per Share are non-GAAP financial measures. For a discussion of these measures and for their reconciliation to the most directly comparable GAAP measures, see Appendix A to this Proxy Statement.

BALANCED APPROACH TO CAPITAL ALLOCATION
$85M	$19M	$116M	$105M
I Invested in Capital Expenditures**	I Spent on Debt Service Costs	I Repurchased Shares	I Paid in Dividends
**	Excluding leasehold improvements and furniture and fixtures.

FIVE-YEAR TSR PERFORMANCE

	OTHER HIGHLIGHTS
15%	$2.20	1.790M
Quarterly Dividend Increase (to $0.55 per Share)	Indicated Annual Dividend	Shares Repurchased

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Spotlight on CEO Pay Alignment

Our compensation program is intended to focus on aligning executive pay with stockholder interests. A key element used to achieve this goal is providing annual incentive compensation opportunities that result in payouts based solely on the extent of achievement of pre-established performance criteria. As described in more detail below, our Compensation and Personnel Committee sets performance metrics (and associated targets) consisting of financial goals and strategic execution key performance indicators (“KPIs”). Executives are not guaranteed payouts under the annual cash incentive plan and payouts from year to year will vary based on achievement of the applicable financial metrics and strategic execution KPIs.

The charts below show Mr. Burnison’s annual cash incentive award compensation for fiscal years 2024, 2025, and 2026 and our corresponding achievement of the applicable financial metrics and KPIs under the annual cash incentive plan for each year, as well as our overall Fee Revenue and Adjusted EBITDA in each year. The performance goals under the annual incentive plan were rigorous and, as described in more detail on page 44, set at levels that our Compensation and Personnel Committee deemed provided an appropriate balance between being challenging and achievable so as to keep management properly motivated. Meeting threshold goals for fiscal year 2026 would result in the payout of 25% of the target opportunity for each goal while performance below the threshold level would not result in any payout for the associated performance goal. In fiscal year 2026, our overall achievement of the applicable metrics and KPIs under the plan for our CEO was at the maximum level, which resulted in a maximum payout under the annual incentive plan for Mr. Burnison equal to 200% of his target annual incentive award. The Compensation and Personnel Committee will continue to set rigorous performance goals in the future to incentivize superior performance year over year and align the Company’s pay for performance with its stockholders’ interests.

*	Adjusted EBITDA is a non-GAAP financial measure. For a discussion of this measure and for reconciliation to the most directly comparable GAAP measure, see Appendix A to this Proxy Statement.

Stockholder Engagement and Consideration of Last Year’s Say on Pay Vote

Korn Ferry interacts with its stockholders to obtain their views on various topics from our Company strategy to capital allocation and executive compensation. These interactions are typically led by our Chief Financial Officer and employees from Investor Relations, with participation from certain members of our Board, where appropriate, including our Chief Executive Officer and/or Mr. Leamon as Chair of the Compensation Committee. During these interactions, our stockholders have expressed many viewpoints on a variety of topics generally focused on financial performance, Company strategy, and the impact of global macroeconomic conditions on Korn Ferry’s business.

In fiscal 2026, these efforts included regular earnings calls, attendance at industry conferences, and non-deal roadshows, through which we met with many of Korn Ferry’s largest active (non-index) stockholders. Such meetings included a total of 13 one-on-one meetings with nearly all stockholders who were a top 10 active (non-index) stockholder for a majority of the fiscal year.

Our stockholders have traditionally voted favorably to support the Company’s compensation philosophy that is designed to establish a strong alignment between performance and pay.

At the 2025 Annual Meeting, we were pleased that stockholders expressed approval of our executive compensation program with approximately 86% of the votes cast in favor of the advisory vote to approve executive compensation. As a result, we determined that no changes were needed to our compensation program. The Company values stockholders’ input and feedback and will continue to consider it in making executive compensation decisions.

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  Governance Insights

Aligning Executive Pay with the Stockholder Experience

Q&A with Jerry Leamon, Compensation and Personnel Committee Chair

Question: A substantial portion of each NEO’s compensation is delivered in equity and tied to performance. How does the Committee use the design of the compensation program to align the NEOs’ interests with the experience of stockholders?

Alignment with our stockholders is the organizing principle of our executive compensation program, and it is reflected in how much of our executives’ pay is placed at risk, how that pay is delivered, and how it is ultimately earned. First, we weight a larger share of target annual compensation toward equity than our peers do. For our NEOs, equity represents the substantial majority of target pay—a higher proportion than even the upper quartile of our peer group, as confirmed by our independent compensation consultant’s annual benchmarking. Base salary and target cash opportunity therefore make up a relatively small part of the package, and the bulk of what our NEOs can earn depends on the long-term value of our stock. Second, we grant equity as a fixed dollar value informed by market data at the time of grant, which is then converted into a fixed number of shares or units (or, in the case of performance-based equity, a range of a fixed number of units based on achieving threshold, target, and maximum performance). Because that number (or range, as applicable) does not change after grant, the value our executives ultimately realize rises and falls with our share price; if the stock declines, they absorb that decline just as our stockholders do, and in effect may receive less than the market value we set out to deliver. Third, the performance-based portion of each equity award vests based on our total stockholder return relative to our peer group over three years, and even strong relative performance cannot produce an above-target payout if our absolute total stockholder return over the period is zero or negative. We reinforce this long-term orientation with multi-year vesting on the balance of the award, a stock ownership requirement, and policies prohibiting hedging and pledging, so that our executives build and hold a meaningful, lasting stake alongside our stockholders.

Best Practice Highlights

Committee Uses Independent Compensation Consultant.

Modest Perquisites for NEOs.

Adopted Clawback Policy for Executive Officer Incentive Payments and Performance-Based Equity.

No Single Trigger Equity Payments for NEOs with Change in Control.

Focus on Rigorous Performance-Based Equity Awards for Majority of NEOs’ Annual Equity Grants.

Stock Ownership Policy (3x Base Salary for NEOs).

Compensation Benchmarked Annually Against Peer Group and Survey Data Sources.

No Hedging, No Speculative Trading, and No Pledging under Company Policies.

No Excise Tax Gross-Ups for Our NEOs.

Executive Compensation Philosophy and Oversight

Philosophy

Korn Ferry is a global consulting firm that powers individual and business performance. The impact we create spans entire organizations, but it always starts with people. Korn Ferry works across the full organization—from strategy and leadership to hiring, development, rewards, and the roles, skills, and workforce models needed for the future. While many firms address individual parts of that system, we look across and connect them. By aligning leaders, teams, and organizations around a common definition of success, we help organizations make better decisions, execute with confidence and achieve stronger outcomes. That’s why clients increasingly engage us through integrated, multi-year relationships that span a broad range of offerings and scalable delivery models. Across fiscal years 2025 and 2026, Korn Ferry worked with 94% of the S&P 100, 82% of the S&P 500, 86% of the S&P Europe 350, and 96% of Fortune’s Top 50 World’s Most Admired. These relationships span regions, industries, and business models, reinforcing Korn Ferry’s role as a partner to many of the world’s leading and complex organizations.

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The Company’s unique global positioning allows it to maintain enhanced brand visibility and to attract and retain high-caliber consultants. As of April 30, 2026, the Company provides its services to a broad range of clients through the expertise of 2,944 consultants and execution staff who are primarily responsible for originating, delivering, and executing client services and who, together with our 6,021 support staff, are located in 51 countries throughout the world. Accordingly, the Company’s executive officers must have the skills and experience to manage and motivate an organization spread over a large number of countries with varying business and regulatory environments. The market for these talented individuals is highly competitive. The Company’s compensation philosophy focuses on attracting, retaining, and properly rewarding the right candidates for their contributions.

The Committee is diligent about establishing an executive compensation program offering competitive total direct compensation opportunities. These opportunities are aligned to stockholder return by incentivizing executives to focus on both short-term and long-term Company performance via participation in our annual incentive plan, where payouts require achieving pre-established goals and KPIs related to Company performance, and the grant of long-term equity incentive awards, where the value realized by executives will proportionately increase in connection with a corresponding increase in our stock price and, in the case of performance-based equity incentive awards, our stockholder return relative to our peer group. The performance criteria utilized in our executive compensation program are grounded in the Company’s Strategic Plan and the Company’s Annual Operating Plan (“AOP”).

The Committee remains guided by the following principles in establishing and assessing compensation programs and policies for the NEOs:

•	Individual annual cash incentive and equity-based awards should be closely tied to the performance of the Company as a whole or one or more of its solutions, as well as to the team and individual performance of the NEO;
•	The interests of senior management and the Company’s stockholders should be aligned through direct ownership of Company common stock and by providing a sizable portion of each NEO’s total direct compensation in the form of equity-based incentives; and
•	Total direct compensation must be competitive with our peer group, a broader group of human capital professional services companies, and similarly sized publicly traded companies.

*	Equity awards based upon grant date value.

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Our Process: From Strategy to Compensation-Related Metrics

The process for setting annual compensation-related metrics begins at an annual off-site meeting where the Company reviews with the Board its Strategic Plan (including goals and objectives). As part of the Strategic Plan, the Company leverages its framework to drive performance and achievement of its strategic goals. That framework is represented by the five pillars below; each of which is comprised of detailed activities which, when executed, are designed to drive financial performance goals and KPIs set within the Company’s Strategic Plan:

•	integrated, solutions-based go-to-market strategy,
•	deliver client excellence and innovation,
•	create the top-of-mind brand in organizational consulting,
•	premier career destination, and
•	pursue transformational opportunities at the intersection of talent and strategy.

In setting the financial goals that underlie the Strategic Plan, the Company considers a number of internal and external factors such as:

•	GDP growth expectations,
•	projected macro-economic data such as employment/unemployment trends,
•	forecasted GDP in the countries where the Company has significant operations,
•	impact of geo-political activities,
•	internal investment activities,
•	potential M&A investment opportunities,
•	market expectations for revenue and earnings growth for recruiting, staffing and human capital industry public companies,
•	recent and expected levels of new business activity,
•	increased productivity of fee earners, and
•	focus on business referrals and our strategic go-to-market Marquee & Diamond account program.

Then, the Board approves an AOP for the upcoming fiscal year. For the NEOs, the Committee establishes annual incentive plan targets with financial and strategic execution KPIs that are derived from the Strategic Plan and AOP.

Such financial targets and strategic execution KPIs form the basis for each NEO’s annual cash incentives and are tracked and measured during the course of the year with the year-end results reported to the Committee for determining year-end annual cash incentive awards.

Use of Independent Advisor

The Committee retains compensation consultants to assist it in assessing the competitiveness of the NEOs’ compensation. In fiscal year 2026, the Committee retained Pearl Meyer. Pursuant to the factors set forth in Item 407 of Regulation S-K of the Exchange Act, the Committee has reviewed the independence of Pearl Meyer and conducted a conflict of interest assessment (taking into consideration factors specified in the NYSE listing standards) and has concluded that Pearl Meyer is independent and its work for the Committee has not raised any conflicts of interest. No other fees were paid to Pearl Meyer except fees related to its services to the Committee.

Use of a Peer Group

The Company does not target or position NEO pay levels at a specific percentile level relative to a peer group. Rather, the Company reviews total direct compensation and the mix of the compensation components relative to the peer group as factors in determining if compensation is adequate to attract and retain executive officers with the unique set of skills necessary to manage and motivate our global human capital management firm. The compensation levels for fiscal year 2026 were designed to be market competitive relative to similarly situated executives within the peer group, with actual market positioning varying based on role, performance, and the overall mix of compensation.

Because a number of the Company’s direct competitors for talent are privately-held, precise information regarding executive officer compensation practices among the

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Company’s competitor group is difficult to obtain. In addition, even when such data is available, meaningful differences in size, complexity, and organizational structure among the Company’s peer group make direct comparisons of compensation practices challenging and require the exercise of judgment. In assessing the competitiveness of the Company’s NEO compensation, the Committee relies on information obtained from the proxy statements of publicly-traded competitors, data from other public sources with respect to competitor organizations, general industry compensation survey data, and the general knowledge of the Committee and its compensation consultant regarding the market for senior management positions.

Based on Pearl Meyer’s most recent annual evaluation of our peer group, the Committee reviewed and approved a peer group used to evaluate and establish executive compensation levels for fiscal year 2026. The peer group includes companies selected based on scale, global reach, and business model alignment, including organizations within the employment services industry as well as those with data, analytics, and professional services offerings that are broadly aligned with the Company’s diversified platform, including its Digital segment. The peer group is intended to provide a relevant benchmark for assessing the competitiveness of the Company’s executive compensation program.

For fiscal year 2026, the Committee used the following companies as a peer group:

	Employment Services	Significant International Exposure	Business Model / Strategy Alignment
CoStar Group, Inc.
Cushman & Wakefield Plc
Everforth, Inc. (f/k/a ASGN, Inc.)
FTI Consulting, Inc.
Heidrick & Struggles International, Inc.
Huron Consulting Group Inc.
ICF International, Inc.
Insperity, Inc.
Jones Lang LaSalle Incorporated
Manpower Group, Inc.
PageGroup Plc
Robert Half International Inc.
TriNet Group, Inc.
Verisk Analytics, Inc.

This peer group remained consistent with the peer group used for fiscal year 2025. Heidrick & Struggles International, Inc. was included in the peer group for purposes of making fiscal year 2026 compensation decisions and was later removed upon ceasing to be a publicly traded company in connection with its acquisition in December of 2025.

The selection of commercial real estate companies was predicated on business model and strategy alignment. Real estate companies have comparable business models to professional services firms and face similar personnel and go-to-market issues. We consider the business strategy of such companies to be aligned with ours as commercial real estate brokers are analogous to our Executive Search partners: they have strong client relationships and leverage those relationships to deliver adjacent, complementary solutions and services that are similar to how Korn Ferry serves clients across a range of human capital and business solutions.

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The Committee also evaluated each company on the basis of market capitalization and revenue. Revenue and market capitalization data for this peer group and the Company are as follows:

I Market capitalization (as of July 9, 2026)

I Revenues**

*	Excluding Heidrick & Struggles International, Inc., which was acquired on December 10, 2025.
**	Peer company total revenues computed for the peer company’s most recently completed fiscal year.
***	As of the Company’s fiscal year ended April 30, 2026.

Elements of Compensation & Compensation Decisions and Actions

Base Salary

Base salary is intended to compensate NEOs for services rendered during the fiscal year and to provide sufficient fixed cash income for retention and recruiting purposes. NEO base salary levels are reviewed on an annual basis by the Committee. In addition to competitive data from the peer group, data is also obtained from other sources with respect to non-public competitor organizations. The Committee also incorporates its perspective and the market knowledge of its compensation consultant related to senior management positions in assessing base salary levels. Further, the Committee takes into consideration individual performance of each NEO and, with respect to the NEOs other than the Chief Executive Officer, input from the Chief Executive Officer. There were no changes to the base salaries of our NEOs for fiscal year 2026.

Annual Cash Incentives

Annual cash incentives are intended to motivate and reward NEOs for achieving financial and strategy execution goals and KPIs over a one-year period. The Committee determines annual cash incentive amounts based upon a number of factors including financial goals, strategy execution KPIs, competitive data, and individual performance, as described in more detail below.

While the Committee primarily bases annual cash incentive awards on performance against these objectives for the year, it retains negative discretion in determining actual payouts. Annual cash incentives are typically paid in cash, but the Committee may choose to pay a portion of the annual cash incentive in equity or other long-term incentives.

Our Metrics: Measuring Performance

During the course of our fiscal year, the Company interacts with investors discussing a number of topics, including the financial metrics that investors view as most important. While investors have varied points of view, based upon our interactions we believe the most important metrics for our stockholders are:

•	The Company’s ability to generate revenue growth in excess of its competitors’ revenue growth and market expectations;

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•	The Company’s ability to grow Adjusted EBITDA and Adjusted EPS at a rate that is greater than its revenue growth, which provides capital that is necessary to support the Company’s transformational strategy and a sufficient return of capital to stockholders; and
•	The Company’s ability to allocate and deploy capital effectively so that its return on invested capital exceeds the Company’s cost of capital.

The Committee, using the input from investors and the Company’s AOP as a basis, selects and sets performance metrics and associated targets for our NEOs. These performance metrics typically are separated into two categories: financial metrics and strategy execution KPIs.

For fiscal year 2026, the Committee selected the following financial performance metrics:

Financial Metric

Adjusted Fee Revenue

Fee Revenue (as approved for purposes of setting KPIs for the annual incentive plan) is defined as Fee Revenue of the Company, as reported in the Form 10-K, adjusted to eliminate the effect of currency fluctuations, by translating fiscal year 2026 actual results at a currency rate comparable to the rate used in the Company’s AOP for fiscal year 2026.

Adjusted EBITDA Margin

Adjusted EBITDA Margin (as approved for purposes of setting KPIs for the annual incentive plan) is defined as U.S. GAAP Net Income, as reported in the Form 10-K, plus interest expense, income tax provision, depreciation and amortization expenses adjusted as applicable to exclude integration/acquisition costs, gains associated with the modification of an office lease, and further adjusted to eliminate the impact of severance expenses and the effect of currency fluctuations, including by translating fiscal year 2026 actual results at a currency rate comparable to the rate used in the Company’s AOP for fiscal year 2026, divided by Adjusted Fee Revenue.

Adjusted Diluted EPS

Adjusted Diluted EPS (as approved for purposes of setting KPIs for the annual incentive plan) is defined as Diluted Earnings per Share, as reported in the Form 10-K, adjusted to exclude integration/acquisition costs, accelerated depreciation and amortization expense associated with the decision to sunset our Digital platform, gains associated with the modification of an office lease, and further adjusted to eliminate the impact of severance expenses (all on an after tax basis) and the effect of currency fluctuations, including by translating fiscal year 2026 actual results at a currency rate comparable to the rate used in the Company’s AOP for fiscal year 2026.

Adjusted Return on Invested Capital

Adjusted Return on Invested Capital (“Adjusted ROIC”) (as approved for purposes of setting KPIs for the annual incentive plan) is defined as GAAP Net Income, as reported in the Form 10-K, adjusted to exclude integration/acquisition costs, accelerated depreciation and amortization expense associated with the decision to sunset our Digital platform, gains associated with the modification of an office lease, and further adjusted to eliminate the impact of severance expenses (all on an after tax basis) and the effect of currency fluctuations, including by translating fiscal year 2026 actual results at a currency rate comparable to the rate used in the Company’s AOP for fiscal year 2026, divided by average stockholders’ equity plus average outstanding debt.

Strategy execution KPIs constitute the other group of performance metrics. Grounded in the Company’s Strategic Plan and AOP, the inclusion and use of these KPIs are designed with the intent of aligning compensation with the achievement of the Company’s strategic long-term goals, namely efforts to expand its service offerings. While these KPIs are strategic in nature, each KPI does have identified metrics and measurements assigned to it; some of which tie back to specific financial metrics.

Strategy Execution KPIs	Purpose	How the Target Was Established
Marquee & Diamond Accounts
(measured by Fee Revenue from clients designated as Marquee & Diamond Accounts)*	Linked to the Company’s Integrated Solutions that drive its “go-to market” strategy of building deeper, multi-solution line relationships with clients	Target set based upon targeted revenues from an agreed-upon list of clients
Top Rated Performers Retention
(based upon the percentage of highly-rated Executive Search senior client partners and Consulting senior partners/managing directors who are retained throughout the fiscal year)	Linked to the Company’s strategic goal of being a premier career destination and having the right talent to execute its strategy	Target set by Committee derived from the AOP

*	As described above, adjusted to eliminate the effect of currency fluctuations, including by translating fiscal year 2026 actual results at a currency rate comparable to the rate used in the Company’s AOP for fiscal year 2026.

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The Board, Committee, and Company believe they have set targets with appropriate rigor. When establishing the AOP and selecting the Corporate and Solution specific annual incentive plan KPIs and goals for fiscal year 2026, the Company was operating in an environment of heightened economic and geo-political uncertainty. Although the resolution of the U.S. presidential election had initially contributed to a sense of optimism regarding the business environment, by the time the fiscal year 2026 AOP was established that optimism had been overshadowed by significant market volatility, an escalating global trade dispute (“Liberation Day”), and mounting geo-political tensions, which led to uncertainty and waning CEO/CFO confidence. As a result, many businesses were pausing or deferring investment spending, with a number turning to cost cutting and/or contingency planning for a possible recession. In light of this, the Company developed its fiscal year 2026 AOP using the following range of potential outcomes:

•	Potential outcome #1 - A downside case that reflected a moderate recession of a mid-teen year-over-year decline in fee revenue;
•	Potential outcome #2 - A case that assumed that there was not a recession, but the uncertainty and global trade wars continued throughout fiscal year 2026 resulting in essentially flat financial results relative to fiscal year 2025; or
•	Potential outcome #3 - A case that assumed that a number of economic and geo-political uncertainties were resolved to a sufficient degree that returned CEO/CFO confidence to a level where growth-oriented decisions were made resulting in year over year top-line growth of approximately 4%.

As there was no certainty regarding any of the potential outcomes, the Company decided to use the potential outcomes as the entry point (potential outcome #1 - paying 25% of target), the baseline (potential outcome #2 - paying 100% of target) and the upside (potential outcome #3 - paying 200% of target) for the AOP.

With respect to Solution specific Adjusted Fee Revenue targets, the Company followed its historical practice and for Mr. Distefano and Mmes. MacDonald and Uren, applied a stretch factor to each of their respective Solution Adjusted Fee Revenue amounts included in the fiscal year 2026 AOP along with any other factors to be considered such as level of new business wins exiting the prior fiscal year (RPO), fiscal year 2025 mid-year acquisitions (PSI), and potential tailwinds from regulatory requirements like pay equity/transparency in EMEA (Consulting).

During fiscal year 2025, in response to the factors adversely impacting the global business environment, the Company rebalanced its workforce to align capacity with client demand, further reduced its real estate footprint, and used technology to lower business development and internal travel costs. Entering fiscal year 2026, with most of these significant cost actions behind it and a flat top-line outlook, the Company’s fiscal year 2026 AOP assumed a cautious approach to headcount, with no material new hiring above the fiscal year 2025 fourth-quarter cost base and did not assume any material restructuring or position-elimination actions. With General & Administrative expenses projected to remain essentially flat as a percentage of Fee Revenue, the Company’s fiscal year 2026 Adjusted EBITDA Margin target was set essentially flat as compared to the fiscal year 2025 actual result.

For Mmes. MacDonald and Uren, stretch factors were applied to their fiscal year 2026 Adjusted EBITDA Margin targets in accordance with the factors described above. For Mr. Distefano, the fiscal year 2026 Adjusted EBITDA Margin target was set slightly below the prior year recognizing the full year impact of a fiscal year 2025 Interim acquisition which carries a lower Adjusted EBITDA Margin.

With respect to the fiscal year 2026 Adjusted Diluted EPS target, it was set by the Committee essentially flat as compared to the fiscal year 2025 actual result, consistent with the Company’s flat Adjusted Fee Revenue and Adjusted EBITDA Margin targets. The Committee arrived at this decision after considering all of the factors discussed above, along with the Company’s planned level of share repurchases for fiscal year 2026.

For the Marquee and Diamond accounts, when setting the targets for fiscal year 2026, the Committee considered the factors impacting the global business environment discussed above, as well as the fact that Fee Revenue growth in these accounts has historically outperformed the rest of the Company and the program is central to the Company’s integrated, multi-solution go-to-market strategy. As such, the targets were set consistent with this strategy and at levels the Committee deemed rigorous in light of the uncertain environment.

In setting the fiscal year 2026 target for ROIC, the Committee considered the Company’s balanced and disciplined approach to capital allocation—including its priority of reinvesting in the business, together with planned share repurchases and the continuation of the Company’s dividend—measured against the Company’s strong investable cash position, and set the target essentially flat as compared to the fiscal year 2025 actual result.

As noted above, the Committee deemed the fiscal year 2026 Corporate and Solution specific goals to be rigorous and achievement not certain at the time that they were set. Consistent with fiscal year 2025, full achievement of the threshold goals for fiscal year 2026 would result in payout of only 25% of the target opportunity for such goal (as opposed to 50% in years prior to fiscal year 2025). The table below discusses actual results for fiscal year 2025 and threshold, target, and maximum goals and actual results for fiscal year 2026.

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Financial Metric / KPI	FY’25 Actual*	FY’26 Threshold	FY’26 Target	FY’26 Maximum	FY’26 Actual**
Adjusted Fee Revenue ($) (M)	$2,730	$2,400	$2,730	$2,830	$2,893
Adjusted EBITDA Margin	17.0%	11.0%	17.0%	17.2%	18.2%
Adjusted Diluted EPS ($)	$4.88	$2.25	$4.88	$5.15	$5.26
Adjusted ROIC	11.8%	5.5%	11.8%	12.0%	12.1%
Marquee & Regional Account Revenue ($) (M)	$1,064	$950	$1,090	$1,135	$1,147
Top Rated Performers Retention	99 of Target %	***95 of Target %	***	***	99.7 of Target %
Consulting Adjusted Fee Revenue ($) (M)	$663	$615	$695	$750	$688
Consulting Adjusted EBITDA Margin	17.4%	16.0%	18.0%	20.0%	18.8%
Pro Search & Interim Adjusted Fee Revenue ($) (M)	$504	$500	$565	$610	$559
Pro Search & Interim Adjusted EBITDA Margin	21.4%	19.0%	21.0%	23.0%	22.3%
RPO Adjusted Fee Revenue ($) (M)	$354	$330	$375	$410	$366
RPO Adjusted EBITDA Margin	14.9%	15.0%	16.5%	18.0%	17.2%

*	The fiscal year 2025 actual results reported here were used when determining fiscal year 2026 performance goals for purposes of the annual cash incentive plan and do not reflect the adjustments for currency fluctuations as reported in the Company’s fiscal year 2025 proxy statement.
**	Adjusted as described above, including to eliminate the effect of currency fluctuations, including by translating actual results at a foreign currency rate comparable to the rate used in the Company’s AOP. For Consulting, PS&I, and RPO, Adjusted EBITDA Margin is further adjusted to eliminate F/X gains and losses.
***	Threshold, target, and maximum goals not disclosed due to potential competitive harm, but the Committee believes that achievement of the target goal was challenging and required substantial performance.

Determinations and Results

After the end of the fiscal year, the Committee evaluated each NEO’s achievements against the financial and strategic KPIs. While the Committee primarily bases its determination of annual cash incentives on the metrics previously discussed, the Committee retains negative discretion in determining actual annual cash incentive awards.

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For fiscal year 2026, the weightings and results for our NEOs were as follows:

	Target	Actual*	Burnison/ Rozek	Distefano	MacDonald	Uren
Adjusted Fee Revenue ($) (M)	$2,730	$2,893	5%	**	**	**
Adjusted EBITDA Margin	17.0%	18.2%	35%	**	**	**
Adjusted Diluted EPS ($)	$4.88	$5.26	20%	—	—	—
Adjusted ROIC	11.8%	12.1%	15%	—	—	—
Marquee & Regional Account Revenue ($) (M)	$1,090	$1,147	20%	30%/**	30%/**	30%/**
Top Rated Performers Retention	***	99.7 of Target %	5%	—	—	—
Consulting Adjusted Fee Revenue ($) (M)	$695	$688	—	—	—	35%
Consulting Adjusted EBITDA Margin	18.0%	18.8%	—	—	—	20%
Pro Search & Interim Adjusted Fee Revenue ($) (M)	$565	$559	—	35%	—	—
Pro Search & Interim Adjusted EBITDA Margin	21.0%	22.3%	—	20%	—	—
RPO Adjusted Fee Revenue ($) (M)	$375	$366	—	—	35%	—
RPO Adjusted EBITDA Margin	16.5%	17.2%	—	—	20%	—

*	Adjusted as described above, including to eliminate the effect of currency fluctuations, including by translating fiscal year 2026 actual results at a currency rate comparable to the rate used in the Company’s AOP for 2026.
**	Fifteen percent (15%) of the goals applicable to Mr. Distefano and Mmes. MacDonald and Uren were based on the weighted average payout of Company-wide Adjusted Fee Revenue, Adjusted EBITDA Margin, and Marquee & Regional Account Revenue.
***	Target not disclosed due to potential competitive harm, but the Committee believes that achievement of the target goal was challenging and required substantial performance.

In keeping with our efforts to reflect stockholder feedback, the table above incorporates detailed disclosure with either actual results or results relative to target. For competitive advantage and confidentiality reasons, we do not disclose the threshold, target, and maximum goals and actual results for our top-rated performance retention strategy execution KPI. However, when the goals were established, they were considered challenging to achieve given the continuing competitive environment for top talent.

The fiscal year 2026 target annual incentive opportunity was equal to 150% of annual base salary for Mr. Burnison, 120% of annual base salary for Mr. Rozek, and 100% of annual base salary for Mr. Distefano and Mmes. MacDonald and Uren, with the ability to earn additional amounts up to a maximum cash award of 200% of the applicable target opportunity for each executive.

The Committee awarded annual cash incentive amounts as follows: Mr. Burnison—$3,000,000, Mr. Rozek—$1,500,000, Mr. Distefano—$855,800, Ms. MacDonald—$819,500, and Ms. Uren—$925,137 (which amounts represent 200% of Messrs. Burnison’s and Rozek’s target annual cash incentive opportunities for the year, 155.6% of Mr. Distefano’s target annual cash incentive opportunity for the year, 149.0% of Ms. MacDonald’s target annual cash incentive opportunity for the year, and 152.4% of Ms. Uren’s target annual cash incentive opportunity for the year). These amounts reflect their performance against the financial metrics and strategic execution KPI targets established at the beginning of the fiscal year.

Long-Term Equity Incentives

Long-term equity incentives are intended to align the NEOs’ interests with those of stockholders and encourage the achievement of the long-term goals of the Company. Long-term incentives are also designed to motivate and help retain top talent. To accomplish these objectives, the Committee has discretion to make grants of time-based restricted stock, restricted stock units, and/or performance-based awards.

The Committee determines long-term incentive award amounts based upon a number of factors including competitive data, total overall compensation provided to each NEO, Company performance during the fiscal year preceding the year of grant, and historic grants. The various factors are not given specific weights; the Committee retains discretion to consider items as it deems appropriate.

In fiscal year 2026, our NEOs received annual equity grants comprised of 50% performance-based restricted stock units (discussed in further detail below) and 50% time-based restricted stock (or restricted stock units, in the case of Messrs. Burnison and Rozek and Ms. Uren). This represented a change from the prior 60%/40% performance-based/time-based allocation. In approving this change, the Committee considered the overall design of the Company’s long-term incentives,

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including the use of relative total stockholder return as the sole performance measure for PSUs, and determined that a 50%/50% mix provides an appropriate balance of performance and time-based incentives while continuing to align executives’ interests with those of stockholders. In reaching this determination, the Committee also noted that the Company weights a larger share of target annual compensation toward equity than its peers—a higher proportion than even the upper quartile of the peer group, as confirmed by the compensation consultant’s annual benchmarking—so that equity remains the predominant component of NEO pay and the principal driver of stockholder alignment regardless of the mix within it. At the time of grant, in consultation with and based on benchmarking data provided by the compensation consultant, the Committee determined that the grant date value of their awards fell within the range of long-term incentives provided by the peer group companies and represented an appropriate level of long-term incentive opportunity to align executives’ interests with the Company’s long-term goals, taking into account individual performance and market compensation levels.

Below we discuss equity grants made during fiscal year 2026 to Messrs. Burnison, Rozek, and Distefano and Mmes. MacDonald and Uren.

Fiscal Year 2026 Equity Awards

In fiscal year 2026, 50% (based on the number of units/shares granted at target) of the annual equity awards granted to the NEOs were comprised of performance-based awards tied to three-year relative TSR (“Relative TSR Units”). The NEOs received the remaining portion of their annual equity awards in the form of time-based restricted stock or restricted stock unit awards.

Performance-Based Equity: Relative TSR Units

Mr. Burnison was awarded Relative TSR Units with a target amount of 67,960 units, a maximum amount of 135,920 units, and a minimum amount of zero. These Relative TSR Units have a three-year performance period after which the number of units that vest will depend upon the Company’s TSR over the three-year performance period relative to the fiscal year 2026 peer group of companies listed above. If the Company’s TSR is less than or equal to zero, the payouts will be modified to reduce the payout as a percentage of the target.

Relative TSR Units were also granted to Mr. Rozek, with a target amount of 25,150 units (maximum of 50,300 units and minimum of zero); Mr. Distefano and Ms. MacDonald, each with a target amount of 13,590 units (maximum of 27,180 units and minimum of zero); and Ms. Uren, with a target amount of 8,500 units (maximum of 17,000 units and minimum of zero).

The table below outlines the potential vesting of the percentages of the Relative TSR Units granted in fiscal year 2026 resulting from the Company’s TSR over the three-year performance period relative to the TSR of the fiscal year 2026 peer group.

	Payout as a % Target
Relative TSR Percentile Ranking	Absolute TSR > 0%	Absolute TSR < 0%
>75P	200%	100%
75P	200%	100%
70P	175%	100%
65P	150%	100%
60P	125%	100%
55P	100%	100%
50P	90%	85%
45P	80%	70%
40P	70%	55%
35P	60%	40%
30P	50%	25%
<30P	0%	0%

Time-Based Restricted Stock and Restricted Stock Units

Each of Messrs. Burnison, Rozek, and Distefano and Mmes. MacDonald and Uren received a time-based restricted stock or restricted stock unit award that vests in four equal annual installments beginning on July 11, 2026. Mr. Burnison received 67,960 restricted stock units, Mr. Rozek received 25,150 restricted stock units, Mr. Distefano and Ms. MacDonald each received 13,590 shares, and Ms. Uren received 8,500 restricted stock units.

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Relative TSR Units for the Three-Year Performance Cycle Ending in Fiscal Year 2026

The three-year performance cycle applicable to the Relative TSR Units granted in fiscal year 2024 to Messrs. Burnison, Rozek, and Distefano (and discussed in further detail in the Company’s proxy statement for fiscal year 2024) concluded on April 30, 2026. The Company’s relative total stockholder return over the three-year performance period resulted in the Company ranking fourth out of an 11 company peer group (including the Company). Heidrick and Struggles International, Inc. (“HSII”) was acquired by a private equity consortium and delisted from the Nasdaq global select market on December 10, 2025. As a result, HSII was excluded from the peer group for purposes of calculating the July 11, 2023 performance share grant award payout. Based on the payout tables, the plan documents, and the Company’s relative positioning compared to the adjacent peer members (positions 3 and 5), the resulting payout was determined to be 151.0% of the target award, which resulted in the vesting of 152,010, 62,590, and 35,770 shares for Messrs. Burnison, Rozek, and Distefano, respectively. Mmes. MacDonald and Uren did not receive Relative TSR Unit grants in fiscal year 2024 and therefore are not included in the foregoing payout determination.

Other Compensation Elements

Benefits and Perquisites

The Company generally provides NEOs benefits that are provided to all employees, including medical, dental, and vision benefits and participation in the Company’s 401(k) plan. Beginning in October 2021, in order to provide the NEOs and certain other employees with market competitive benefits and for retention purposes, the Company implemented a fully insured medical plan. The Company pays the full cost of premiums for this plan. In addition, the NEOs receive the same benefits provided to all employees at the level of vice president and above, including participation in the Company’s nonqualified deferred compensation plan (described below) and executive life insurance.

Nonqualified Deferred Compensation Plan

The Company maintains a nonqualified deferred compensation plan, known as the Korn Ferry Executive Capital Accumulation Plan (“ECAP”). Pursuant to the ECAP, the NEOs, along with all other U.S.-based vice presidents, may defer up to 80% of their salary and/or up to 100% of their annual cash incentive award into the ECAP. Participants in the ECAP make elections on how they would like their deemed account notionally invested from a group of 11 selected mutual funds. At its discretion, the Company may make contributions to the ECAP on behalf of a participant. All Company performance contributions to the ECAP are approved by the Committee. During fiscal year 2026, no Company contributions were made to the ECAP on behalf of the NEOs. Participants in the ECAP may elect to receive distributions (in lump sum) while employed by the Company (and after such amounts have become vested) or upon termination of their employment with the Company.

Long-Term Performance Unit Plan

In fiscal year 2017, the Committee approved the Korn Ferry Long Term Performance Unit Plan and has subsequently approved amendments to this plan periodically (the “LTPU Plan”). The NEOs are eligible to participate in the LTPU Plan. The purpose of the LTPU Plan is to promote the success of the Company by providing a select group of management and highly compensated employees with nonqualified supplemental retirement benefits as an additional means to attract, motivate, and retain such employees. Pursuant to the LTPU Plan, the Committee may grant cash-based unit awards (the “Unit Awards”). In fiscal year 2026, none of the NEOs received Unit Awards. Unless a participant dies or makes an election in accordance with the LTPU Plan, each vested Unit Award will pay out an annual benefit of either $25,000 (for an award granted prior to June 1, 2020), $10,000 (for an award granted on or after June 1, 2020 and prior to July 1, 2021), or $12,500 (for an award granted on or after July 1, 2021), in all cases subject to a potential performance adjustment, for each of five years commencing on the seventh anniversary of the grant date. Subject to the terms of the LTPU Plan, participants may elect to have their annual benefits start on a later date and/or pay out in a lower annual amount over a greater number of years. Unit Awards vest upon the following circumstances: (i) the fourth anniversary of the grant date, subject to continued service as of such date; (ii) the later of the grantee’s 65th birthday and the second anniversary of the grant date, subject to continued services as of each such date; (iii) death or disability; or (iv) a change of control event (as defined in the LTPU Plan). Each Unit Award made under the LTPU Plan has a total value of either $125,000 (for an award granted prior to June 1, 2020), $50,000 (for an award granted on or after June 1, 2020 and prior to July 1, 2021), or $62,500 (for an award granted on or after July 1, 2021) and a base value of either $50,000 (for an award granted prior to June 1, 2020) or $25,000 (for an award granted on or after June 1, 2020). The base value of

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an LTPU award represents the maximum amount payable upon the partial vesting of such award. If a participant terminates employment prior to death or disability and not for cause, the participant will be entitled to receive a lump sum payment of a portion of the base value of the Unit Award based on the years of service completed since the grant date to the extent that the termination occurs at least 13 months following the grant date. If the administrator of the LTPU Plan (the “LTPUP Administrator”) determines that a participant’s employment has been terminated for cause or that a participant has engaged in “Detrimental Activity” (as defined in the LTPU Plan), Unit Awards, whether vested or unvested, will be forfeited. Please refer to the section entitled “Potential Payments Upon Termination or Change of Control” below for further discussion of the LTPU Plan.

Employment Agreements

Each of the Company’s NEOs is covered by an employment agreement providing for a minimum annual level of salary, target incentives, eligibility for long-term incentives and benefit eligibility and, in the case of Mr. Burnison, a retention award (the “Retention Award”). The agreements also provide for a severance benefit in the event of a termination of employment without “cause” or for “good reason,” as such terms are defined in the agreements.

Based on a competitive review conducted by Pearl Meyer, the Committee’s independent compensation consultant, the employment agreements provide for the following annual compensation: (1) an annual base salary of $1,000,000 for Mr. Burnison, $625,000 for Mr. Rozek, and $550,000 for each of Mr. Distefano and Ms. MacDonald and £450,000 for Ms. Uren; (2) participation in the Company’s annual cash incentive plan with an annual target award of 150% of annual base salary for Mr. Burnison, 120% of annual base salary for Mr. Rozek, and 100% of annual base salary for Mr. Distefano and Mmes. MacDonald and Uren, and the ability to earn additional amounts up to a maximum cash award of 200% of the applicable target opportunity for each executive; and (3) subject to approval of the Committee, the NEOs are eligible to participate in the Company’s equity incentive program and in the employee benefit plans, arrangements, and programs maintained from time to time by the Company for the benefit of senior executives. In connection with Ms. MacDonald’s appointment as Chief Executive Officer, RPO and in recognition of her increased responsibilities, Ms. MacDonald’s employment agreement also provided for a one-time promotion cash bonus equal to $200,000 that is subject to repayment upon certain terminations that occur prior to July 19, 2027.

In addition, the agreement with Mr. Burnison provided the ability to earn the Retention Award (which was originally granted under his previous employment agreement with the Company dated March 30, 2018) in the amount of $5 million, which vested on March 30, 2022 (the “Retention Vesting Date”). After vesting, payment of this award will be deferred until Mr. Burnison’s termination of employment (except that Mr. Burnison will forfeit this award if his employment is terminated for “cause” or he violates his restrictive covenants). Interest will accrue on the deferral from the Retention Vesting Date, until Mr. Burnison’s termination of employment at 120% of an annual average of the long-term Applicable Federal Rate as in effect from time to time (currently 5.91% for August 2026).

For all NEOs, the agreements provide for severance benefits in the event of a termination of employment without “cause” or for “good reason,” as such terms are defined in the agreements. Because Mr. Burnison remained employed through the Retention Vesting Date, his agreement also provides that upon any termination of his employment (other than by the Company for cause or due to death or disability), all unvested equity awards granted on or after March 30, 2018 (and at least 90 days prior to such termination, other than with respect to a termination by the Company without cause or a termination by Mr. Burnison for good reason during such 90-day period, in which case, there shall be no such 90-day requirement) will continue to vest in accordance with their terms (based on actual Company performance in the case of performance awards), disregarding such termination. Mr. Rozek’s agreement also provides for continued vesting of his equity awards (based on actual Company performance in the case of performance awards) in the event of a termination due to his “retirement,” as defined in his agreement, provided he gives the Company at least six months’ prior notice. All of the foregoing benefits are conditioned on the executive’s execution and delivery of a general release and compliance with covenants relating to confidentiality, non-solicitation, and non-competition. Please refer to the sections entitled “Employment Agreements” and “Potential Payments Upon Termination or Change of Control” below for further discussion of these agreements.

It is the Committee’s belief that the employment agreements are necessary from a competitive perspective and contribute to the stability of the management team.

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Other Policies

Stock Ownership Policy

The Nominating Committee has determined that in order to further align the long-term interests of the Company’s stockholders and its non-employee directors and executive officers, it is in the best interests of the Company to require such directors and officers to have direct ownership in the Company’s common stock. Therefore, it and the Board have adopted the Company’s Stock Ownership Policy, which provides for ownership of the following amount of Company common stock:

3x annual base salary	3x annual cash retainer
Named Executive Officers	Non-Employee Directors

Stock ownership includes direct stock ownership, but does not include unvested restricted stock awards, unvested restricted stock units, unvested performance-based stock units, or unvested stock options.

Until the stock ownership level is met, each executive officer and non-employee director must retain at least 75% of the net shares (the shares remaining after payment of transaction costs and applicable taxes owed as a result of vesting and payout of the restricted stock, restricted stock units, and performance-based stock units) received upon vesting and payout of restricted stock, restricted stock unit, and performance-based stock unit awards and 50% of the net shares (the shares remaining after payment of transaction costs, the option exercise price, and applicable taxes owed as a result of the exercise of the option) received upon exercise of stock options.

Clawback Policy

We adopted a clawback policy effective as of October 2, 2023 that is intended to comply with the requirements of New York Stock Exchange Listing Standard 303A.14 implementing Rule 10D-1 under the Exchange Act. In the event the Company is required to prepare an accounting restatement of the Company’s financial statements due to material non-compliance with any financial reporting requirement under the federal securities laws, the Company will seek to recover, on a reasonably prompt basis, the excess incentive-based compensation received by any covered executive, including our named executive officers, during the prior three fiscal years that exceeds the amount that the executive otherwise would have received had the incentive-based compensation been determined based on the restated financial statements.

Policies Prohibiting Insider Trading, Hedging, Speculative Trading, and Pledging

The Company has adopted insider trading policies governing the purchase, sale, and other disposition of Company securities by officers, directors, employees, and independent contractors that, along with procedures the Company follows, are reasonably designed to promote compliance with insider trading laws, rules, and regulations and applicable listing standards. These policies prohibit officers, directors, and employees from engaging in speculative transactions (such as puts, calls, and short sales) or in any type of hedging transaction (such as zero cost collars, equity swaps, exchange funds, and forward sale contracts) in Company securities. Further, directors and officers, including all of the NEOs, are expressly prohibited from borrowing to purchase Company securities or pledging Company securities as collateral for a loan.

Practices on Timing of Equity Awards

The Committee generally grants annual equity awards to the NEOs in the first quarter of the fiscal year during a scheduled open trading window. We do not currently grant stock options. The Committee does not take into account material nonpublic information when determining the timing and terms of grants of equity awards to the NEOs and does not time the disclosure of material nonpublic information for the purpose of affecting the value of executive compensation.

Internal Revenue Code Section 162(m)

As one of the factors in the review of compensation matters, the Committee considers the anticipated tax treatment to the Company. Under Section 162(m) of the Internal Revenue Code, a limitation exists on the deductibility of compensation paid to certain “covered employees,” including all of our NEOs, in excess of $1 million per year and thus, we are unable to deduct compensation payable to our NEOs in excess of such limit. While the Committee considers the impact of this tax treatment, the primary factors influencing program design are the support of our business objectives and the Committee’s commitment to structuring the Company’s executive compensation programs in a manner designed to align pay with performance. Accordingly, the Committee retains flexibility to structure our compensation programs in a manner that is not tax-deductible in order to achieve a strategic result that the Committee determines to be more appropriate.

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Compensation and Personnel Committee Report on Executive Compensation

The Compensation and Personnel Committee has reviewed and discussed the Compensation Discussion and Analysis (the “CD&A”) for the fiscal year ended April 30, 2026 with management. In reliance on the reviews and discussions with management relating to the CD&A, the Compensation and Personnel Committee has recommended to the Board, and the Board has approved, that the CD&A be included in this Proxy Statement.

Compensation and Personnel Committee

Jerry P. Leamon, Chair
Doyle N. Beneby
Laura M. Bishop
Matthew J. Espe
Russell A. Hagey
Lori J. Robinson

Compensation Committee Interlocks and Insider Participation

During fiscal year 2026, at all times, all members of the Compensation and Personnel Committee were “independent”: none were employees or former employees of the Company, and none had any relationship with the Company requiring disclosure under Item 404 of Regulation S-K. None of our executive officers served on the compensation committee or board of directors of another entity whose executive officer(s) served on our Compensation and Personnel Committee or Board.

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Compensation of Executive Officers and Directors

Fiscal Year 2026, 2025, and 2024 Summary Compensation Table

The following table sets forth information with respect to the total compensation paid to or earned by each of the named executive officers in fiscal 2026, 2025, and 2024.

Name and Principal Position	Fiscal Year	Salary ($)	Bonus ($)		Stock Awards ($)	(1)	Non-Equity Incentive Plan Compensation ($)	(2)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)		All Other Compensation ($)		Total ($)
Gary D. Burnison, President and Chief Executive Officer	2026	1,000,000	—		11,982,027		3,000,000		19,522	(3)	115,741	(4)	16,117,290
	2025	1,000,000	—		10,616,012		2,922,000		37,867	(3)	95,461		14,671,340
	2024	1,000,000	—		8,792,685		2,212,500		—	(3)	92,473		12,097,658
Robert P. Rozek, Executive Vice President, Chief Financial Officer and Chief Corporate Officer	2026	625,000	—		4,434,197		1,500,000		—		85,705	(5)	6,644,902
	2025	625,000	—		4,128,882		1,461,000		—		73,421		6,288,303
	2024	625,000	—		3,620,719		1,106,250		—		70,687		5,422,656
Michael Distefano, Chief Executive Officer, PSI	2026	550,000	—		2,396,053		855,800		13,233	(3)	78,834	(6)	3,893,920
	2025	550,000	—		2,359,107		946,550		39,768	(3)	60,732		3,956,157
	2024	550,000	—		2,068,994		572,000		—	(3)	393,328		3,584,322
Jeanne MacDonald, Chief Executive Officer, RPO	2026	550,000	—		2,396,053		819,500		—		763,629	(7)	4,529,182
	2025	550,000	—		2,359,107		1,019,700		—		874,856		4,803,663
	2024	517,617	200,000	(8)	199,796		611,050		—		586,880		2,115,343
Lesley Uren, Chief Executive Officer, Consulting(9)	2026	607,046	—		1,459,875		925,137		—		48,238	(10)	3,040,296
	2025	502,410	—		255,584		597,879		—		205,770		1,561,643

(1)	Represents the aggregate grant date fair value of awards granted during the fiscal year, calculated in accordance with Accounting Standards Codification, 718, Compensation-Stock Compensation. Certain assumptions used to calculate the valuation of the awards are set forth in Note 4 to the notes to consolidated financial statements in Form 10-K. For the Relative TSR Units, the grant date fair value is measured using a Monte Carlo simulation valuation model. The simulation model applies a risk-free interest rate and an expected volatility assumption. The risk-free rate is assumed to equal the yield on a three-year Treasury bond on the grant date. Volatility is based on historical volatility for the 36-month period preceding the grant date. For each of the NEOs, the assumed per-share value of Relative TSR Units for the July 11, 2025 annual grant was $102.74, for the July 11, 2024 annual grant was $85.73, and for the July 11, 2023 annual grant was $53.57.
(2)	Reflects cash incentive compensation earned under the Company’s annual cash incentive plan in the applicable fiscal year and paid in the following fiscal year.
(3)	The values in the table represent, for each applicable fiscal year, the aggregate change in the actuarial present value of Messrs. Burnison’s and Distefano’s accumulated benefit under the Enhanced Wealth Accumulation Plan (the “EWAP”) from the pension plan measurement date used for financial statement reporting purposes with respect to the Company’s audited financial statements for the prior completed fiscal year to the pension plan measurement date used for financial reporting purposes with respect to the Company’s audited financial statements for the covered fiscal year. For fiscal year 2026, for Messrs. Burnison and Distefano, the change in value was positive in the amount of $19,522 and $13,233, respectively, and is reported in accordance with applicable SEC rules. As discussed under “Fiscal 2026 Pension Benefits,” participants in the EWAP elected to participate in a “deferral unit” that required the participant to contribute a portion of their compensation for an eight-year period, or in some cases, make an after-tax contribution, in return for defined benefit payments from the Company over a fifteen-year period generally at retirement age of 65 or later. Messrs. Burnison and Distefano are the only named executive officers that participate in the EWAP. To date, Messrs. Burnison and Distefano have contributed $55,200 and $18,700, respectively to the EWAP. In June 2003, the Company amended the EWAP plan, so as not to allow new participants or the purchase of additional deferral units by existing participants.
(4)	Represents 401(k) company contribution of $4,603, an auto allowance of $5,400, executive medical insurance premium of $90,790, executive long-term disability insurance premium and/or imputed income of $744, and executive term life insurance premium and/or imputed income of $14,204.
(5)	Represents 401(k) company contribution of $2,736, an auto allowance of $5,400, executive medical insurance premium of $63,499, executive long-term disability insurance premium and/or imputed income of $744, and executive term life insurance premium and/or imputed income of $13,326.
(6)	Represents 401(k) company contribution of $4,752, executive medical insurance premium of $63,499, executive long-term disability insurance premium and/or imputed income of $744, and executive term life insurance premium and/or imputed income of $9,839.

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(7)	Represents 401(k) company contribution of $4,568, executive medical insurance premium of $90,790, executive long-term disability insurance premium and/or imputed income of $744, executive term life insurance premium and/or imputed income of $11,277, and one year of vesting on each of Ms. MacDonald’s fiscal year 2022, 2023, and 2024 LTPU awards of $656,250 in total. The value of one year of vesting with respect to each award shown in the table represents the maximum benefit pursuant to such units.
(8)	Represents a one-time cash promotion bonus that is subject to repayment upon certain terminations of employment prior to July 19, 2027.
(9)	Amounts reported in the Salary, Non-Equity Incentive Plan Compensation, and All Other Compensation columns were converted into U.S. Dollars from British pounds at the exchange rate of 1.34899 in effect on April 30, 2026.
(10)	Represents company contribution of $35,907 in the contributory pension plan sponsored by Korn Ferry (UK) Limited, medical insurance premium of $6,185, long-term disability insurance premium and/or imputed income of $3,302, and term life insurance premium and/or imputed income of $2,844.

Fiscal Year 2026 Grants of Plan-Based Awards

The following table sets forth information with respect to non-equity incentive plan compensation and equity awards granted in fiscal 2026 to the named executive officers, under the Company’s 2022 Stock Incentive Plan.

		Estimated Future Payments Under Non-Equity Incentive Plan Awards				Estimated Future Payments Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock (#)	Grant Date Fair Value of Stock Awards
Name	Grant Date	Threshold ($)	Target ($)		Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Gary D. Burnison	7/11/2025	—	—		—	—	—	—	67,960	4,999,817
	7/11/2025	—	—		—	16,990	67,960	135,920	—	6,982,210
	—	—	1,500,000		3,000,000	—	—	—	—	—
Robert P. Rozek	7/11/2025	—	—		—	—	—	—	25,150	1,850,286
	7/11/2025	—	—		—	6,288	25,150	50,300	—	2,583,911
	—	—	750,000		1,500,000	—	—	—	—	—
Michael Distefano	7/11/2025	—	—		—	—	—	—	13,590	999,816
	7/11/2025	—	—		—	3,398	13,590	27,180	—	1,396,237
	—	—	550,000		1,100,000	—	—	—	—	—
Jeanne MacDonald	7/11/2025	—	—		—	—	—	—	13,590	999,816
	7/11/2025	—	—		—	3,398	13,590	27,180	—	1,396,237
	—	—	550,000		1,100,000	—	—	—	—	—
Lesley Uren	7/11/2025	—	—		—	—	—	—	8,500	586,585
	7/11/2025	—	—		—	2,125	8,500	17,000	—	873,290
	—	—	607,046	(1)	1,214,092	—	—	—	—	—

(1)	Target is converted into U.S. Dollars from British pounds at the exchange rate of 1.34899 in effect on April 30, 2026.

Employment Agreements

Certain elements of compensation set forth in the “Fiscal Year 2026, 2025, and 2024 Summary Compensation Table” and “Fiscal Year 2026 Grants of Plan-Based Awards Table” reflect the terms of employment agreements entered into between the Company and each of the named executive officers that were in effect during fiscal year 2026.

Gary D. Burnison. We entered into an amended and restated employment agreement with Mr. Burnison dated June 28, 2021 (the “Burnison Employment Agreement”) pursuant to which Mr. Burnison serves as Chief Executive Officer. Pursuant to the Burnison Employment Agreement, we agreed to provide Mr. Burnison with the following annual compensation: (1) an annual base salary, effective July 1, 2021, of $1,000,000; (2) participation in the Company’s annual cash incentive plan with an annual target award of 150% of annual base salary and the ability to earn additional amounts up to a maximum cash award of 200% of the target award; and (3) subject to approval of the Compensation and Personnel Committee of the Board, participation in the Company’s equity incentive program. In addition, the Burnison Employment Agreement continues to provide for the Retention Award in the amount of $5 million that vested on the Retention Vesting Date. After vesting, payment of this award will be deferred until Mr. Burnison’s termination of employment (except that Mr. Burnison will forfeit this award if his employment is terminated for “cause” or he violates his restrictive covenants). After vesting, interest will accrue on the deferral until Mr. Burnison’s termination of

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employment at 120% of an annual average of the long-term Applicable Federal Rate as in effect from time to time (currently 5.91% for August 2026). This deferred award, together with accrued interest, will be paid in equal monthly installments in cash (without further interest) over twelve months following Mr. Burnison’s termination of employment for any reason (other than termination by the Company for “cause”) on or after the Retention Vesting Date provided he provides the Company with an effective release of claims and continues to be in compliance with applicable covenants relating to non-competition, non-solicitation, and confidentiality. Mr. Burnison is also eligible to participate in employee benefit plans, arrangements, and programs maintained from time to time by the Company for the benefit of senior executives.

Robert P. Rozek. We entered into an amended and restated employment agreement with Mr. Rozek dated June 28, 2021 (the “Rozek Employment Agreement”) pursuant to which Mr. Rozek serves as Executive Vice President, Chief Financial Officer, and Chief Corporate Officer. Pursuant to the Rozek Employment Agreement, we agreed to provide Mr. Rozek with the following annual compensation: (1) an annual base salary, effective July 1, 2021, of $625,000; (2) participation in the Company’s annual cash incentive plan with an annual target award of 120% of annual base salary and the ability to earn additional amounts up to a maximum cash award of 200% of the target award; and (3) subject to approval of the Compensation and Personnel Committee of the Board, participation in the Company’s equity incentive program. Mr. Rozek is also eligible to participate in employee benefit plans, arrangements, and programs maintained from time to time by the Company for the benefit of senior executives.

Michael Distefano. We entered into an employment agreement with Mr. Distefano dated July 1, 2022 (the  “Distefano Employment Agreement”) pursuant to which Mr. Distefano serves as Chief Executive Officer, PSI. Pursuant to the Distefano Employment Agreement, we agreed to provide Mr. Distefano with the following annual compensation: (1) an annual base salary, effective May 1, 2022, of $550,000; (2) participation in the Company’s annual cash incentive plan with an annual target award of 100% of annual base salary and the ability to earn additional amounts up to a maximum cash award of 200% of the target award; and (3) subject to approval of the Compensation and Personnel Committee of the Board, participation in the Company’s equity incentive program. Mr. Distefano is also eligible to participate in employee benefit plans, arrangements, and programs maintained from time to time by the Company for the benefit of senior executives.

Jeanne MacDonald. We entered into an employment agreement with Ms. MacDonald dated September 19, 2023 (the “MacDonald Employment Agreement”) pursuant to which Ms. MacDonald serves as Chief Executive Officer, RPO. Pursuant to the MacDonald Employment Agreement, we agreed to provide Ms. MacDonald with the following annual compensation: (1) an annual base salary, effective July 19, 2023, of $550,000; (2) participation in the Company’s annual cash incentive plan with an annual target award of 100% of annual base salary and the ability to earn additional amounts up to a maximum cash award of 200% of the target award; and (3) subject to approval of the Compensation and Personnel Committee of the Board, participation in the Company’s equity incentive program, including a promotion equity grant of 3,980 shares of restricted stock that vest in equal annual installments over four years subject to continued service through the applicable vesting date. Ms. MacDonald also received a one-time promotion cash bonus equal to $200,000 that vests in four equal annual installments beginning on July 19, 2024, and ending on July 19, 2027. The unvested portions are subject to repayment upon certain terminations of employment that occur prior to the final vesting date. Ms. MacDonald is also eligible to participate in employee benefit plans, arrangements, and programs maintained from time to time by the Company for the benefit of senior executives.

Lesley Uren. We entered into an employment agreement with Ms. Uren dated April 29, 2025 (the “Uren Employment Agreement”) pursuant to which Ms. Uren serves as Chief Executive Officer, Consulting. Pursuant to the Uren Employment Agreement, we agreed to provide Ms. Uren with the following annual compensation: (1) an annual base salary, effective February 6, 2025, of £450,000; (2) participation in the Company’s annual cash incentive plan with an annual target award of 100% of annual base salary and the ability to earn additional amounts up to a maximum cash award of 200% of the target award; and (3) subject to approval of the Compensation and Personnel Committee of the Board, participation in the Company’s equity incentive program. Ms. Uren is also eligible to participate in employee benefit plans, arrangements, and programs maintained from time to time by the Company for the benefit of senior executives.

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Fiscal Year 2026 Outstanding Equity Awards at Fiscal Year-End

The following table sets forth information with respect to options to purchase shares of the Company’s common stock, restricted stock, and restricted stock unit grants to the named executive officers outstanding as of April 30, 2026.

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Not Exercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock that Have Not Vested (#)		Market Value of Shares or Units of Stock that Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights that Have Not Vested ($)
Gary D. Burnison	—	—	—	—	—	14,355	(1)	953,746	—		—
	—	—	—	—	—	33,555	(2)	2,229,394	—		—
	—	—	—	—	—	40,920	(3)	2,718,725	—		—
	—	—	—	—	—	67,960	(4)	4,515,262	—		—
	—	—	—	—	—	—		—	152,010	(5)	10,099,544
	—	—	—	—	—	—		—	163,680	(6)	10,874,899
	—	—	—	—	—	—		—	135,920	(7)	9,030,525
Robert P. Rozek	—	—	—	—	—	5,068	(1)	336,718	—		—
	—	—	—	—	—	13,820	(2)	918,201	—		—
	—	—	—	—	—	15,915	(3)	1,057,393	—		—
	—	—	—	—	—	25,150	(4)	1,670,966	—		—
	—	—	—	—	—	—		—	62,590	(8)	4,158,480
	—	—	—	—	—	—		—	63,660	(9)	4,229,570
	—	—	—	—	—	—		—	50,300	(10)	3,341,932
Michael Distefano	—	—	—	—	—	1,268	(1)	84,246	—		—
	—	—	—	—	—	7,895	(2)	524,544	—		—
	—	—	—	—	—	9,090	(3)	603,940	—		—
	—	—	—	—	—	13,590	(4)	902,920	—		—
	—	—	—	—	—	—		—	35,770	(11)	2,376,559
	—	—	—	—	—	—		—	36,380	(12)	2,417,087
	—	—	—	—	—	—		—	27,180	(13)	1,805,839
Jeanne MacDonald	—	—	—	—	—	845	(1)	56,142	—		—
	—	—	—	—	—	1,990	(14)	132,216	—		—
	—	—	—	—	—	9,090	(3)	603,940	—		—
	—	—	—	—	—	13,590	(4)	902,920	—		—
	—	—	—	—	—	—		—	36,380	(12)	2,417,087
	—	—	—	—	—	—		—	27,180	(13)	1,805,839
Lesley Uren	—	—	—	—	—	1,013	(1)	67,304	—		—
	—	—	—	—	—	2,235	(2)	148,493	—		—
	—	—	—	—	—	3,068	(3)	203,838	—		—
	—	—	—	—	—	8,500	(4)	564,740	—		—
	—	—	—	—	—	—		—	17,000	(15)	1,129,480

(1)	The time-based grant was made on July 11, 2022, and vests in four equal annual installments beginning on July 11, 2023.
(2)	The time-based grant was made on July 11, 2023, and vests in four equal annual installments beginning on July 11, 2024.
(3)	The time-based grant was made on July 11, 2024, and vests in four equal annual installments beginning on July 11, 2025.
(4)	The time-based grant was made on July 11, 2025, and vests in four equal annual installments beginning on July 11, 2026.

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(5)	This grant of Relative TSR Units was made on July 11, 2023. The award has a three-year vesting period after which between 0 and 201,340 shares may vest depending upon the Company’s total stockholder return over the three-year vesting period relative to a peer group of companies. On July 11, 2026, 152,010 shares vested based upon the Company’s total stockholder return over the three-year performance period relative to a peer group of companies.
(6)	This grant of Relative TSR Units was made on July 11, 2024. The award has a three-year vesting period after which between 0 and 163,680 shares may vest depending upon the Company’s total stockholder return over the three-year vesting period relative to a peer group of companies. Calculated based on achievement of maximum based on performance to date.
(7)	This grant of Relative TSR Units was made on July 11, 2025. The award has a three-year vesting period after which between 0 and 135,920 shares may vest depending upon the Company’s total stockholder return over the three-year vesting period relative to a peer group of companies. Calculated based on achievement of maximum based on performance to date.
(8)	This grant of Relative TSR Units was made on July 11, 2023. The award has a three-year vesting period after which between 0 and 82,900 shares may vest depending upon the Company’s total stockholder return over the three-year vesting period relative to a peer group of companies. On July 11, 2026, 62,590 shares vested based upon the Company’s total stockholder return over the three-year performance period relative to a peer group of companies.
(9)	This grant of Relative TSR Units was made on July 11, 2024. The award has a three-year vesting period after which between 0 and 63,660 shares may vest depending upon the Company’s total stockholder return over the three-year vesting period relative to a peer group of companies. Calculated based on achievement of maximum based on performance to date.
(10)	This grant of Relative TSR Units was made on July 11, 2025. The award has a three-year vesting period after which between 0 and 50,300 shares may vest depending upon the Company’s total stockholder return over the three-year vesting period relative to a peer group of companies. Calculated based on achievement of maximum based on performance to date.
(11)	This grant of Relative TSR Units was made on July 11, 2023. The award has a three-year vesting period after which between 0 and 47,380 shares may vest depending upon the Company’s total stockholder return over the three-year vesting period relative to a peer group of companies. On July 11, 2026, 35,770 shares vested based upon the Company’s total stockholder return over the three-year performance period relative to a peer group of companies.
(12)	This grant of Relative TSR Units was made on July 11, 2024. The award has a three-year vesting period after which between 0 and 36,380 shares may vest depending upon the Company’s total stockholder return over the three-year vesting period relative to a peer group of companies. Calculated based on achievement of maximum based on performance to date.
(13)	This grant of Relative TSR Units was made on July 11, 2025. The award has a three-year vesting period after which between 0 and 27,180 shares may vest depending upon the Company’s total stockholder return over the three-year vesting period relative to a peer group of companies. Calculated based on achievement of maximum based on performance to date.
(14)	This time-based restricted stock grant was made on September 5, 2023, and vests in four equal annual installments beginning on September 5, 2024.
(15)	This grant of Relative TSR Units was made on July 11, 2025. The award has a three-year vesting period after which between 0 and 17,000 shares may vest depending upon the Company’s total stockholder return over the three-year vesting period relative to a peer group of companies. Calculated based on achievement of maximum based on performance to date.

Stock Vested in Fiscal Year 2026

The following table sets forth information with respect to the exercise of options and the vesting of stock awards for each of the named executive officers during the fiscal year ended April 30, 2026.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Gary D. Burnison	—	—	174,033	12,812,214
Robert P. Rozek	—	—	63,320	4,662,040
Michael Distefano	—	—	16,190	1,192,055
Jeanne MacDonald	—	—	9,690	712,555
Lesley Uren	—	—	3,152	231,893

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Fiscal Year 2026 Pension Benefits

The following table sets forth the pension benefits of the named executive officers as of April 30, 2026.

Name	Plan Name	Number of Years Credited Service or Number of Units Earned (#)	(1)	Present Value of Accumulated Benefit ($)	Payments During Last Fiscal Year ($)
Gary D. Burnison	Executive Wealth Accumulation Plan (“EWAP”)	15		376,553	—
Michael Distefano	EWAP	15		259,842	—

(1)	Upon attaining 15 years of service, Messrs. Burnison and Distefano qualified for an “early retirement benefit” under the EWAP. Because Messrs. Burnison and Distefano have made the mandatory contributions for the eight-year period as required under the EWAP, they are now entitled to an unreduced benefit.

Enhanced Wealth Accumulation Plan

The EWAP was established in fiscal year 1994. Certain vice presidents elected to participate in a “deferral unit” that required the participant to contribute a portion of their compensation for an eight-year period, or in some cases, make an after-tax contribution, in return for defined benefit payments from the Company over a 15-year period generally at retirement age of 65 or later. Participants were able to acquire additional “deferral units” every five years.

In June 2003, the Company amended the EWAP so as not to allow new participants or the purchase of additional deferral units by existing participants. The assumptions used to calculate the present value of the accumulated benefit under the EWAP are set forth in Note 6 to the notes to consolidated financial statements in our Form 10-K.

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Fiscal Year 2026 Nonqualified Deferred Compensation

The nonqualified deferred compensation plan earnings and withdrawals of the named executive officers as of April 30, 2026, are set forth in the table below.

Name	Executive Contributions in Last FY ($)	Registrant Contributions in Last FY ($)	Aggregate Earnings/(loss) in Last FY ($)	Aggregate Withdrawals/ Distributions ($)		Aggregate Balance at Last FYE ($)
Gary D. Burnison	—	—	1,139,284	—		6,906,754	(1)
Robert P. Rozek	—	—	—	—		—
Michael Distefano	—	—	—	(150,000)	(2)	325,000	(3)
Jeanne MacDonald	—	—	—	(175,000)	(2)	4,000,000	(3)
Lesley Uren	—	—	—	—		—

(1)	The “Aggregate Balance at Last FYE” for Mr. Burnison includes $2,995,922 of contributions made by both Mr. Burnison and the Company, all of which was reported as contributions in Summary Compensation Tables in prior-year proxy statements beginning with the fiscal 2007 proxy statement. Of the amounts reported in prior-year proxy statements, $1,061,922 relates to Mr. Burnison’s election to defer 100% of his fiscal year 2023 non-equity incentive plan award which is included in the Non-Equity Incentive Plan Compensation column of the Summary Compensation Table for fiscal year 2023, and $1,725,000 relates to Mr. Burnison’s election to defer 50% of his fiscal year 2022 non-equity incentive plan award. The information in this footnote is provided to clarify the extent to which amounts payable as deferred compensation represent compensation reported in our prior proxy statements, rather than additional currently earned compensation.
(2)	Represents distributions under the LTPU Plan.
(3)	On July 8, 2016, the Company established the LTPU Plan in order to promote the success of the Company by providing a select group of management and highly compensated employees with nonqualified supplemental retirement benefits as an additional means to attract, motivate, and retain such employees. Each Unit Award made under the LTPU Plan has a total value of either $125,000 (for an award granted prior to June 1, 2020), $50,000 (for an award granted on or after June 1, 2020 and prior to July 1, 2021), or $62,500 (for an award granted on or after July 1, 2021) and a base value of either $50,000 (for an award granted prior to June 1, 2020) or $25,000 (for an award granted on or after June 1, 2020). The base value of an LTPU award represents the maximum amount payable upon early termination or a partially vested unit award. Unless a participant dies or makes an election in accordance with the LTPU Plan, each vested Unit Award will pay out an annual benefit of either $25,000 (for an award granted prior to June 1, 2020), $10,000 (for an award granted on or after June 1, 2020 and prior to July 1, 2021), or $12,500 (for an award granted on or after July 1, 2021), in all cases subject to a potential performance adjustment, for each of five years commencing on the seventh anniversary of the grant date. Subject to the terms of the LTPU Plan, participants may elect to have their annual benefits start on a later date and/or pay out in a lower annual amount over a greater number of years. A unit award has a base value of $25,000 (for an award granted on or after June 1, 2020) or $50,000 (for an award granted prior to June 1, 2020) for the purpose of determining the payment that would be made upon early termination for a partially vested unit award. The units vest 25% on each anniversary date, with the unit becoming fully vested on the fourth anniversary of the grant date, subject to the participant’s continued service as of each anniversary date. On July 8, 2016, Mr. Distefano received five units, and on July 12, 2017, Mr. Distefano received one additional unit; the value shown in the table represents the remaining benefits due pursuant to such units. As Mr. Distefano’s awards became fully vested in fiscal year 2022, no amounts were required to be reported in the Summary Compensation Table for fiscal year 2026. On July 8, 2016, July 9, 2018, July 9, 2019, July 8, 2020, July 9, 2021, July 11, 2022, and July 11, 2023, Ms. MacDonald received five, two, two, eleven, fourteen, eight, and twenty units, respectively; the value shown in the table represents the remaining benefits pursuant to such units. Ms. MacDonald’s awards are partially vested, of which $543,750, $793,750, and $656,250 were reported in the Summary Compensation Table for fiscal year 2024, 2025, and 2026, respectively.

Potential Payments Upon Termination or Change of Control

The tables below reflect the amount of compensation that would become payable to each of the named executive officers under existing plans and arrangements if that named executive officer’s employment had terminated on April 30, 2026 (pursuant to the executive’s employment agreement then in effect), given the named executive officer’s compensation and service levels as of such date and, if applicable, based on the Company’s closing stock price on that date. These benefits are in addition to benefits available prior to the occurrence of any termination of employment, including benefits generally available to salaried employees, such as distributions under the Company’s 401(k) plan and EWAP, and previously accrued and vested benefits under the Company’s LTPU Plan and nonqualified deferred compensation plan, as described in the tables above. The actual amounts that would be paid upon a named executive officer’s termination of employment can be determined only at the time of such named executive officer’s separation from the Company. Due to the number of factors that affect the nature and amount of any benefits provided upon the events discussed below, any actual amounts paid or distributed may be higher or lower than reported below. Factors that could affect these amounts include the timing during the year of any such event, the Company’s stock price and the named executive officer’s age. Further, in connection with any actual termination of employment, the Company may determine to enter into an agreement or to establish an arrangement providing additional benefits or amounts, or altering the terms of benefits described below, as the Committee determines appropriate. References to “performance shares” mean any outstanding Relative TSR Units.

Gary D. Burnison. Under the Burnison Employment Agreement, because Mr. Burnison remained employed through the Retention Vesting Date, subject to his execution and delivery of a general release of claims and his compliance with restrictive covenants relating to non-competition, non-solicitation, and confidentiality, (i) his deferred Retention Award, in the amount of $5,000,000, together with interest accrued during the mandatory deferral period, will be paid

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in equal monthly installments in cash (without further interest) over 12 months following Mr. Burnison’s termination of employment for any reason (other than termination by the Company for cause) and (ii) upon any termination of Mr. Burnison’s employment (other than by the Company for cause or due to death or disability), all unvested equity awards granted on or after March 30, 2018 (and at least 90 days prior to such termination, other than with respect to a termination by the Company without cause or a termination by Mr. Burnison for good reason (an “Involuntary Termination”) during such 90-day period, in which case, there shall be no such 90-day requirement) will continue to vest in accordance with their terms, disregarding such termination. As an exception, the post-change in control double trigger equity severance vesting rules described below would continue to apply in the event of an Involuntary Termination that occurs within 24 months after a change in control.

Under the Burnison Employment Agreement, if Mr. Burnison’s employment is terminated due to death or disability, then he, or his legal representatives, would receive: (1) all accrued compensation as of the date of termination; (2) full vesting of all outstanding stock options, other equity-type incentives (excluding performance shares) and benefits under the Executive Capital Accumulation Plan (“ECAP”); (3) a pro rata portion of his target annual cash incentive award for the fiscal year in which his employment terminated; (4) the number of performance shares that would have been earned if he had served the Company for the entire performance period and the target performance had been achieved; and (5) reimbursement of COBRA coverage premiums for him and his dependents for as long as such coverage was available under COBRA.

If we terminated Mr. Burnison’s employment for cause or he voluntarily terminated his employment without good reason, then we would pay him accrued compensation through the date of termination.

Under the Burnison Employment Agreement, if Mr. Burnison’s employment is terminated due to an Involuntary Termination prior to a change in control or more than 24 months after a change in control, then we would provide him with the following: (1) his accrued compensation; (2) a pro rata portion of his annual cash incentive award, based on actual Company performance, for the year in which his employment terminated; and (3) for up to 18 months after termination, reimbursement of COBRA coverage premiums for him and his dependents.

The Burnison Employment Agreement provides that if there was a change of control and within 24 months, Mr. Burnison’s employment is terminated due to an Involuntary Termination, then we would provide him with the following: (1) his accrued compensation; (2) a pro rata portion of his target annual cash incentive award; (3) cash payments equal to three times his current annual base salary, three times his target annual cash incentive award and the amount of his deferred Retention Award (to the extent not yet paid); (4) for up to 18 months after termination, reimbursement of COBRA coverage premiums for him and his dependents and for 6 months thereafter, if COBRA coverage is no longer available, reimbursement of a portion of the cost of healthcare coverage for him and his dependents; (5) vesting on the date of termination of all outstanding stock options, other equity-type incentives, other long term awards and all benefits held under the ECAP (excluding performance awards) (collectively, the “Time Vested Awards”); and (6) a number of performance awards equal to the greater of (i) the performance awards that would have been earned if he had served the Company for the entirety of any open performance period and the Company’s performance during such period had been the Company’s actual performance through the date of the change in control and at the target level for the period subsequent to the change in control and (ii) the performance awards that would have been earned if he had served the Company for the entirety of any open performance period and the Company’s performance during such period had been at the target level of performance for the entire performance period.

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Under the Burnison Employment Agreement, the severance benefits described above are conditioned on Mr. Burnison’s execution and delivery of a general release and compliance with covenants relating to confidentiality, non-solicitation, and non-competition.

Gary D. Burnison(1)	Retirement	Prior to a Change in Control or More than 24 Months after a Change in Control and Termination Without Cause or With Good Reason	Within 24 Months after a Change in Control and Termination Without Cause or With Good Reason	Death or Disability
Equity/ECAP (excluding performance-based shares)	$10,417,128	$10,417,128	$10,417,128	$10,417,128
Performance-Based Shares(2)	20,052,256	20,052,256	20,052,256	20,052,256
Base Salary	—	—	3,000,000	—
Annual Incentive Award	—	3,000,000	6,000,000	1,500,000
Health Benefits	—	136,184	181,579	272,368	(3)
Retention Award	6,096,847	6,096,847	6,096,847	6,096,847
TOTAL	$36,566,231	$39,702,415	$45,747,810	$38,338,599

(1)	Under all termination scenarios other than a termination by the Company for cause, Mr. Burnison would receive payment of his deferred Retention Award of $5,000,000, which fully vested as of March 30, 2022, plus the amount of interest accrued during the mandatory deferral period, as described above.
(2)	For the calculations above, if performance shares would vest based on actual Company performance, to the extent the applicable vesting period was still ongoing as of the end of fiscal 2026, it was assumed that the Company achieved target performance.
(3)	Where Mr. Burnison or his dependents are entitled to COBRA for as long as COBRA is available, we have assumed entitlement to 36 months of COBRA as that is the maximum length of time for which such benefits may be available.

Robert P. Rozek. Under the Rozek Employment Agreement, if Mr. Rozek’s employment terminates due to death or disability, then he, or his legal representatives, would receive: (1) all accrued compensation as of the date of termination; (2) full vesting of all outstanding stock options, other equity-type incentives (excluding performance shares) and benefits under the ECAP; (3) a pro rata portion of his target annual cash incentive award for the fiscal year in which his employment terminated; (4) the number of performance shares that would have been earned if he had served the Company for the entire performance period and the target performance had been achieved; and (5) reimbursement of COBRA coverage premiums for him and his dependents for as long as such coverage was available under COBRA.

If the Company terminates Mr. Rozek’s employment for cause at any time or he voluntarily terminates his employment without good reason, then the Company would pay him accrued compensation through the date of termination.

If Mr. Rozek’s employment is Involuntarily Terminated prior to a change in control or more than 24 months after a change in control, then he will be entitled to the following: (1) his accrued compensation; (2) a pro rata portion of his annual cash incentive award, based on actual Company performance, for the year in which his employment terminated; (3) cash payments equal to one and one-half times his then current annual base salary and one and one-quarter times his target annual cash incentive award; (4) for up to 18 months after termination, reimbursement of COBRA coverage premiums for him and his dependents; (5) all outstanding Time Vested Awards will continue to vest in accordance with their terms (disregarding such termination); and (6) the performance awards will vest based on actual performance through the entire performance period.

If Mr. Rozek’s employment is Involuntarily Terminated within 24 months following a change in control, then he will be entitled to the following: (1) his accrued compensation; (2) a pro rata portion of his target annual cash incentive award; (3) cash payments equal to two and one-half times his current annual base salary and two and one-half times his target annual cash incentive award; (4) for up to 18 months after termination, reimbursement of COBRA coverage premiums for him and his dependents and for 6 months thereafter, if COBRA coverage is no longer available, reimbursement of a portion of the cost of healthcare coverage for him and his dependents; (5) vesting on the date of termination of all outstanding Time Vested Awards; and (6) a number of performance awards equal to the greater of (i) the performance awards that would have been earned if he had served the Company for the entirety of any open performance period and the Company’s performance during such period had been the Company’s actual performance through the date of the change in control and at the target level for the period subsequent to the change in control and (ii) the performance awards that would have been earned if he had served the Company for the entirety of any open performance period and the Company’s performance during such period had been at the target level of performance for the entire performance period.

If Mr. Rozek terminates his employment due to retirement, he will be entitled to the following: (1) his accrued compensation; (2) Time Vested Awards that have been outstanding for more than 90 days will continue to vest in accordance with their terms (disregarding such termination); and (3) performance awards that have been outstanding for more than 90 days will vest based on actual performance through the entire performance period. Mr. Rozek is required to provide 6 months’ notice prior to terminating his employment due to retirement. The severance benefits described above are conditioned on Mr. Rozek’s execution and delivery of a general release and compliance with covenants relating to confidentiality, non-solicitation, and non-competition.

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Robert P. Rozek	Retirement	Prior to a Change in Control or More than 24 Months after a Change in Control and Termination Without Cause or With Good Reason	Within 24 Months after a Change in Control and Termination Without Cause or With Good Reason	Death or Disability
Equity/ECAP (excluding performance-based shares)	$3,983,277	$3,983,277	$3,983,277	$3,983,277
Performance-Based Shares(1)	7,944,231	7,944,231	7,944,231	7,944,231
Base Salary	—	937,500	1,562,500	—
Annual Incentive Award	—	2,437,500	2,625,000	750,000
Health Benefits	—	95,249	126,999	190,498	(2)
TOTAL	$11,927,508	$15,397,757	$16,242,007	$12,868,006

(1)	For the calculations above, if performance shares would vest based on actual Company performance, to the extent the applicable vesting period was still ongoing as of the end of fiscal 2026, it was assumed that the Company achieved target performance.
(2)	Where Mr. Rozek or his dependents are entitled to COBRA for as long as COBRA is available, we have assumed entitlement to 36 months of COBRA as that is the maximum length of time for which such benefits may be available.

Michael Distefano. Under the Distefano Employment Agreement, if Mr. Distefano’s employment terminates due to death or disability, then he, or his legal representatives, would receive: (1) all accrued compensation as of the date of termination; (2) full vesting of all outstanding stock options, other equity-type incentives (excluding performance shares) and benefits under the ECAP; (3) a pro rata portion of his target annual cash incentive award for the fiscal year in which his employment terminated; (4) the number of performance shares that would have been earned if he had served the Company for the entire performance period and the target performance had been achieved; and (5) reimbursement of COBRA coverage premiums for him and his dependents for as long as such coverage was available under COBRA.

If the Company terminates Mr. Distefano’s employment for cause at any time or he voluntarily terminates his employment without good reason, then the Company would pay him accrued compensation through the date of termination.

If Mr. Distefano’s employment is Involuntarily Terminated prior to a change in control or more than 24 months after a change in control, then he will be entitled to the following: (1) his accrued compensation; (2) a pro rata portion of his annual cash incentive award, based on actual Company performance, for the year in which his employment terminated; (3) cash payments equal to one and one-half times his then current annual base salary and one and one-quarter times his target annual cash incentive award; (4) for up to 18 months after termination, reimbursement of COBRA coverage premiums for him and his dependents; (5) the Time Vested Awards that would have vested within 12 months of termination will become fully vested as of the date of such termination; and (6) a pro rata portion of the performance awards will vest based on actual performance during the entire performance period and the number of days he was employed during the performance period plus an additional year (provided this number of days does not exceed the number of days in the performance period).

If Mr. Distefano’s employment is Involuntarily Terminated within 24 months following a change in control, then he will be entitled to the following: (1) his accrued compensation; (2) a pro rata portion of his target annual cash incentive award; (3) cash payments equal to two and one-half times his current annual base salary and two and one-half times his target annual cash incentive award; (4) for up to 18 months after termination, reimbursement of COBRA coverage premiums for him and his dependents and for 6 months thereafter, if COBRA coverage is no longer available, reimbursement of a portion of the cost of healthcare coverage for him and his dependents; (5) vesting on the date of termination of all outstanding Time Vesting Awards; and (6) a number of performance awards equal to the greater of (i) the performance awards that would have been earned if he had served the Company for the entirety of any open performance period and the Company’s performance during such period had been the Company’s actual performance through the date of the change in control and at the target level for the period subsequent to the change in control and (ii) the performance awards that would have been earned if he had served the Company for the entirety of any open performance period and the Company’s performance during such period had been at the target level of performance for the entire performance period.

In addition, pursuant to the terms of the LTPU Plan and Mr. Distefano’s LTPU awards, which fully vested in fiscal year 2022, in the case of death or disability, payout of the award, which generally occurs in five equal annual installments commencing in the calendar year including the seventh anniversary of the grant date and over four years thereafter (unless elected otherwise), would commence, if payout had not yet commenced, on the 60th day following a termination due to death, or would be payable as a single lump sum in the year in which a disability occurs. Each unit awarded under the LTPU Plan has a total value of $125,000. Mr. Distefano was awarded six units under the LTPU Plan and thus the total value of his unpaid vested award is $325,000. Notwithstanding the foregoing, if the LTPUP Administrator determines that Mr. Distefano’s termination is for cause or that he has engaged in Detrimental Activity, then Mr. Distefano’s vested award under the LTPU Plan would be forfeited.

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Michael Distefano	Prior to a Change in Control or More than 24 Months after a Change in Control and Termination Without Cause or With Good Reason	Within 24 Months after a Change in Control and Termination Without Cause or With Good Reason	Death or Disability
Equity/ECAP (excluding performance-based shares)	$773,627	$2,115,649	$2,115,649
Performance-Based Shares(1)	4,187,603	4,488,022	4,488,022
Base Salary	825,000	1,375,000	—
Annual Incentive Award	1,543,300	1,925,000	550,000
Health Benefits	95,249	126,999	190,498	(2)
LTPU Award(3)	325,000	325,000	325,000
TOTAL	$7,749,779	$10,355,670	$7,669,169

(1)	For the calculations above, if performance shares would vest based on actual Company performance, to the extent the applicable vesting period was still ongoing as of the end of fiscal 2026, it was assumed that the Company achieved target performance.
(2)	Where Mr. Distefano or his dependents are entitled to COBRA for as long as COBRA is available, we have assumed entitlement to 36 months of COBRA as that is the maximum length of time for which such benefits may be available.
(3)	Mr. Distefano’s LTPU award was already fully vested as of the last day of the fiscal year. The full value of the award (less any amounts previously paid) is payable following any termination of employment subject to the terms of the LTPU Plan and as described in more detail above.

Jeanne MacDonald. Under the MacDonald Employment Agreement, if Ms. MacDonald’s employment terminates due to death or disability, then she, or her legal representatives, would receive: (1) all accrued compensation as of the date of termination; (2) full vesting of all outstanding stock options, other equity-type incentives (excluding performance shares) and benefits under the ECAP; (3) a pro rata portion of her target annual cash incentive award for the fiscal year in which her employment terminated; (4) the number of performance shares that would have been earned if she had served the Company for the entire performance period and the target performance had been achieved; and (5) reimbursement of COBRA coverage premiums for her and her dependents for as long as such coverage was available under COBRA.

If the Company terminates Ms. MacDonald’s employment for cause at any time or she voluntarily terminates her employment without good reason, then the Company would pay her accrued compensation through the date of termination. In addition, if such a termination occurs prior to July 19, 2027, then Ms. MacDonald would be required to repay the unvested portion of her $200,000 promotion cash bonus, which vests in four equal annual installments on each of July 19, 2024, 2025, 2026, and 2027. Therefore, if Ms. MacDonald had been terminated for cause or had voluntarily terminated without good reason as of April 30, 2026, she would have been required to repay $100,000 to the Company.

If Ms. MacDonald’s employment is Involuntarily Terminated prior to a change in control or more than 24 months after a change in control, then she will be entitled to the following: (1) her accrued compensation; (2) a pro rata portion of her annual cash incentive award, based on actual Company performance, for the year in which her employment terminated; (3) cash payments equal to one and one-half times her then current annual base salary and one and one-quarter times her target annual cash incentive award; (4) for up to 18 months after termination, reimbursement of COBRA coverage premiums for her and her dependents; (5) the Time Vested Awards that would have vested within 12 months of termination will become fully vested as of the date of such termination; and (6) a pro rata portion of the performance awards will vest based on actual performance during the entire performance period and the number of days she was employed during the performance period plus an additional year (provided this number of days does not exceed the number of days in the performance period).

If Ms. MacDonald’s employment is Involuntarily Terminated within 24 months following a change in control, then she will be entitled to the following: (1) her accrued compensation; (2) a pro rata portion of her target annual cash incentive award; (3) cash payments equal to two and one-half times her current annual base salary and two and one-half times her target annual cash incentive award; (4) for up to 18 months after termination, reimbursement of COBRA coverage premiums for her and her dependents and for 6 months thereafter, if COBRA coverage is no longer available, reimbursement of a portion of the cost of healthcare coverage for her and her dependents; (5) vesting on the date of termination of all outstanding Time Vesting Awards; and (6) a number of performance awards equal to the greater of (i) the performance awards that would have been earned if she had served the Company for the entirety of any open performance period and the Company’s performance during such period had been the Company’s actual performance through the date of the change in control and at the target level for the period subsequent to the change in control and (ii) the performance awards that would have been earned if she had served the Company for the entirety of any open performance period and the Company’s performance during such period had been at the target level of performance for the entire performance period.

In addition, pursuant to the terms of the LTPU Plan and Ms. MacDonald’s LTPU awards, her unvested LTPU awards would become vested upon the occurrence of her death or disability or the event of a change in control and, in the case of death or disability, payout of the award, which generally occurs in five equal annual installments commencing in the calendar year including the seventh anniversary of the grant date and over four years thereafter (unless elected otherwise), would commence, if payout had not yet commenced, on the 60th day following a termination due to death or would be payable as a single lump sum in the year in which a disability occurs.

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Each unit awarded under the LTPU Plan has a total value and a base value, which is relevant for purposes of determining the value of payout of a partially-vested LTPU award. Awards granted (1) on or after June 1, 2020, and prior to July 1, 2021, have a total value of $50,000 and a base value of $25,000, (2) on or after July 1, 2021, have a total value of $62,500 and a base value of $25,000, and (3) prior to June 1, 2020, have a total value of $125,000 and a base value of $50,000. Ms. MacDonald was awarded 62 units under the LTPU Plan and, thus, as of April 30, 2026, the total value of her unpaid awards, if fully vested, was $4,000,000 (of which $2,250,000 was already fully vested per their terms, net of payments previously made), and the total base value of her unvested awards was $700,000. If Ms. MacDonald terminates employment prior to her death or disability and not for cause, in addition to the value of her fully vested awards ($2,250,000, which would be paid out as described above), she is entitled to a lump sum payment of a portion of the base value of her unvested awards based on the years of service completed since the applicable grant date to the extent that the termination occurs at least 13 months following the grant date. Ms. MacDonald’s unvested LTPU awards were made on July 11, 2022, and July 11, 2023; with respect to such unvested awards, such a termination occurring on April 30, 2026, would entitle her to $400,000. Notwithstanding the foregoing, if the LTPUP Administrator determines that Ms. MacDonald’s termination is for cause or that she has engaged in Detrimental Activity, then Ms. MacDonald’s vested awards under the LTPU Plan would be forfeited.

Jeanne MacDonald	Prior to a Change in Control or More than 24 Months after a Change in Control and Termination Without Cause or With Good Reason	Within 24 Months after a Change in Control and Termination Without Cause or With Good Reason	Change of Control	Death or Disability
Equity/ECAP (excluding performance-based shares)	$549,326	$1,695,217	$—	$1,695,217
Performance-Based Shares(1)	1,811,044	2,111,463	—	2,111,463
Base Salary	825,000	1,375,000	—	—
Annual Incentive Award	1,507,000	1,925,000	—	550,000
Health Benefits	136,184	181,579	—	272,368	(2)
LTPU Award(3)	2,650,000	—	4,000,000	4,000,000
TOTAL	$7,478,554	$7,288,259	$4,000,000	$8,629,048

(1)	For the calculations above, if performance shares would vest based on actual Company performance, to the extent the applicable vesting period was still ongoing as of the end of fiscal 2026, it was assumed that the Company achieved target performance.
(2)	Where Ms. MacDonald or her dependents are entitled to COBRA for as long as COBRA is available, we have assumed entitlement to 36 months of COBRA as that is the maximum length of time for which such benefits may be available.
(3)	Certain of Ms. MacDonald’s LTPU awards were unvested as of the last day of the fiscal year. The unvested LTPU awards would fully vest on a change of control or a termination due to death or disability and would pay out subject to the terms of the LTPU Plan and as described in more detail above. In the event of Ms. MacDonald’s termination that is not for cause and not due to death or disability, the base value of the unvested awards would become payable based on years of service since the applicable grant date subject to the terms of the LTPU Plan and as described in more detail above. The full value of Ms. MacDonald’s vested awards as of April 30, 2026, net of payments previously made, is payable following any termination of employment subject to the terms of the LTPU Plan and as described in more detail above.

Lesley Uren. Under the Uren Employment Agreement, if Ms. Uren’s employment terminates due to death or disability, then she, or her legal representatives, would receive: (1) all accrued compensation as of the date of termination; (2) full vesting of all outstanding stock options, other equity-type incentives (excluding performance shares) and benefits under the ECAP; (3) a pro rata portion of her target annual cash incentive award for the fiscal year in which her employment terminated; and (4) the number of performance shares that would have been earned if she had served the Company for the entire performance period and the target performance had been achieved.

If the Company terminates Ms. Uren’s employment for cause at any time or she voluntarily terminates her employment without good reason, then the Company would pay her accrued compensation through the date of termination.

If Ms. Uren’s employment is Involuntarily Terminated prior to a change in control or more than 24 months after a change in control and not due to a Transition Termination (as described below), then she will be entitled to the following: (1) her accrued compensation; (2) a pro rata portion of her annual cash incentive award, based on actual Company performance, for the year in which her employment terminated; (3) cash payments equal to one and one-half times her then current annual base salary and one and one-quarter times her target annual cash incentive award; (4) the Time Vested Awards that would have vested within 12 months of termination will become fully vested as of the date of such termination; and (5) a pro rata portion of the performance awards will vest based on actual performance during the entire performance period and the number of days she was employed during the performance period plus an additional year (provided this number of days does not exceed the number of days in the performance period).

If Ms. Uren’s employment is Involuntarily Terminated within 24 months following a change in control, then she will be entitled to the following: (1) her accrued compensation; (2) a pro rata portion of her target annual cash incentive award; (3) cash payments equal to two and one-half times her current annual base salary and two and one-half times her target annual cash incentive award; (4) vesting on the date of termination of all outstanding Time Vesting Awards; and

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(5) a number of performance awards equal to the greater of (i) the performance awards that would have been earned if she had served the Company for the entirety of any open performance period and the Company’s performance during such period had been the Company’s actual performance through the date of the change in control and at the target level for the period subsequent to the change in control and (ii) the performance awards that would have been earned if she had served the Company for the entirety of any open performance period and the Company’s performance during such period had been at the target level of performance for the entire performance period.

If Ms. Uren’s employment is terminated by the Company prior to a change in control and prior to August 1, 2027 due to the Company having made an offer to a replacement to serve in Ms. Uren’s role or by Ms. Uren as a result of the Company, prior to a change in control and prior to August 1, 2027, having materially reduced her duties or responsibilities (such a termination, a “Transition Termination”), then she will be entitled to the following: (1) her accrued compensation; (2) a pro rata portion of her annual cash incentive award, based on actual Company performance, for the year in which her employment terminated; (3) vesting on the date of termination of all outstanding Time Vesting Awards; and (4) Ms. Uren’s performance awards will vest based on actual performance during the entire performance period as though she had served for the duration of such performance period(s).

Lesley Uren	Transition Termination	Prior to a Change in Control or More than 24 Months after a Change in Control and Termination Without Cause or With Good Reason	Within 24 Months after a Change in Control and Termination Without Cause or With Good Reason	Death or Disability
Equity/ECAP (excluding performance-based shares)	$984,375	$350,737	$984,375	$984,375
Performance-Based Shares(1)	564,740	376,150	564,740	564,740
Base Salary(2)	—	910,568	1,517,614	—
Annual Incentive Award(2)	925,137	1,683,944	2,124,659	607,046
TOTAL	$2,474,252	$3,321,399	$5,191,388	$2,156,161

(1)	For the calculations above, if performance shares would vest based on actual Company performance, to the extent the applicable vesting period was still ongoing as of the end of fiscal 2026, it was assumed that the Company achieved target performance.
(2)	Amounts were converted into U.S. Dollars from British pounds at the exchange rate of 1.34899 in effect on April 30, 2026.

For purposes of the foregoing employment agreements, “cause,” “change in control,” and “good reason,” generally mean the following:

•	“Cause” means:
	–	conviction of any felony or other crime involving fraud, dishonesty or acts of moral turpitude, or pleading guilty or nolo contendere to such charges; or
	–	reckless or intentional behavior or conduct that causes or is reasonably likely to cause the Company material harm or injury or exposes or is reasonably likely to expose the Company to any material civil, criminal, or administrative liability; or
	–	any material misrepresentation or false statement made by the executive in any application for employment, employment history, resume, or other document submitted to the Company, either before, during, or after employment; or
	–	for Mr. Distefano and Mmes. MacDonald and Uren, material violation of the Company’s material written policies or procedures.
•	“Change in Control” means:
	–	an acquisition by any person of beneficial ownership or a pecuniary interest in more than 50% of the common stock of the Company or voting securities entitled to then vote generally in the election of directors (“Voting Stock”) of the Company, after giving effect to any new issue in the case of an acquisition from the Company;
	–	the consummation of a merger, consolidation, or reorganization of the Company or of a sale or other disposition of all or substantially all of the Company’s consolidated assets as an entirety (collectively, a “Business Combination”), other than a Business Combination (a) in which all or substantially all of the holders of Voting Stock of the Company hold or receive directly or indirectly 50% or more of the Voting Stock of the entity resulting from the Business Combination (or a parent company), and (b) after which no person (other than certain excluded persons) owns more than 50% of the Voting Stock of the resulting entity (or a parent company) who did not own directly or indirectly at least that percentage of the Voting Stock of the Company immediately before the Business Combination, and (c) after which one or more excluded persons own an aggregate amount of Voting Stock of the resulting entity at least equal to the aggregate number of shares of Voting Stock owned by any persons who (i) own more than 5% of the Voting Stock of the resulting entity, (ii) are not excluded persons, (iii) did not own directly or indirectly at least the same percentage of the Voting Stock of the Company immediately before the Business Combination, and (iv) in the aggregate own more than 50% of the Voting Stock of the resulting entity;
	–	consummation of the dissolution or complete liquidation of the Company; or
•	during any period of two consecutive years, individuals who at the beginning of such period constituted the Board and any new directors whose appointment, election, or nomination for election

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was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of the period or whose appointment, election or nomination for election was previously so approved (all such directors, “Incumbent Directors”), cease for any reason to constitute a majority of the Board. Notwithstanding the above provisions, no “Change in Control” shall be deemed to have occurred if a Business Combination, as described above, is effected and a majority of the Incumbent Directors, through the adoption of a Board resolution, determine that, in substance, no Change in Control has occurred.
•	“Good Reason” for purposes of Mr. Burnison means, if without Mr. Burnison’s prior written consent:
	–	the Company materially reduces Mr. Burnison’s duties or responsibilities as Chief Executive Officer or assigns him duties which are materially inconsistent with his duties or which materially impair his ability to function as Chief Executive Officer;
	–	the Company reduces Mr. Burnison’s base salary or target annual incentive award under the Company’s annual cash incentive plan (in each case, other than as part of an across-the-board reduction applicable to all executive officers of the Company);
	–	the Company fails to perform or breaches its obligations under any other material provision of the Burnison Employment Agreement and fails to cure such failure or breach within the period required by the Burnison Employment Agreement;
	–	Mr. Burnison’s primary location of business is moved by more than 50 miles, subject to certain exceptions set forth in the Burnison Employment Agreement;
	–	the Company reduces Mr. Burnison’s title of Chief Executive Officer or removes him; or
	–	the Company fails to obtain the assumption in writing of its obligation to perform the Burnison Employment Agreement by any successor to all or substantially all of the assets of the Company within 15 days after a merger, consolidation, sale, or similar transaction.
•	“Good Reason” for purposes of Mr. Rozek means, if without Mr. Rozek’s prior written consent:
	–	the Company materially reduces Mr. Rozek’s title, duties, or responsibilities as Chief Financial Officer and Chief Corporate Officer, or removes him;
	–	the Company reduces Mr. Rozek’s then current base salary or target award opportunity under the Company’s annual cash incentive compensation program (in each case, other than as part of an across-the-board reduction applicable to all “named executive officers” of the Company (as defined under Item 402 of Regulation S-K and to the extent employed by the Company at that time)); or
	–	Mr. Rozek’s primary location of business is moved by more than 50 miles (other than in connection with a move of the Company’s corporate headquarters).
•	“Good Reason” for purposes of Mr. Distefano and Mmes. MacDonald and Uren means, if without their prior written consent and subject to the Company’s cure right:
	–	The Company materially reduces the executive’s duties or responsibilities; or
	–	The Company materially reduces the executive’s then current base salary or target annual incentive award (other than as part of an across-the-board reduction applicable to all “named executive officers” of the Company); or
	–	the Company materially breaches a material term of the executive’s employment agreement.

In the case of Ms. Uren, the foregoing applies if it occurs on or after August 1, 2027.

Pay Ratio Disclosure

The 2026 annual total compensation of the median compensated of all our employees, other than our CEO Gary Burnison, was $120,674; Mr. Burnison’s 2026 annual total compensation was $16,117,290, and the ratio of these amounts was 1-to-134.

The SEC’s rules for identifying the median compensated employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their employee populations and compensation practices. As a result, the pay ratio reported by other companies may not be comparable to the pay ratio reported above, as other companies have different employee populations and compensation practices and may utilize different methodologies, exclusions, estimates, and assumptions in calculating their own pay ratios.

As permitted under the SEC rules, we used the same median employee as last year because we believe we did not experience any changes in our employee population or employee compensation arrangements that would significantly impact the pay ratio disclosure. The pay ratio reported above is a reasonable estimate calculated in a manner consistent with SEC rules based on our payroll and employment records and the methodology described below. For these purposes, we identified a median compensated employee using base salary paid in fiscal year 2024, annualized to the extent permitted by SEC rules for those employees that were employed for less than the full fiscal year or on an unpaid leave. As permitted by SEC rules, to identify the global median employee, we used a valid statistical sampling methodology applied to all of our employees who were employed as of April 30, 2024, which was approximately 10,880 employees, after excluding approximately 305 employees by applying the de minimis exemption that allows the exclusion of no more than 5% of our total non-U.S. employee population. The table below discloses the countries and excluded employees under the de minimis exemption.

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Country	Approximate Number of Excluded Employees
Azerbaijan	1
Lithuania	3
Vietnam	4
Ecuador	7
Bulgaria	11
Thailand	37
Turkey	57
Mexico	185

Pay Versus Performance

As required by Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(v) of Regulation S-K, we are providing the following information about the relationship between executive “compensation actually paid” and certain financial performance of the Company. For further information concerning the Company’s pay for performance philosophy and how the Company aligns executive compensation with the Company’s performance, refer to the “Compensation Discussion and Analysis” section of this Proxy Statement.

					Value of Initial Fixed $100 Investment Based On:
Year (a)	Summary Compensation Table Total for PEO(1) (b)	Compensation Actually Paid to PEO(2) (c)	Average Summary Compensation Table Total for Non-PEO NEOs(1) (d)	Average Compensation Actually Paid to Non-PEO NEOs(2) (e)	Total Shareholder Return(3) (f)	Peer Group Total Shareholder Return(4) (g)	Net Income (in thousands)(5) (h)	Adjusted Fee Revenue (in millions)(6) (i)
2026	$ 16,117,290	$ 20,083,791	$4,527,075	$5,073,794	$107	$73	$280,820	$2,893
2025	14,671,340	16,674,367	4,098,942	4,321,252	96	103	251,076	2,694
2024	12,097,658	21,040,675	3,575,515	4,015,867	93	108	172,561	2,788
2023	11,517,445	4,752,895	3,283,352	1,500,999	72	94	213,054	2,876
2022	9,547,534	6,792,260	3,677,007	2,726,928	91	99	330,845	2,596
(1)	The dollar amounts reported in column (b) are the amounts reported for Gary Burnison (the Company’s Chief Executive Officer) for each of the corresponding years in the “Total” column in our Summary Compensation Table. The dollar amounts reported in column (d) represent the average of the amounts reported for the Company’s named executive officers (NEOs) as a group (excluding Mr. Burnison) in the “Total” column of the Summary Compensation Table in each applicable year. The names of each of the NEOs included for these purposes in each applicable year are as follows: (i) for fiscal year 2026, Messrs. Rozek and Distefano and Mmes. MacDonald and Uren; (ii) for fiscal year 2025, Messrs. Rozek, Distefano, and Arian and Mmes. MacDonald and Uren; (iii) for fiscal year 2024, Messrs. Rozek, Arian, Distefano, and Mulrooney and Ms. MacDonald; (iv) for fiscal year 2023, Messrs. Rozek, Mulrooney, Arian, and Distefano; and (v) for fiscal year 2022, Messrs. Rozek, Mulrooney, and Arian.
(2)	The dollar amounts reported in column (c) represent the amount of “compensation actually paid” to Mr. Burnison, and the dollar amounts reported in column (e) represent the average amount of “compensation actually paid” to our other NEOs as a group, each as computed in accordance with Item 402(v) of Regulation S-K and do not reflect the total compensation actually realized or received by Mr. Burnison or the other NEOs on average, as applicable. In accordance with these rules, these amounts reflect “Total Compensation” as set forth in the Summary Compensation Table for each year, adjusted as required by applicable SEC rules and as shown below with respect to fiscal year 2026. Equity values are calculated in accordance with FASB ASC Topic 718, and the valuation assumptions used to calculate fair values did not materially differ from those disclosed at the time of grant. The equity values included in “compensation actually paid” do not correspond to the actual values that may be recognized by the named executive officers.

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	2026
Compensation Actually Paid	PEO	Other NEOs	*
Summary Compensation Table Total	$16,117,290	$4,527,075
Less, value of “Stock Awards” and “Option Awards” reported in Summary Compensation Table	(11,982,027)	(2,671,545)
Less, Change in Pension Value reported in Summary Compensation Table	—	—
Plus, year-end fair value of outstanding and unvested equity awards granted in the year	11,245,341	2,516,385
Plus, fair value as of vesting date of equity awards granted and vested in the year	2,259,569	254,749
Plus (less), year over year change in fair value of outstanding and unvested equity awards granted in prior years	(172,378)	85,819
Plus (less), change in fair value from last day of prior fiscal year to vesting date for equity awards granted in prior years that vested in the year	2,070,897	274,644
Less, prior year-end fair value for any equity awards forfeited in the year	—	—
Plus, dividends or other earnings paid on awards in the covered fiscal year prior to vesting if not otherwise included in the SCT Total for the covered fiscal year	545,099	86,667
Plus, pension service cost for services rendered during the year	—	—
Compensation Actually Paid	$20,083,791	$5,073,794
*	Amounts presented are averages for the entire group of Other NEOs.
(3)	Total Shareholder Return (TSR) is calculated by dividing (a) the sum of (i) the cumulative amount of dividends for the measurement period, assuming dividend reinvestment, and (ii) the difference between the Company’s share price at the end of each fiscal year shown and the beginning of the measurement period, and the beginning of the measurement period, by (b) the Company’s share price at the beginning of the measurement period. The beginning of the measurement period for each year in the table is April 30, 2021.
(4)	The peer group used for this purpose is the following Company-established peer group, as used in the Form 10-K for purposes of Item 201(e)(1)(ii) of Regulation S-K: Costar Group Inc. (CSGP), Cushman & Wakefield Plc. (CWK), Everforth, Inc. (EFOR) (f/k/a ASGN, Inc.), FTI Consulting Inc. (FCN), Huron Consulting Group Inc. (HURN), ICF International Inc. (ICFI), Insperity Inc. (NSP), Jones Lang Lasalle Inc. (JLL), ManpowerGroup Inc. (MAN), PageGroup Plc. (MPGPF), Robert Half International Inc. (RHI), Trinet Group Inc. (TNET), and Verisk Analytics Inc. (VRSK).
(5)	The dollar amounts reported represent the amount of net income reflected in the Company’s audited financial statements for the applicable fiscal year.
(6)	Adjusted Fee Revenue is defined as Fee Revenue of the Company, as reported in the Form 10-K for the applicable fiscal year, adjusted as necessary to eliminate the effect of currency fluctuations, including by translating the applicable fiscal year’s actual results at a currency rate comparable to the rate used in the Company’s AOP for such fiscal year.

Description of Certain Relationships between Information Presented in the Pay Versus Performance Table

As described in more detail in the “Compensation Discussion and Analysis” section of this Proxy Statement, the Company’s executive compensation program reflects a variable pay-for-performance philosophy. While the Company utilizes several performance measures to align executive compensation with Company performance, all of those Company measures are not presented in the Pay versus Performance table. Moreover, the Company generally seeks to incentivize long-term performance, and therefore does not specifically align the Company’s performance measures with compensation that is actually paid (as computed in accordance with SEC rules) for a particular year. In accordance with SEC rules, the Company is providing the following descriptions of the relationships between information presented in the Pay versus Performance table.

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Compensation Actually Paid, Cumulative TSR, and Peer Group TSR

I CAP vs Company TSR and Peer Group TSR

*	Value of Initial Fixed $100 Investment on April 30, 2021

Compensation Actually Paid and Net Income

I CAP vs. Net Income

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Compensation Actually Paid and Adjusted Fee Revenue

I CAP vs. Adjusted Fee Revenue

Financial Performance Measures

As described in greater detail in the “Compensation Discussion and Analysis” section of this Proxy Statement, the Company’s executive compensation program reflects a variable pay-for-performance philosophy. The metrics that the Company uses for both our long-term and short-term incentive awards are selected based on an objective of incentivizing our NEOs to increase the value of our enterprise for our stockholders. The most important financial performance measures used by the Company to link executive compensation actually paid to the Company’s NEOs, for the most recently completed fiscal year, to the Company’s performance are as follows:

1. Adjusted Fee Revenue;

2. Adjusted EBITDA Margin;

3. Adjusted Diluted EPS; and

4. Adjusted ROIC.

Fiscal Year 2026 Compensation of Directors

The compensation of directors, including all restricted stock unit awards, for fiscal year 2026 is set forth in the table below.

Name	Fees Earned or Paid in Cash ($)		Stock Awards ($)	(1)	All Other Compensation ($)	(2)	Total ($)
Doyle N. Beneby	113,000	(3)	199,784		83,588		396,372
Laura M. Bishop	107,000	(4)	199,784		9,182		315,966
Matthew J. Espe	125,000	(5)	199,784		16,923		341,707
Russell A. Hagey	—	(6)	294,535		9,886		304,421
Charles L. Harrington	—	(7)	—		7,646		7,646
Jerry P. Leamon	270,000	(8)	199,784		16,923		486,707
Angel R. Martinez	107,000	(9)	199,784		16,923		323,707
Debra J. Perry	—	(10)	—		21,372		21,372
Lori J. Robinson	95,000	(11)	199,784		5,331		300,115
Peter A. Shimer	57,751	(12)	108,033		913		166,697
(1)	Represents the aggregate grant date fair value of awards granted during the fiscal year, calculated in accordance with Accounting Standards Codification, 718, Compensation-Stock Compensation. The assumptions used to calculate the valuation of the awards are set forth in Note 4 to the notes to consolidated financial statements in our Form 10-K. As of April 30, 2026, the aggregate restricted stock units held by each director was 2,720 restricted stock units representing their annual equity grant, except for Mr. Shimer who held 1,660 restricted stock units representing a prorated annual equity grant based on the number of days from March 5, 2026, the date of his appointment to the Board of Directors, through September 18, 2026, the first anniversary of the 2025 annual director compensation grant date. Mr. Hagey held an additional 1,290 restricted stock units granted in respect of the annual director fee that he elected to receive in the form of restricted stock units. Messrs. Beneby, Espe, Hagey, Leamon, and Martinez and Ms. Bishop held an additional 39,940, 6,440, 1,310, 6,440, 6,440, and 2,550 fully vested deferred stock units, respectively.
(2)	Represents dividends on unvested restricted stock units.

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(3)	Mr. Beneby received a director fee of $95,000 and an annual fee of $18,000 for service as the Nominating Committee Chair during fiscal 2026.
(4)	Ms. Bishop received a director fee of $95,000 and an annual fee of $12,000 for service as an Audit Committee Member during fiscal 2026.
(5)	Mr. Espe received a director fee of $95,000 and an annual fee of $30,000 for service as the Audit Committee Chair during fiscal 2026.
(6)	Mr. Hagey received a director fee of $95,000 during fiscal 2026 in restricted stock units instead of cash and was issued 1,290 restricted stock units in lieu of such fees with a grant date fair value of $94,751.
(7)	Mr. Harrington resigned from the Board of Directors effective September 18, 2025. Accordingly, no director compensation was earned or paid following his resignation. The amount reported in this table represents cash dividend payments received with respect to dividends declared and paid during fiscal 2026 for which he was the stockholder of record while serving as a director.
(8)	Mr. Leamon received an annual fee of $150,000 as Chair of the Board, a director fee of $95,000, and an annual fee of $25,000 for service as Compensation Committee Chair during fiscal 2026.
(9)	Mr. Martinez received a director fee of $95,000 and an annual fee of $12,000 for service as an Audit Committee Member during fiscal 2026.
(10)	Ms. Perry retired from the Board of Directors effective September 18, 2025. Accordingly, no director compensation was earned or paid following her resignation. The amount reported in this table represents (i) cash dividend payments received with respect to dividends declared and paid during fiscal 2026 for which she was the stockholder of record while serving as a director and (ii) $16,274, representing the value of a retirement gift provided by the Company.
(11)	Ms. Robinson received a director fee of $95,000 during fiscal 2026.
(12)	Mr. Shimer was appointed to the Board of Directors on March 5, 2026. Accordingly, the amount reported in this table represents a prorated annual director fee based on the number of days from March 5, 2026, the date of his appointment to the Board of Directors, through September 18, 2026, the first anniversary of the 2025 annual director compensation grant date.

Directors who are also employees or officers do not receive any additional compensation for their service on the Board. The Committee, in consultation with Pearl Meyer, its independent compensation consultant, periodically reviews non-employee director compensation and recommends changes based on competitive market data. As described in last year’s proxy statement, the Committee determined it was advisable to make certain changes to non-employee director compensation for fiscal 2026 as described below.

For fiscal 2026, the non-employee director compensation program provided for an annual equity award of restricted stock units with a value of approximately $200,000 (increased from $185,000 in fiscal 2025) to be awarded on the date of each annual meeting of stockholders. The number of units subject to such award is determined by dividing such value by the closing price of the Company’s common stock on the date of such annual meeting of stockholders (rounded to the nearest ten units). Non-employee directors are permitted to defer settlement of their restricted stock units; during fiscal year 2026, all directors other than Messrs. Beneby and Hagey and Ms. Robinson elected to defer their restricted stock units. The restricted stock unit awards vest on the day before the following annual meeting of stockholders or, if earlier, the date of a director’s death. Additionally, non-employee directors receive each year, $95,000 either in cash or in restricted stock units, at their election, on the date of each annual meeting of stockholders. During fiscal year 2026, Mr. Hagey elected to receive his director fees, including fees for service on any committees as described below, in restricted stock units and to defer settlement of such restricted stock units. The non-employee director compensation program is intended to compensate the non-employee directors for their services through the next annual meeting of stockholders. In addition, each member of the Audit Committee other than the Audit Committee Chair receives an amount in cash or restricted stock units annually ($12,000, increased from $10,000 in fiscal 2025), the Audit Committee Chair receives an amount in cash or restricted stock units annually ($30,000, increased from $25,000 in fiscal 2025), the Compensation and Personnel Committee Chair receives $25,000 in cash or restricted stock units annually, and the Nominating Committee Chair receives an amount in cash or restricted stock units annually ($18,000, increased from $12,500 in fiscal 2025). The Chair of the Board receives an amount in cash or restricted stock units annually ($150,000, increased from $130,000 in fiscal 2025). All directors are reimbursed for their out-of-pocket expenses incurred in connection with their duties as directors.

The Company’s stock ownership policy for directors requires each non-employee director to own three times their annual cash retainer in Company stock.

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03

Stock
Incentive Plan

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Proposal 3

Approval of the Korn Ferry Amended and Restated 2022 Stock Incentive Plan

Executive Summary

On August 8, 2022, the Board adopted the 2022 Stock Incentive Plan (the “2022 Plan”), which was subsequently approved by the Company’s stockholders on September 22, 2022 (the “Original Effective Date”). The 2022 Plan replaced the Company’s Fourth Amended and Restated 2008 Stock Incentive Plan and any prior version thereof (the “Prior Plan”) with respect to the grant of new awards from and after the Original Effective Date. The 2022 Plan was most recently amended and restated effective as of September 25, 2024 (the “A&R 2022 Plan”). In order to continue to provide qualified employees, officers, non-employee directors, and other service providers with stock-based incentives, on August 4, 2026, the Board approved, subject to stockholder approval, a further amendment and restatement of the A&R 2022 Plan (as so amended and restated, the “Plan”) to increase the total number of shares of the Company’s common stock available for stock-based awards by 1,400,000 shares, extend the term of the Plan to September 24, 2036, revise the limit on non-employee director compensation to be expressed in terms of an annual cash limit rather than an annual share limit, and make certain other administrative changes. The Board is submitting the Plan to the stockholders for their approval at the Annual Meeting.

As of July 31, 2026, an aggregate of 1,167,806 shares of common stock remained available for new grants under the A&R 2022 Plan for the grant of stock-based incentives. The Company believes a compensation policy that includes a balanced mix of cash and equity is the most effective way to attract and retain talented employees whose interests are aligned with stockholders. Without approval of the Plan, the Company will be constrained in its ability to use equity as a component of its compensation philosophy, a result that would put the Company at a considerable competitive disadvantage to its direct and indirect competitors in attracting and retaining the special high level professional employees on which the Company’s success is largely dependent.

While approving the Plan, the Board considered, among other things, the following:

•	potential dilution to its current stockholders as measured by burn rate and overhang (as described in “Key Data” below);
•	the policies and recommendations of stockholder advisory firms like Glass Lewis and Institutional Shareholder Services; and
•	the continued importance of motivating, recruiting, and retaining key employees who are highly sought after in the current extremely competitive job market.

Reasons for the Proposal

The Board unanimously recommends that the Company’s stockholders approve the Plan. The Company’s ability to grant an appropriate number of equity-based awards continues to be crucial in helping the Company compete more effectively for key employee talent. It is in the long-term interest of the Company and its stockholders to strengthen the ability to attract, motivate, and retain employees, officers, directors, and other service providers, and to provide additional incentive for those persons through stock ownership and other incentives to improve operations, increase profits, and strengthen the mutuality of interest between those persons and the Company’s stockholders.

If the Plan is not approved, the number of shares currently available under the A&R 2022 Plan is not projected to be sufficient to cover all of our future equity compensation needs. Thus, if the Plan is not approved, we may not be able to provide persons eligible for awards who are presently providing services to the Company with compensation packages that are necessary to retain and motivate these individuals. In addition, the Company’s future growth plans is based upon identifying and hiring additional highly talented key employees. If the Plan is not approved, we may not be able to provide those potential new hires with compensation packages necessary to attract and motivate them. If approved, the Board believes that the shares available under the Plan will be sufficient to fund the Company’s equity compensation needs for approximately two years.

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Key Data

When approving the Plan, the Board considered the burn rate with respect to the equity awards granted by the Company, as well as the Company’s overhang. The burn rate is equal to the total number of equity awards the Company granted in a fiscal year divided by the weighted average common stock outstanding during the year. Overhang is equal to the total number of equity awards outstanding plus the total number of shares available for grant under the Company’s equity plans divided by the total common stock outstanding.

The Company’s three-year average burn rate for the last three fiscal years was approximately 1.57%, which is above the median three-year average burn rate of 1.28% for the Company’s peer group (described in more detail beginning on page 40). The Company’s overhang as of July 31, 2026 was 6.07%, which was below the median overhang of the peer group of 10.35%. If the Plan is approved, the Company’s overhang would increase to 8.80%, which remains below peer group median.

The following table sets forth information regarding outstanding equity awards under the Prior Plan and the A&R 2022 Plan and shares available for future equity awards under the A&R 2022 Plan, in each case as of July 31, 2026 (without giving effect to approval of the Plan):

Total shares of common stock outstanding	51,356,133
Total shares underlying outstanding stock options	—
Weighted average exercise price of outstanding stock options	$0.00
Weighted average remaining contractual life of outstanding stock options	—
Total shares underlying outstanding unvested time-based restricted stock and restricted stock unit awards	1,191,269
Total shares underlying outstanding unearned performance-based restricted stock and restricted stock unit awards	759,650
Total shares currently available for grant under A&R 2022 Plan	1,167,806

Promotion of Good Corporate Governance Practices

The Plan provides for the following:

•	stock options and stock appreciation rights may not have a term in excess of ten years and may not be granted at a discount to the fair market value of our common stock on the grant date;
•	other than in connection with a change in the Company’s capitalization, the Company may not, without stockholder approval, (i) reduce the exercise price of a stock option or stock appreciation right, (ii) exchange a stock option or stock appreciation right for a new stock option or stock appreciation right with a lower exercise price or (iii) at any time when the exercise price of a stock option or stock appreciation right is above the fair market value of a share of our common stock, exchange such stock option or stock appreciation right for cash or other property;
•	no single-trigger vesting solely on account of a change in control;
•	no tax gross-ups;
•	no liberal share recycling;
•	annual cash-based limits on compensation that may be awarded to non-employee directors;
•	minimum vesting periods on all award types;
•	in no event will dividends or dividend equivalents be paid during the performance period with respect to unearned performance-based awards; and
•	the administrator may cancel outstanding awards or, in some cases, “claw back” awards previously granted if an award recipient engages in an act of misconduct described in the Plan document, or for certain senior-level executives, in the event of a violation of the Company’s clawback policy.

Plan Summary

The following summary of the material terms of the Plan is qualified in its entirety by reference to the complete statement of the Plan, which is set forth in Appendix B to this Proxy Statement. Stockholders are encouraged to read the text of the Plan in its entirety.

Purpose

The purpose of the Plan is to stimulate the efforts of employees, officers, non-employee directors, and other service providers, in each case who are selected to be participants, by heightening the desire of such persons to continue working toward and contributing to the success and progress of the Company.

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Administration

The Plan is administered by the Compensation and Personnel Committee of the Board, provided, however, that the Board may exercise any power of the Compensation and Personnel Committee. The administrator is authorized and empowered to do all things it determines to be necessary or appropriate in connection with the administration of the Plan, including accelerating awards in the event the administrator determines, in good faith, that such acceleration is necessary or desirable. Subject to the limitations and requirements set forth in the Plan, the Compensation and Personnel Committee may authorize one or more officers of the Company to perform any or all things that the administrator is authorized and empowered to do or perform under the Plan. The Compensation and Personnel Committee may delegate any or all aspects of day-to-day administration of the Plan to one or more officers or employees of the Company or any subsidiary, and/or to one or more agents.

Eligible Participants

Any person who is a current or prospective officer or employee of the Company or its subsidiaries, and any non-employee director of the Company or other service provider retained to provide consulting, advisory, or other services to the Company or its subsidiaries, is eligible to be considered for the grant of awards under the Plan. As of July 31, 2026, approximately 10,530 employees, eight non-employee directors, and approximately 3,460 contractors were eligible to participate in the Plan; provided, however, that we do not generally make grants under the Plan to contractors. Options intending to qualify as “incentive stock options” (“Incentive Stock Options” or “ISOs”) within the meaning of Section 422 of the Internal Revenue Code of 1986 (the “Code”) may only be granted to employees of the Company or any subsidiary.

Available Shares

The aggregate number of shares of common stock of the Company that may be granted under the Plan will not exceed 5,577,214, plus any shares of common stock that were subject to outstanding awards under the Prior Plan as of the Original Effective Date that on or after the Original Effective Date cease for any reason to be subject to such awards (other than by reason of exercise or settlement of the awards to the extent they are exercised for or settled in vested and nonforfeitable shares of common stock). This limitation is subject to adjustments to prevent dilution. The shares issued pursuant to awards granted under the Plan may be shares that are authorized and unissued or shares that were reacquired by the Company, including shares purchased in the open market.

For purposes of the foregoing share limit, the aggregate number of shares issued under the Plan at any time will equal only the number of shares actually issued upon exercise or settlement of an award. Notwithstanding the foregoing, shares subject to an award under the Plan or under the Prior Plan may not again be made available for issuance under the Plan if such shares are: (1) shares that were subject to a stock-settled stock appreciation right and were not issued upon the net settlement or net exercise of such stock appreciation right, (2) shares delivered to or withheld by the Company to pay the exercise price of an option, (3) shares delivered to or withheld by the Company to pay the withholding taxes related to an award, or (4) shares repurchased on the open market with the proceeds of an option exercise. Shares subject to awards that have been canceled, expired, forfeited, or otherwise not issued under an award and shares subject to awards settled in cash will not count as shares issued under the Plan.

Grant Limitations

The aggregate number of shares that may be issued pursuant to the exercise of Incentive Stock Options granted under the Plan may not exceed 5,577,214 (which number is subject to anti-dilution adjustment to the extent that such adjustment will not affect the status of any option intended to qualify as an Incentive Stock Option).

Non-Employee Director Awards

The grant date fair value of all awards granted under the Plan during any fiscal year to any one non-employee director, when combined with all cash-based compensation earned in the same fiscal year, will not exceed $750,000; provided, however, that in the fiscal year in which a non-employee director first joins the Board or in any fiscal year in which a non-employee director serves as Chairman of the Board or Lead Director, the maximum aggregate dollar value of equity-based and cash compensation granted may be up to two hundred percent (200%) of the foregoing limit.

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Amendments and Termination

The Board may amend, alter, or discontinue the Plan or any agreement or other document evidencing an award made under the Plan, but, except as provided pursuant to the anti-dilution adjustment provisions of the Plan, no such amendment may be made without the approval of the stockholders of the Company if it would:

•	increase the maximum number of shares of common stock for which awards may be granted under the Plan;
•	reduce the price at which options may be granted below the price provided for in the Plan;
•	reduce the exercise price of outstanding options or stock appreciation rights;
•	extend the term of the Plan;
•	change the classes of persons eligible to participate in the Plan; or
•	otherwise amend the Plan in any manner requiring stockholder approval by law or under the NYSE listing requirements.

Any amendment to comply with changes in governing law or accounting standards will not require stockholder approval.

No amendment may impair the rights of any holder of an award without his or her consent, provided that no consent is required if the administrator determines in its sole discretion and prior to any change in control of the Company that the amendment is required or advisable in order for the Company, plan, or award to satisfy any law or regulation, or meet the requirements of or avoid adverse financial accounting consequences under any accounting standard or is not reasonably likely to significantly diminish the benefits provided under such award, or that any such diminishment has been adequately compensated.

Awards

The Plan authorizes the administrator to grant awards to eligible participants in the form of incentive and nonqualified stock options, stock appreciation rights, restricted stock and restricted stock units, any of which may be performance-based, and for incentive bonuses, which may be paid in cash or stock or a combination thereof.

Stock Options

The administrator of the Plan may grant an option to purchase common stock of the Company, from time to time in the discretion of the administrator. Options may be ISOs or nonstatutory stock options (“NQSOs”). The exercise price per share of common stock subject to an option granted under the Plan must equal or exceed 100% of the fair market value of such common stock on the date the option is granted, except that the exercise price of an option may be higher or lower in the case of options granted to an employee of a company acquired by the Company in assumption and substitution of options held by such employee at the time such company is acquired and the exercise price of an Incentive Stock Option granted to an individual owning more than 10% of the combined voting power of all classes of Company stock must equal or exceed 110% of the fair market value of such common stock on the date of grant. Other than in connection with a change in the Company’s capitalization, the Company will not, without stockholder approval, (i) reduce the exercise price of an option, (ii) exchange an option for a new option or stock appreciation right with a lower exercise price, or (iii) at any time when the exercise price of an option is above the fair market value of a share of common stock, exchange such option for cash or other property. Unless the administrator provides for a shorter period, the maximum term of an option granted under the Plan, including any Incentive Stock Options, will be 10 years from the date of grant, except that Incentive Stock Options granted to an individual who, at the time the option is granted to such individual, owns more than 10% of the combined voting power of all classes of stock of the Company will have a term no greater than five years from the date of grant. Options granted under the Plan will vest according to a schedule determined by the administrator. The administrator will determine the acceptable forms of payment of the exercise price of an option, which may include: cash, shares of Company common stock, irrevocable commitment by a broker to pay over the amount from a sale of shares of Company common stock issuable under an option, delivery of previously owned shares of Company common stock, withholding of shares of Company common stock, or any combination of the foregoing.

Incentive Bonus

An incentive bonus is an award which confers upon the participant the opportunity to earn a future payment tied to the level of achievement with respect to one or more performance criteria.

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Restricted Stock and Restricted Stock Units

Restricted stock is an issuance of shares of common stock of the Company under which the retention, vesting, and/ or transferability is subject for a specified period of time to such conditions (including continued employment or performance conditions) and terms as the administrator deems appropriate. Restricted stock units are awards denominated in units of shares of common stock of the Company under which the issuance of shares is subject to such conditions (including continued employment or performance conditions) and terms as the administrator deems appropriate. The administrator will determine the extent to which awards of restricted stock units may be settled in cash, shares of common stock of the Company, or a combination of the foregoing. Unless determined otherwise by the administrator, participants receiving restricted stock awards are entitled to the voting and dividend rights of the shares of common stock underlying the awards. Participants receiving restricted stock unit awards are not entitled to the voting rights of the underlying shares of common stock, and are entitled to the dividend equivalent rights only to the extent determined by the administrator. Notwithstanding the preceding two sentences, in no event will dividends or dividend equivalent rights be paid with respect to unvested awards of restricted stock or restricted stock units that are subject to performance-based vesting criteria. Dividends or dividend equivalents accrued on or in respect of such awards will become payable (if at all) no earlier than the date the performance-based vesting criteria have been achieved and the underlying restricted stock or restricted stock units have been earned.

Stock Appreciation Rights

A stock appreciation right provides the right to the monetary equivalent of the increase in value of a specified number of shares over a specified period of time after the right is granted. Stock appreciation rights may be granted to participants either in tandem with or as a component of other awards granted under the Plan (“tandem SARs”) or not in conjunction with other awards (“freestanding SARs”). All freestanding SARs will be granted subject to the same terms and conditions applicable to options as set forth above and in the Plan, including the minimum vesting requirements, and all tandem SARs will have the same exercise price, vesting, exercisability, forfeiture, and termination provisions as the award to which they relate. Other than in connection with a change in the Company’s capitalization, the Company may not, without stockholder approval, (i) reduce the exercise price of such stock appreciation right, (ii) exchange such stock appreciation right for a new option or stock appreciation right with a lower exercise price, or (iii) at any time when the exercise price of a stock appreciation right is above the fair market value of a share, exchange such stock appreciation right for cash or other property.

Performance Criteria

The administrator may establish performance criteria and level of achievement versus such criteria that will determine the number of shares, units, or cash to be granted, retained, vested, issued, or issuable under or in settlement of or the amount payable pursuant to an award, which criteria may be based on “performance criteria” (as described below) or other standards of financial performance and/or personal performance evaluations.

For purposes of the Plan, the term “performance criteria” means any one or more of the following performance criteria, or derivations of such performance criteria, either individually, alternatively or in any combination, applied to either the company as a whole or to a business unit or subsidiary, either individually, alternatively or in any combination, and measured over the performance period established by the administrator, on an absolute basis or relative to a pre-established target, to previous results or to a designated comparison group, either based upon United States Generally Accepted Accounting Principles (“GAAP”) or non-GAAP financial results, in each case as specified by the administrator: (i) cash flow (before or after dividends), (ii) earnings per share (including earnings before interest, taxes, depreciation, and amortization), (iii) stock price, (iv) return on equity, (v) total stockholder return, (vi) return on capital (including return on total capital or return on invested capital), (vii) return on assets or net assets, (viii) market capitalization, (ix) economic value added, (x) debt leverage (debt to capital), (xi) revenue, (xii) income or net income, (xiii) operating income, (xiv) operating profit or net operating profit, (xv) operating margin or profit margin, (xvi) return on operating revenue, (xvii) cash from operations, (xviii) operating ratio, (xix) operating revenue, (xx) market share, (xxi) product development or release schedules, (xxii) new product innovation, (xxiii) product cost reduction through advanced technology, (xxiv) brand recognition/acceptance, (xxv) product ship targets, (xxvi) cost reductions, (xxvii) customer service, (xxviii) customer satisfaction, (xxix) the sales of assets or subsidiaries, or (xxx) any other measure or metric the administrator deems appropriate.

The administrator may appropriately adjust any evaluation of performance under qualifying performance criteria (i) to eliminate the effects of charges for restructurings, discontinued operations and all items of gain, loss, or expense that are unusual or infrequently occurring or related to the acquisition or disposal of a segment of a business or related to a change in accounting principle, all as determined in accordance with applicable accounting

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provisions, as well as the cumulative effect of accounting changes, in each case as determined in accordance with GAAP or identified in the company’s financial statements or notes to the financial statements, (ii) to exclude any of the following events that occurs during a performance period: (a) asset write-downs, (b) litigation, claims, judgments, or settlements, (c) the effect of changes in tax law or other such laws or provisions affecting reported results, (d) accruals for reorganization and restructuring programs, (e) accruals of any amounts for payment under the Plan or any other compensation arrangement maintained by the Company, (f) foreign exchange gains and losses, and (g) acquisitions or divestitures, and (iii) for such other events as the administrator deems appropriate.

Minimum Vesting Requirements

Notwithstanding any other provision of the Plan to the contrary, awards granted under the Plan (other than cash-based awards) may not become exercisable, vest or be settled, in whole or in part, prior to the one-year anniversary of the date of grant except (i) with respect to an award that is granted in connection with a merger or other acquisition as a substitute or replacement award for awards held by grantees of the acquired business and (ii) with respect to an award granted to a nonemployee director that vests on the earlier of the one-year anniversary of the date of grant and the next annual meeting of stockholders which is at least 50 weeks after the immediately preceding year’s annual meeting; provided, that up to 5% of the aggregate number of shares authorized for issuance under the Plan may be issued pursuant to awards subject to any, or no, vesting conditions, as the administrator determines appropriate; and, provided, further, that the foregoing restriction does not apply to the administrator’s discretion to provide for accelerated exercisability or vesting of any award, including in cases of retirement, death, disability or a change in control, in the terms of the award or otherwise.

Deferral of Gains

The administrator may, in an award agreement or otherwise, provide for the deferred delivery of shares or cash upon settlement, vesting or other events with respect to restricted stock units, or in payment or satisfaction of an incentive bonus, to the extent that doing so would not result in the imposition of the additional tax under Section 409A(a)(1)(B) of the Code.

Adjustments of and Changes in the Stock

In the event that any stock dividend, stock split, or a combination or consolidation of the outstanding shares into a lesser number of shares is declared with respect to the Company’s shares of common stock, the authorization limits set forth in the Plan and above will be increased or decreased proportionately, and the shares then subject to each award will be increased or decreased proportionately without any change in the aggregate purchase price therefor. In the event of an extraordinary distribution on the shares or in the event the shares are changed into or exchanged for a different number or class of shares of stock or securities of the Company or of another corporation or other property, whether through recapitalization, reorganization, reclassification, merger, consolidation, split-up, spinoff, combination, repurchase or exchange of shares, or other securities of the Company, issuance of warrants or other rights to purchase shares or other securities of the Company, or any other similar corporate transaction or event affects the shares such that an equitable adjustment would be required in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then the authorization limits set forth in the Plan and above will be adjusted proportionately, and an equitable adjustment will be made to each share subject to an award such that no dilution or enlargement of the benefits or potential benefits occurs. Each such share then subject to each award will be adjusted to the number and class of shares or other property into which each outstanding share will be so exchanged such that no dilution or enlargement of the benefits occurs, all without change in the aggregate purchase price for the shares then subject to each award. Such adjustment may be made to any or all of: (i) the number and type of shares (or other securities or other property) that thereafter may be made the subject of awards or be delivered under the Plan; (ii) the number and type of shares (or other securities or other property) subject to outstanding awards; (iii) the purchase price or exercise price of a share under any outstanding award or the measure to be used to determine the amount of the benefit payable on an award; and (iv) any other adjustments the administrator determines to be equitable.

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Transferability

Awards may not be sold, transferred for value, pledged, assigned, or otherwise alienated or hypothecated by a participant other than by will or the laws of descent and distribution, and each option or stock appreciation right may be exercisable only by the participant during his or her lifetime. Notwithstanding the foregoing, outstanding options may be exercised following a participant’s death by the participant’s beneficiaries or as permitted by the administrator, and to the extent permitted by the administrator, the person to whom an award is initially granted may make certain limited transfers to certain family members, family trusts, or family partnerships.

Effective Date and Termination of the Plan

The Board adopted the Plan on August 4, 2026, and it will become effective upon approval by the Company’s stockholders at the Annual Meeting (the “Effective Date”). The Plan will remain available for the grant of awards until the 10th anniversary of the Effective Date; provided, however, that Incentive Stock Options may not be granted under the Plan after the 10th anniversary of the date of the Board’s approval thereof.

U.S. Federal Income Tax Consequences

The following discussion of the federal income tax consequences of the Plan is intended to be a summary of applicable federal law as currently in effect. It should not be taken as tax advice by participants, who are urged to consult their individual tax advisors.

Stock Options

ISOs and NQSOs are treated differently for federal income tax purposes. ISOs are intended to comply with the requirements of Section 422 of the Code. NQSOs do not comply with such requirements.

An optionee is not taxed on the grant or exercise of an ISO. The difference between the exercise price and the fair market value of the shares on the exercise date will, however, be a preference item for purposes of the alternative minimum tax. If an optionee holds the shares acquired upon exercise of an ISO for at least two years following the option grant date and at least one year following exercise, the optionee’s gain, if any, upon a subsequent disposition of such shares is long term capital gain. The measure of the gain is the difference between the proceeds received on disposition and the optionee’s basis in the shares (which generally equals the exercise price). If an optionee disposes of stock acquired pursuant to the exercise of an ISO before satisfying these holding periods, the optionee will recognize both ordinary income and capital gain in the year of disposition. The Company is not entitled to an income tax deduction on the grant or exercise of an ISO or on the optionee’s disposition of the shares after satisfying the holding period requirement described above. If the holding periods are not satisfied, the Company will be entitled to a deduction in the year the optionee disposes of the shares in an amount equal to the ordinary income recognized by the optionee.

In order for an option to qualify for ISO tax treatment, the grant of the option must satisfy various other conditions more fully described in the Code. The Company does not guarantee that any option will qualify for ISO tax treatment even if the option is intended to qualify for such treatment. In the event an option intended to be an ISO fails to so qualify, it will be taxed as an NQSO as described below.

An optionee is not taxed on the grant of an NQSO. On exercise, the optionee recognizes ordinary income equal to the difference between the exercise price and the fair market value of the shares acquired on the date of exercise. The Company is entitled to an income tax deduction in the year of exercise in the amount recognized by the optionee as ordinary income. The optionee’s gain (or loss) on a subsequent disposition of the shares is long term capital gain (or loss) if the shares are held for more than one year following exercise. The Company does not receive a deduction for this gain.

Stock Appreciation Rights

An optionee is not taxed on the grant of a stock appreciation right. On exercise, the optionee recognizes ordinary income equal to the cash or the fair market value of any shares received. The Company is entitled to an income tax deduction in the year of exercise in the amount recognized by the optionee as ordinary income.

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Restricted Stock and Restricted Stock Units

Grantees of restricted stock or restricted stock units do not recognize income at the time of the grant. When the award vests or is paid, grantees generally recognize ordinary income in an amount equal to the fair market value of the stock or units at such time, and the Company will receive a corresponding deduction. However, no later than 30 days after a participant receives an award of restricted stock, the participant may elect to recognize taxable ordinary income in an amount equal to the fair market value of the shares at the time of receipt. Provided that the election is made in a timely manner, when the restrictions on the shares lapse, the participant will not recognize any additional income. If the participant forfeits the shares to the Company (e.g., upon the participant’s termination prior to vesting), the participant may not claim a deduction with respect to the income recognized as a result of the election. Dividends paid with respect to unvested shares of restricted stock generally will be taxable as ordinary income to the participant at the time the dividends are received.

Incentive Bonuses

A participant will have taxable income at the time an incentive bonus award becomes payable, and, if the participant has timely elected deferral to a later date, such later date. At that time, the participant will recognize ordinary income equal to the value of the amount then payable.

Company Deduction and Section 162(m)

Section 162(m) of the Code generally limits the federal income tax deduction for compensation paid to “covered employees” (in general, the CEO, the CFO, and the three other most highly-compensated executive officers for the year at issue and any person who was part of that group for any other year beginning after December 31, 2016) to $1,000,000. Thus, certain compensation attributable to awards may be nondeductible to the Company due to the application of Section 162(m) of the Code.

Withholding Taxes

The Company will generally be required to withhold applicable taxes with respect to any ordinary income recognized by a participant in connection with awards made under the Plan. Whether or not such withholding is required, the Company will make such information reports to the Internal Revenue Service as may be required with respect to any income (whether or not that of an employee) attributable to transactions involving awards.

Plan Benefits; Market Value of Securities

The benefits that will be awarded or paid in the future under the Plan are not currently determinable. Such awards are within the discretion of the Compensation and Personnel Committee, and the Compensation and Personnel Committee has not determined future awards or who might receive them. However, each non-employee director is expected to receive an annual award of restricted stock units on the date of the 2026 Annual Meeting of Stockholders with a target value of approximately $200,000. Non-employee directors are also eligible for an annual retainer of approximately $95,000 and annual fees for serving on committees, which are payable in cash or restricted stock units, at the election of the non-employee director. As of July 31, 2026, the closing price of a share of the Company’s common stock was $82.27.

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The following table sets forth, with respect to the individuals and groups named below: the aggregate number of shares of common stock subject to options granted under the A&R 2022 Plan (whether or not outstanding, vested or forfeited, as applicable) as of July 31, 2026, and the aggregate number of shares of common stock subject to awards of restricted stock and restricted stock units (including performance-based restricted stock units, calculated at target performance) granted under the A&R 2022 Plan (whether or not outstanding, vested or forfeited, as applicable) as of July 31, 2026.

Name and Position	Number of Options Granted(#)	Number of Shares Subject to Stock Awards(#)
Gary D. Burnison, President and Chief Executive Officer	—	590,500
Robert P. Rozek, Executive Vice President, Chief Financial Officer and Chief Corporate Officer	—	228,500
Michael Distefano, Chief Executive Officer, PSI	—	130,470
Jeanne MacDonald, Chief Executive Officer, RPO	—	94,970
Lesley Uren, Chief Executive Officer, Consulting	—	52,960
All current executive officers as a group (5 persons)	—	1,097,400
All current directors who are not executive officers as a group (8 persons)	—	87,480
Each other nominee for election as a director	—	—
Each associate of any such directors, executive officers, or nominees	—	—
Each other person who received or is to receive 5% of such options, warrants, or rights	—	—
All current employees, including all current officers who are not executive officers, as a group	—	1,701,700

Registration with the SEC

We intend to file with the SEC a registration statement on Form S-8 covering the shares reserved for issuance under the Plan in the third or fourth quarter of calendar year 2026.

RECOMMENDATION
OF THE BOARD

The Board unanimously recommends that you
vote “FOR” the approval of the Company’s
Amended and Restated 2022
Stock Incentive Plan.

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Equity Compensation Plan Information

Plan Category	(a) Number of Securities to be Issued upon Exercise of Outstanding Options, Warrants and Rights	(b) Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
Equity compensation plans approved by security holders	1,333,196	$—	3,423,020
Equity compensation plans not approved by security holders	—	—	—
TOTAL	1,333,196	$—	3,423,020	(1)

The values in this table are as of April 30, 2026.

(1)	This includes 1,360,584 shares that remained available under the Company’s Employee Stock Purchase Plan as of April 30, 2026, which includes 67,843 shares that were subject to purchase during the period in effect as of April 30, 2026.

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04

Audit Matters

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Proposal 4

Ratification of the Appointment of Ernst & Young LLP as Independent Registered Public Accounting Firm

The Audit Committee has approved the appointment of Ernst & Young LLP (“Ernst & Young”) as the Company’s independent registered public accounting firm for fiscal year 2027. Ernst & Young has served as the Company’s independent registered public accounting firm since March 2002. Ernst & Young has unrestricted access to the Audit Committee to discuss audit findings and other financial matters. Neither the Company’s Restated Certificate of Incorporation nor its Bylaws require that the stockholders ratify the selection of Ernst & Young as the Company’s independent registered public accounting firm. However, we are requesting ratification because we believe it is a matter of good corporate practice.

If the Company’s stockholders do not ratify the selection, the Audit Committee will reconsider whether or not to retain Ernst & Young but may nonetheless retain Ernst & Young as the Company’s independent registered public accounting firm. Even if the selection is ratified, the Audit Committee in its discretion may change the appointment at any time if it determines that such change would be in the best interests of the Company and its stockholders. Representatives of Ernst & Young will attend the Annual Meeting to answer appropriate questions and may also make a statement if they so desire.

RECOMMENDATION OF THE BOARD

The Board unanimously recommends that you vote “FOR” the ratification of the appointment of Ernst & Young as the Company’s independent registered public accounting firm for fiscal year 2027.

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Audit Committee Matters

Fees Paid to Ernst & Young

The following table summarizes the fees that Ernst & Young, our independent registered public accounting firm, billed to us for each of the last two fiscal years. All services provided by Ernst & Young were approved by the Audit Committee in conformity with the Audit Committee’s pre-approval process (as discussed below).

	2026	2025
Audit fees(1)	$5,403,649	$5,261,727
Audit-related fees	—	—
Tax fees(2)	1,437,311	1,325,669
All other fees	—	—
TOTAL	$6,840,960	$6,587,396

(1)	Represents fees for audit services, including the annual audit, reviews of the Company’s quarterly financial statements, attestation services related to compliance with Section 404 of the Sarbanes-Oxley Act, and statutory audits required by governmental agencies for regulatory, legislative, and financial reporting purposes.
(2)	Represents fees for tax compliance, tax advice, and tax planning.

Fees paid to Ernst & Young in fiscal year 2026 were higher than in fiscal year 2025, primarily due to incremental audit services related to review of accounting memorandums, work associated with our debt financing arrangements, and increased tax-related services.

Recommendation to Appoint Ernst & Young as Independent Registered Public Accounting Firm

As with previous years, the Audit Committee undertook a review of Ernst & Young in determining whether to select Ernst & Young as the Company’s independent registered public accounting firm for fiscal year 2027 and to recommend ratification of its selection to the Company’s stockholders. In that review, the Audit Committee utilized a tailored external auditor assessment questionnaire and considered a number of factors, including:

•	continued independence of Ernst & Young,
•	length of time Ernst & Young has been engaged by the Company,
•	senior management’s assessment of Ernst & Young’s performance,
•	audit and non-audit fees,
•	capacity to staff the audit appropriately,
•	geographic and subject matter coverage,
•	lead Audit Engagement Partner performance,
•	overall performance,
•	commitment to audit quality in the U.S. and internationally, and
•	whether retaining Ernst & Young is in the best interests of the Company and its stockholders.

Based upon this review, the Audit Committee believes that Ernst & Young is independent and that it is in the best interests of the Company and our stockholders to retain Ernst & Young to serve as our independent registered public accounting firm for fiscal year 2027.

In accordance with the Sarbanes-Oxley Act and related SEC rules, the Audit Committee limits the number of consecutive years an individual partner may serve as the lead audit engagement partner to the Company. The maximum number of consecutive years of service in that capacity is five years. A new lead audit engagement partner took the position in June 2023 and accordingly became the new lead engagement partner commencing with the fiscal year 2024 audit.

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Audit Committee Pre-Approval Policies and Procedures

The Audit Committee is directly responsible for the appointment, compensation, retention, and oversight of the work of the independent registered public accounting firm. Further, the Audit Committee is afforded the funding and resources it determines appropriate for compensating the independent registered public accounting firm and any advisers it may employ. As part of this responsibility, the Audit Committee is required to pre-approve the audit and non-audit services performed by the independent registered public accounting firm to help assure that they do not impair the registered public accounting firm’s independence from the Company. Services provided by the independent registered public accounting firm must be approved by the Audit Committee on a case-by-case basis, unless such services fall within a detailed list of services as documented in the Company’s pre-approval policy whereby the Audit Committee has provided pre-approval for specific types of audit, audit-related, and permissible tax services within certain fee limitations. The Audit Committee believes the combination of these two approaches results in an effective and efficient procedure to manage the approval of services performed by the independent registered public accounting firm. The Audit Committee will also consider whether the independent registered public accounting firm is best positioned to provide the most effective and efficient service, for reasons such as its familiarity with the Company’s business, people, culture, accounting systems, risk profile, and other factors, and whether the service might enhance the Company’s ability to manage or control risk or improve audit quality. All such factors will be considered as a whole, and no one factor is determinative.

All requests or applications for Ernst & Young’s services are submitted to the Senior Vice President, Finance and include a detailed description of services to be rendered. The detailed descriptions are then reviewed against a list of approved services and if the services are on the approved list of services, they are reported to the Audit Committee at regularly scheduled meetings. If the services do not meet the specific list of approved services, they are presented to the Audit Committee for review and approval. All requests or applications for Ernst & Young’s services receive approval from the Senior Vice President, Finance, prior to the Audit Committee’s review and approval.

Governance Insights:

Segment Reporting Update

Q&A with Matthew Espe, Audit Committee Chair

Question: What role did the Audit Committee have in the recent update to the Company’s segment reporting?

The Audit Committee’s oversight of financial reporting encompasses the overall framework through which the Company communicates its financial performance to stockholders. Segment reporting is a key part of that framework, shaping how investors understand the business, where value is being created, and how management is held accountable for results. For that reason, when management proposed a revision to the Company’s segment presentation, the Audit Committee treated it as a significant matter warranting careful and sustained attention.

Our review unfolded in several stages. We first worked with management to understand the operational and strategic basis for the proposed change. Specifically, how the revised reporting structure better reflects the manner in which work is delivered across the firm, aligns more closely with how clients buy Korn Ferry services, and better enables the We Are Korn Ferry operating model. We then examined the accounting analysis underlying the change, including the application of the relevant segment reporting standards, to satisfy ourselves that the proposed presentation was technically appropriate and not merely convenient.

Our independent auditor was involved throughout this process, reviewing the proposed changes, evaluating the consistency of management’s judgments, and reporting its findings directly to the committee. We believe that coordinating with management’s operational knowledge, the auditor’s independent technical review, and the committee’s own judgment and inquiry was the right governance model to support these changes.

The result is a segment presentation that we believe will be more aligned with the Company’s actual operating model and more useful to stockholders as a basis for evaluating performance.

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Report of the Audit Committee

The Audit Committee is comprised of four non-employee directors, all of whom are “independent” under the applicable listing standards of the NYSE and the applicable rules of the SEC. The Audit Committee is governed by a written charter, as amended and restated, which has been adopted by the Board.

Management of the Company is responsible for the preparation, presentation, and integrity of the consolidated financial statements, maintaining a system of internal controls, and having appropriate accounting and financial reporting principles and policies. The independent registered public accounting firm is responsible for planning and carrying out an audit of the consolidated financial statements and an audit of internal control over financial reporting in accordance with the rules of the Public Company Accounting Oversight Board (United States) (“PCAOB”) and expressing an opinion as to the consolidated financial statements’ conformity with U.S. generally accepted accounting principles (“GAAP”) and as to internal control over financial reporting. The Audit Committee monitors and oversees these processes and is responsible for selecting and overseeing the Company’s independent registered public accounting firm.

As part of the oversight process, the Audit Committee met seven times during fiscal year 2026. Throughout the year, the Audit Committee met with the Company’s independent registered public accounting firm, management, and chief internal audit executive, both together and separately in closed sessions. In the course of fulfilling its responsibilities, the Audit Committee did, among other things, the following:

•	reviewed and discussed with management and the independent registered public accounting firm the Company’s consolidated financial statements for the fiscal year ended April 30, 2026, and the quarters ended July 31, 2025, October 31, 2025, and January 31, 2026;
•	oversaw and discussed with management the Company’s review of internal control over financial reporting;
•	reviewed management’s representations that the Company’s consolidated financial statements were prepared in accordance with GAAP and present fairly the results of operations and financial position of the Company;
•	discussed with the independent registered public accounting firm the matters required to be discussed with audit committees under applicable standards of the PCAOB and SEC;
•	received the written disclosures and letter from the independent registered public accounting firm required by the applicable requirements of the PCAOB regarding the independent registered public accounting firm’s communication with the Audit Committee concerning independence, and discussed with the independent registered public accounting firm its independence;
•	monitored the Alertline reporting system implemented to provide an anonymous complaint reporting procedure;
•	reviewed the scope of and overall plans for the annual audit and the internal audit program;
•	consulted with management, Ernst & Young, and Protiviti with respect to the Company’s processes for risk assessment and risk mitigation;
•	reviewed the Board agenda and materials regarding the Company’s cybersecurity and data privacy risks, the Company’s policies and controls designed to mitigate such risks, and the Company’s disaster recovery and business continuity plans;
•	reviewed the implementation and effectiveness of the Company’s Ethics and Compliance Program, including processes for monitoring compliance with law, Company policies, and the Code of Business Conduct and Ethics; and
•	reviewed and discussed with management its assessment and report on the effectiveness of the Company’s internal control over financial reporting as of April 30, 2026, which it made based on criteria established in Internal Control-Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission (2013 Framework).

The Audit Committee has reviewed and discussed with the Company’s independent registered public accounting firm its review and report on the Company’s internal control over financial reporting as of April 30, 2026. Based on the foregoing review and discussions described in this report, the Audit Committee recommended to the Board that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the year ended April 30, 2026, for filing with the SEC.

Audit Committee

Matthew J. Espe, Chair
Laura M. Bishop
Angel R. Martinez
Peter A. Shimer

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05

General
Information

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Security Ownership of Certain Beneficial Owners and Management

The following table sets forth as of July 31, 2026, the beneficial ownership of common stock of the Company of each director and each nominee for director, each named executive officer, and the holdings of all directors and executive officers as a group. The following table also sets forth the names of those persons known to us to be beneficial owners of more than 5% of the Company’s common stock. Unless otherwise indicated, the mailing address for each person named is c/o Korn Ferry, 1900 Avenue of the Stars, Suite 1225, Los Angeles, California 90067.

Name of Beneficial Owner	Amount Beneficially Owned and Nature of Beneficial Ownership	(1)	Percent of Class(1)
Doyle N. Beneby	42,660	(2)	*%
Laura M. Bishop	15,060	(3)	*%
Matthew J. Espe	9,160	(4)	*%
Russell A. Hagey	7,870	(5)	*%
Jerry P. Leamon	22,072	(6)	*%
Angel R. Martinez	28,260	(7)	*%
Lori J. Robinson	22,540	(8)	*%
Peter A. Shimer	1,660	(9)	*%
Gary D. Burnison	146,654		*%
Robert P. Rozek	94,550		*%
Michael Distefano	79,852	(10)	*%
Jeanne MacDonald	46,424	(11)	*%
Lesley Uren	6,871		*%
All directors and executive officers as a group (13 persons)	523,633	(12)	1.0%
BlackRock, Inc. 50 Hudson Yards, New York, NY 10001	7,709,568	(13)	15.0%
Wellington Management Group LLP 280 Congress Street, Boston, MA 02210	3,475,576	(14)	6.8%
Vanguard Portfolio Management 100 Vanguard Boulevard, Malvern, PA, 19355	3,465,566	(15)	6.7%
Dimensional Fund Advisors LP 6300 Bee Cave Road, Building One, Austin, TX 78746	3,205,712	(16)	6.2%
Vanguard Capital Management 100 Vanguard Boulevard, Malvern, PA, 19355	2,747,189	(17)	5.3%

*	Designated ownership of less than 1% of the Company’s outstanding common stock.
(1)	Applicable percentage of ownership is based upon 51,356,133 shares of common stock outstanding as of July 31, 2026, and the relevant number of shares of common stock issuable upon exercise of stock options or other awards which are exercisable or have vested or will be exercisable or will vest within 60 days of July 31, 2026. Beneficial ownership is determined in accordance with the rules of the SEC and includes voting and investment power with respect to shares. Except as otherwise indicated below, to our knowledge, all persons listed above have sole voting and investment power with respect to their shares of common stock, except to the extent authority is shared by spouses under applicable law.
(2)	Includes (i) 39,940 fully vested stock units, all of which Mr. Beneby has deferred receipt until his retirement from the Board and (ii) 2,720 restricted stock units which vest on September 18, 2026.
(3)	Includes (i) 2,550 fully vested stock units and (ii) 2,720 restricted stock units which vest on September 18, 2026, all of which Ms. Bishop has deferred receipt until her retirement from the Board.
(4)	Includes (i) 6,440 fully vested stock units and (ii) 2,720 restricted stock units which vest on September 18, 2026, all of which Mr. Espe has deferred receipt until his retirement from the Board.
(5)	Includes (i) 1,310 fully vested stock units and (ii) 4,010 restricted stock units which vest on September 18, 2026, of which Mr. Hagey has deferred receipt of 2,600 restricted stock units until his retirement from the Board
(6)	Includes (i) 6,440 fully vested stock units and (ii) 2,720 restricted stock units which vest on September 18, 2026, all of which Mr. Leamon has deferred receipt until his retirement from the Board.
(7)	Includes (i) 6,440 fully vested stock units and (ii) 2,720 restricted stock units which vest on September 18, 2026, all of which Mr. Martinez has deferred receipt until his retirement from the Board.
(8)	Includes 2,720 shares of restricted stock units which vest on September 18, 2026.
(9)	Includes 1,660 shares of restricted stock units which vest on September 18, 2026, all of which Mr. Shimer has deferred receipt until his retirement from the Board.
(10)	Includes 36,951 shares of unvested restricted stock over which Mr. Distefano has sole voting but no investment power.
(11)	Includes 34,993 shares of unvested restricted stock over which Ms. MacDonald has sole voting but no investment power.
(12)	Includes 21,990 shares of unvested restricted stock units which vest on September 18, 2026, as well as fully vested stock units deferred by the directors.
(13)	The information regarding the number of shares beneficially owned was obtained from a Schedule 13G/A filed by BlackRock, Inc. (“BlackRock”) with the SEC on April 30, 2025, which indicates that as of March 31, 2025, BlackRock had sole voting power with respect to 7,609,197 shares, shared voting power with respect to 0 shares, sole dispositive power with respect to 7,709,568 shares, and shared dispositive power with respect to 0 shares.
(14)	The information regarding the number of shares beneficially owned was obtained from a Schedule 13G filed by Wellington Management Group LLP (“Wellington”) with the SEC on November 12, 2025, which indicates that as of September 30, 2025, Wellington had sole voting power with respect to 0 shares, shared voting power with respect to 2,659,734 shares, sole dispositive power with respect to 0 shares, and shared dispositive power with respect to 3,475,576 shares.
(15)	The information regarding the number of shares beneficially owned was obtained from a Schedule 13G filed by The Vanguard Portfolio Management (“Vanguard”) with the SEC on April 29, 2026, which indicates that as of March 31, 2026, Vanguard had sole voting power with respect to 31,788 shares, shared voting power with respect to 0 shares, sole dispositive power with respect to 3,465,566 shares, and shared dispositive power with respect to 0 shares.
(16)	The information regarding the number of shares beneficially owned was obtained from a Schedule 13G/A filed by Dimensional Fund Advisors LP (“Dimensional”) with the SEC on February 9, 2024 which indicates that as of December 29, 2023, Dimensional had sole voting power with respect to 3,145,198 shares, shared voting power with respect to 0 shares, sole dispositive power with respect to 3,205,712 shares, and shared dispositive power with respect to 0 shares.
(17)	The information regarding the number of shares beneficially owned was obtained from a Schedule 13G filed by Vanguard Capital Management (“Vanguard”) with the SEC on April 30, 2026, which indicates that as of March 31, 2026, Vanguard had sole voting power with respect to 403,713 shares, shared voting power with respect to 0 shares, sole dispositive power with respect to 2,747,189 shares, and shared dispositive power with respect to 0 shares.

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Questions and Answers About the Proxy Materials and the Annual Meeting

Why is the Company holding a Virtual Annual Meeting this year?

In order to permit stockholders from any location with access to the Internet to participate, the Annual Meeting will be held online via live audiocast this year at www.virtualshareholdermeeting.com/KFY2026. We intend to hold our virtual meeting in a manner that affords stockholders the same general rights and opportunities to participate as they would have at an in-person meeting.

What proposals will be voted on at the Annual Meeting?

(1)	The election of the nine directors nominated by our Board and named in this Proxy Statement to serve on the Board until the 2027 Annual Meeting of Stockholders and until their successors have been duly elected and qualified, subject to their earlier death, resignation, or removal;
(2)	A non-binding advisory resolution to approve the Company’s executive compensation;
(3)	The approval of the Korn Ferry Amended and Restated 2022 Stock Incentive Plan; and
(4)	The ratification of the appointment of Ernst & Young as the Company’s independent registered public accounting firm for the Company’s 2027 fiscal year.

How does the Board recommend I vote on each of the proposals?

The Board unanimously recommends that you vote your shares:
•	“FOR” the election of the nine directors nominated by the Board and named in this Proxy Statement to serve on the Board until the 2027 Annual Meeting of Stockholders;
•	“FOR” the approval, on an advisory basis, of the Company’s executive compensation;
•	“FOR” the approval of the Korn Ferry Amended and Restated 2022 Stock Incentive Plan; and
•	“FOR” the ratification of the appointment of Ernst & Young as the Company’s independent registered public accounting firm for the Company’s 2027 fiscal year.

Who is entitled to vote during the Annual Meeting?

Holders of the Company’s common stock as of the close of business on the Record Date (July 31, 2026) are entitled to vote during the Annual Meeting.

Who can participate in the Virtual Annual Meeting?

Only stockholders of the Company as of the Record Date (or their authorized representatives) will be permitted to participate in the Annual Meeting online. To participate in the Annual Meeting online, including to vote or ask questions, stockholders of record should go to the Annual Meeting website at www.virtualshareholdermeeting.com/KFY2026, enter the 16-digit control number included on their proxy card, Notice, or voting instruction form, and follow the instructions on the website.

If shares are held in street name and the stockholder’s Notice or voting instruction form indicates that the stockholder may vote those shares through the www.proxyvote.com website, then the stockholder may access, participate in, and vote at the Annual Meeting with the 16-digit control number indicated on the voting instruction form or Notice. Otherwise, stockholders who hold their shares in street name should contact their bank, broker, or other nominee (preferably at least five days before the Annual Meeting) and obtain a “legal proxy” in order to be able to attend, participate in, or vote at the Annual Meeting.

The Annual Meeting audiocast will begin promptly at 8:00 a.m. Pacific Time. Online check-in will begin at approximately 7:45 a.m. Pacific Time. Stockholders are encouraged to access the Annual Meeting early. If you encounter any difficulties accessing the Annual Meeting during the check-in or meeting time, please call the technical support number that will be posted on the Annual Meeting log-in page.

Can stockholders ask questions at the Virtual Annual Meeting?

A question and answer session will be held during the Annual Meeting, and stockholders will be able to submit questions before and during the Annual Meeting by visiting www.virtualshareholdermeeting.com/KFY2026. The Company will try to answer as many stockholder-submitted questions as time permits that comply with the meeting rules of conduct posted on the virtual Annual Meeting website. If a question is not answered due to time constraints, the Company encourages stockholders to contact Investor Relations at Korn Ferry, Attn: Tiffany Louder, 1900 Avenue of the Stars, Suite 1225, Los Angeles, CA 90067 or at IR@KornFerry.com. More information regarding the question and answer process, including the number and types of questions permitted, the time allotted for questions, and how questions will be recognized, answered, and disclosed, will be available in the meeting rules of conduct, which will be posted on the Annual Meeting website before and during the Annual Meeting.

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How many votes is each share of common stock entitled to?

Each share of Company common stock outstanding as of the Record Date is entitled to one vote. As of the Record Date, there were 51,356,133 shares of Company common stock issued and outstanding.

How do I vote?

If you are a stockholder of record, you can vote using the following methods:
(1) By Telephone—If you received your proxy materials by mail, you can vote by telephone by calling 1-800-690-6903 and following the instructions on the proxy card;
(2) By Internet—You can vote over the Internet:
Before the Annual Meeting by visiting www.proxyvote.com;
During the Annual Meeting by visiting www.virtualshareholdermeeting.com/KFY2026; or
(3) By Mail—If you received your proxy materials by mail, you can vote by mail by completing, signing, dating, and mailing the enclosed proxy card.

If you are a beneficial owner of shares held in street name, you should check your voting instruction form or Notice for how to vote in advance of, and how to participate in, the Annual Meeting.

If you vote by proxy, the individuals named on the proxy card (your “proxies”) will vote your shares in the manner you indicate. You may specify whether your shares should be voted for or against each of the nominees for director and whether your shares should be voted for or against each of the other proposals. You may also specify you would like to abstain from voting for or against a proposal or nominee.

If you submit a proxy without indicating your instructions, your shares will be voted as follows:

•	“FOR” the election of the nine directors nominated by the Board and named in this Proxy Statement to serve on the Board until the 2027 Annual Meeting of Stockholders;
•	“FOR” the approval, on an advisory basis, of the Company’s executive compensation;
•	“FOR” the approval of the Korn Ferry Amended and Restated 2022 Stock Incentive Plan; and
•	“FOR” the ratification of the appointment of Ernst & Young as the Company’s independent registered public accounting firm for the Company’s 2027 fiscal year.

Can I revoke my proxy after I have submitted it?

Yes, once you have submitted your proxy, you have the right to revoke your proxy at any time before the taking of the vote at the Annual Meeting by:
(1) Sending a written revocation to the Corporate Secretary;
(2) Submitting a later dated proxy; or
(3) Participating in and voting at the virtual Annual Meeting (although participating in the virtual Annual Meeting will not in and of itself revoke a proxy).

Who will count the votes?

Christel Pauli with American Election Services, LLC will count the votes and act as the inspector of election at the Annual Meeting.

Why did I receive a notice in the mail regarding the Internet availability of proxy material instead of a full set of printed proxy materials?

Pursuant to rules adopted by the SEC, we are making this Proxy Statement available to our stockholders electronically via the Internet. On or about August 7, 2026, we will mail the Notice to stockholders of our common stock at the close of business on the Record Date, other than those stockholders who previously requested electronic or paper delivery of communications from us. The Notice contains instructions on how to access an electronic copy of our proxy materials, including this Proxy Statement and our 2026 Annual Report. The Notice also contains instructions on how to request a paper copy of the Proxy Statement. We believe that this process will allow us to provide you with the information you need in a timely manner, while conserving natural resources and lowering the costs of the Annual Meeting.

Can I vote my shares by filling out and returning the Notice of Internet Availability of Proxy Materials?

No. The Notice only identifies the items to be voted on at the Annual Meeting. You cannot vote by marking the Notice and returning it. The Notice provides instructions on how to cast your vote.

What does it mean if I receive more than one Notice of Internet Availability of Proxy Materials or more than one set of printed proxy materials?

If you hold your shares in more than one account, you may receive a separate Notice or a separate set of printed proxy materials, including a separate proxy card or voting instruction card, for each account. To ensure that all of your shares are voted, please vote by telephone or by the Internet or sign, date, and return a proxy card or voting card for each account.

What if I own shares through the Company’s 401(k) plan?

If you own shares that are held in our 401(k) plan, you will need to provide a voting direction to the trustee of the 401(k) plan, who will ultimately vote your shares on your behalf. You will receive instructions from the Company on how to provide your voting direction to the trustee of the 401(k) plan.

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What is the difference between holding shares as a “stockholder of record” and as a “beneficial owner”?

You are a “beneficial owner” if your shares are held in a brokerage account, including an Individual Retirement Account, by a bank, or other nominee. As the beneficial owner, you have the right to direct your broker, bank, or other nominee on how to vote your shares.

You are a “stockholder of record” if your shares are registered directly in your name with the Company’s transfer agent.

What if a beneficial owner does not provide the stockholder of record with voting instructions for a particular proposal?

If you are a beneficial owner and you do not provide the stockholder of record with voting instructions for a particular proposal, your shares may constitute “broker non-votes” with respect to that proposal. “Broker non-votes” are shares held by a broker, bank, or other nominee with respect to which the holder of record does not have discretionary power to vote on a particular proposal and with respect to which instructions were never received from the beneficial owner. Shares that constitute broker non-votes with respect to a particular proposal will not be considered present and entitled to vote on that proposal at the Annual Meeting even though the same shares will be considered present for purposes of establishing a quorum and may be entitled to vote on other proposals. In certain circumstances, the broker, bank, or other nominee has discretionary authority and therefore is permitted to vote your shares even if the broker, bank, or other nominee does not receive voting instructions from you; however, the broker, bank, or other nominee may nonetheless elect not to exercise this discretion. As a result, your broker, bank, or other nominee may not have discretion or may not exercise discretion to vote on these matters at the Annual Meeting unless you provide applicable instructions to do so. Therefore, we strongly encourage you to follow the voting instructions on the materials you receive.

What is the requirement to conduct business at the Annual Meeting?

In order to conduct business at the Annual Meeting, a “quorum” must be established. A “quorum” is a majority in voting power of the outstanding shares of common stock entitled to vote at the Annual Meeting. A quorum must be present online or represented by proxy at the Annual Meeting for business to be conducted. As discussed below, abstentions and broker non-votes will be counted for purposes of determining the presence of a quorum.

How are votes counted?

Shares of common stock that reflect abstentions are treated as present and entitled to vote for the purposes of establishing a quorum. Abstentions will have no effect on director elections but will have the effect of a vote against all other proposals. Shares of common stock that reflect broker non-votes are treated as present and entitled to vote for the purposes of establishing a quorum. However, for the purposes of determining the outcome of any matter as to which the broker or nominee has indicated on the proxy that it does not have discretionary authority to vote, those shares will be treated as not present and not entitled to vote with respect to that matter, even though those shares are considered present and entitled to vote for the purposes of establishing a quorum and may be entitled to vote on other matters.

What is the voting requirement to approve each proposal?

For Proposal 1, in uncontested elections, directors are elected if the number of votes cast for a nominee exceeds the number of votes cast against the nominee’s election. If an incumbent director does not receive a greater number of shares voted “for” such director than shares voted “against” such director, then such director must tender his or her resignation to the Board. In that situation, the Company’s Nominating Committee would make a recommendation to the Board about whether to accept or reject the resignation, or whether to take other action. Within 90 days from the date the election results were certified, the Board would act on the Nominating Committee’s recommendation and publicly disclose its decision and rationale behind it. In a contested election, director nominees are elected by a plurality of votes cast. Abstentions will not affect the outcome of the election of directors.

For Proposal 2 to be approved, the proposal must receive the affirmative vote of the holders of a majority in voting power of the shares of common stock which are present or represented by proxy and entitled to vote thereon. In determining the outcome of Proposal 2, abstentions have the effect of a negative vote.

For Proposal 3 to be approved, the proposal must receive the affirmative vote of the holders of a majority in voting power of the shares of common stock which are present or represented by proxy and entitled to vote thereon. In determining the outcome of Proposal 3, abstentions have the effect of a negative vote.

For Proposal 4 to be approved, the proposal must receive the affirmative vote of the holders of a majority in voting power of the shares of common stock which are present or represented by proxy and entitled to vote thereon. In determining the outcome of Proposal 4, abstentions have the effect of a negative vote.

What happens if additional matters (other than the proposals described in this Proxy Statement) are presented at the Annual Meeting?

As of filing, the Board is not aware of any additional matters to be presented for a vote at the Annual Meeting; however, if any additional matters are properly presented at the Annual Meeting, your proxy gives Gary D. Burnison and Robert P. Rozek authority to vote on those matters in their discretion.

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Who will bear the cost of the proxy solicitation?

The entire cost of the proxy solicitation will be borne by the Company. We hired D.F. King to assist in the distribution of proxy materials and solicitation of votes for approximately $30,000, plus reimbursement of any out-of-pocket expenses. Upon request, we will also reimburse brokerage houses and other custodians, nominees, and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy and solicitation materials to beneficial owners.

Who is making the solicitation in this Proxy Statement?

Korn Ferry is soliciting your vote with this Proxy Statement.

Where can I find copies of the Board’s corporate governance documents?

The Audit Committee, Compensation and Personnel Committee, and Nominating Committee each operate pursuant to a written charter adopted by the Board. These charters, along with the Corporate Governance Guidelines and the Code of Business Conduct and Ethics, are available at the Company’s website and in print to any stockholder who requests a copy. To access these documents from the Company’s website, go to https://ir.kornferry.com, select “Governance” from the menu in the middle of the page, then click on the “Governance Documents” link. Requests for a printed copy should be addressed to Korn Ferry, 1900 Avenue of the Stars, Suite 1225, Los Angeles, California 90067, Attention: Corporate Secretary.

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Other Matters

Certain Relationships and Related Transactions

From time to time, stockholders that beneficially own more than 5% of the Company’s common stock may engage the Company and its subsidiaries, in the ordinary course of business, to provide certain services and products. These transactions are negotiated on an arm’s-length basis and are subject to review and approval under the Company’s Related Person Transaction Policy (defined below) or, in the case of any such transactions that do not (together with any prior such transactions with a given stockholder) involve an aggregate amount in excess of $10,000,000 per year, are pre-approved under the Company’s Related Person Transaction Policy. During fiscal year 2026, in the ordinary course of business, the Company and its subsidiaries provided Vanguard, BlackRock, and Wellington Management Company, each of which are or were during all or a portion of fiscal year 2026 a greater than five percent beneficial owner of the Company’s common stock, with certain services and products. The aggregate fees and expenses billed by the Company to Vanguard, BlackRock, and Wellington Management Company in fiscal year 2026 for such services and products was $2,366,070, $684,047, and $828,502, respectively. The transactions with Vanguard, BlackRock, and Wellington Management Company were each entered into on an arm’s-length basis, contain customary terms and conditions and were approved or pre-approved under the Company’s Related Person Transaction Policy, and were reviewed by the Audit Committee. In the future, the Company and its subsidiaries may provide, in the ordinary course of business, additional services and products to Vanguard, BlackRock, and/or Wellington Management Company.

In fiscal 2026, Mr. Burnison, the Company’s Chief Executive Officer, reimbursed the Company for approximately $265,000 of extended travel expenses relating to Company business regarding the Company’s EMEA operations. The Audit Committee considered such reimbursement and, following such consideration, authorized, approved, and ratified it. The Audit Committee considered and pre-approved a similar reimbursement for up to £300,000 of extended travel expenses relating to Company business regarding the Company’s EMEA operations in fiscal year 2027. It is anticipated that in the future the Company and Mr. Burnison may engage in similar transactions.

Except as described above, to our knowledge, since the beginning of fiscal year 2026, the Company has not entered into or proposed to enter into any transaction with any executive officer, director, director nominee, beneficial owner of more than five percent of the Company’s common stock, or any immediate family member of any of the foregoing in which the amount involved exceeds $120,000.

Related Person Transaction Approval Policy

The Audit Committee has adopted a written amended and restated policy for the review and approval of all transactions with related persons (the “Related Person Transaction Policy”). Pursuant to such policy, the Audit Committee must review the material facts of, and either approve or disapprove the Company’s entry into, any transaction, arrangement or relationship in which:

•	(i) the Company or any of its subsidiaries is a participant; and
•	(ii) any related person has or will have a direct or indirect interest (other than solely as a result of being a director or less than ten percent beneficial owner of another entity, or both).

Under the Related Person Transaction Policy, the Audit Committee will prohibit any related person transaction (including those deemed pre-approved under the policy) if it determines the transaction is inconsistent with the interests of the Company and its stockholders.

For purposes of the Related Person Transaction Policy, a “related person” is any person who is or was, since the beginning of the Company’s most recently completed fiscal year, an executive officer, director, director nominee, any beneficial owner of more than five percent of the Company’s common stock, or any immediate family member of any of the foregoing.

As provided for in the Related Person Transaction Policy, the Audit Committee has reviewed and pre-approved the entry into certain types of related person transactions, including without limitation:

•	(i) the employment of executive officers;
•	(ii) director compensation;
•	(iii) subject to compliance with the Company’s Investment Guidelines Policy, certain investments managed by a greater than 5% beneficial owner of the Company’s common stock;
•	(iv) subject to a $10,000,000 per fiscal year cap, certain ordinary course, arms-length transactions with persons who are a related person solely on account of being a greater than 5% beneficial owner of the Company’s common stock;
•	(v) any transaction with a related person where the aggregate amounts involved (including any periodic payments or installments due on or after the beginning of the Company’s last completed fiscal year and, in the case of indebtedness, the largest amount expected to be outstanding and the amount of annual interest thereon) do not exceed $100,000, provided, that such transaction is entered into in the ordinary course of the Company’s business, on an arm’s length basis; and
•	(vi) any transaction with a related person (whether or not covered by any of the pre-approved transactions set forth above) in which the amount involved or the amount of the related person’s interest does not exceed $60,000.

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In addition, the Board has delegated to the chair of the Audit Committee the authority to pre-approve any transaction with a related person in which the aggregate amount involved is expected to be less than $1,000,000.

The Related Person Transaction Policy requires the Audit Committee to regularly review any related person transactions approved by the Audit Committee Chair as well as certain pre-approved transactions, including the ordinary course business and de minimis transactions discussed above.

Annual Report to Stockholders

The Company’s Annual Report to Stockholders for fiscal year 2026, which includes the Company’s Annual Report on Form 10-K for the year ended April 30, 2026 (excluding the exhibits thereto) will be made available to stockholders at the same time as this Proxy Statement. Our 2026 Annual Report and Proxy Statement are posted on our website at www.kornferry.com. If any person who was a beneficial owner of the common stock of the Company on July 31, 2026, desires a complete copy of the Form 10-K, including the exhibits thereto, they will be provided with such materials without charge upon written request. The request should identify the requesting person as a beneficial owner of the Company’s stock as of July 31, 2026, and should be directed to Korn Ferry, 1900 Avenue of the Stars, Suite 1225, Los Angeles, California 90067, Attention: Corporate Secretary. The Form 10-K, including the exhibits thereto, is also available through the SEC’s website at http://www.sec.gov.

Communications with Directors

Any stockholder or other party interested in communicating with members of the Board, any of its committees, the independent directors as a group, or any of the independent directors, may send written communications to Korn Ferry, 1900 Avenue of the Stars, Suite 1225, Los Angeles, California 90067, Attention: Corporate Secretary or to corporatesecretary@kornferry.com. Communications received in writing are forwarded to the Board, committee, or to any individual director or directors to whom the communication is directed, unless the communication is unduly hostile, threatening, illegal, does not reasonably relate to the Company or its business, or is similarly inappropriate. The Corporate Secretary has the authority to discard or disregard any inappropriate communications or to take other appropriate actions with respect to any such inappropriate communications. The Board will endeavor to promptly respond to all appropriate communications and encourages all stockholders and interested persons to use the aforementioned email and mailing address to send communications relating to the Company’s business to the Board and its members.

Submission of Stockholder Proposals for Consideration at the 2027 Annual Meeting

Rule 14a-8 Proposals

If a stockholder wishes to submit a proposal for consideration at the 2027 Annual Meeting of Stockholders pursuant to Rule 14a-8 under the Exchange Act, and wants that proposal to appear in the Company’s Proxy Statement and form of proxy for that meeting, the proposal must be submitted in writing and received at Korn Ferry, 1900 Avenue of the Stars, Suite 1225, Los Angeles, California 90067, Attention: Corporate Secretary, no later than April 9, 2027. Each stockholder proposal must comply with the Exchange Act, the rules and regulations thereunder, and the Company’s Bylaws as in effect at the time of such notice. The submission of a stockholder proposal does not guarantee that it will be included in the Company’s Proxy Statement and form of proxy.

Other Proposals or Nominations

The Company’s Bylaws also establish an advance notice procedure with regard to nominating persons for election to the Board and proposals of other business other than pursuant to Rule 14a-8. If a stockholder wishes to submit such a nominee or other business for consideration at the 2027 Annual Meeting of Stockholders, the Company’s Bylaws (which includes information required under Rule 14a-19) require, among other things, that the stockholder submission contain certain information concerning the nominee or other business, as the case may be, and other information specified in the Company’s Bylaws, and that the stockholder provide the Company with written notice of such nominee or business no later than the close of business on June 26, 2027, nor earlier than the close of business on May 27, 2027; provided, however, that in the event that the date of the 2027 Annual Meeting of Stockholders is more than 30 days before or more than 70 days after the anniversary date of the 2026 Annual Meeting of Stockholders, notice by the stockholder must be so delivered not earlier than the close of business on the 120th day prior to the 2027 Annual Meeting of Stockholders and not later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following

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the day on which public announcement of the date of such meeting is first made by the Company. If the number of directors to be elected to the Board is increased and there is no public announcement by the Company naming the nominees for the additional directorships at least 10 days before the last day a stockholder must deliver his or her written notice under the Company’s Bylaws, a stockholder’s notice will be considered timely, but only with respect to nominees for the additional directorships, if it shall be delivered to the Secretary of the Company at the principal executive offices of the Company not later than the close of business on the 10th day following the day on which such public announcement is first made by the Company.

A stockholder notice should be sent to Korn Ferry, 1900 Avenue of the Stars, Suite 1225, Los Angeles, California 90067, Attention: Corporate Secretary. Proposals or nominations not meeting the advance notice requirements in the Company’s Bylaws will not be entertained at the 2027 Annual Meeting of Stockholders. A copy of the full text of the relevant bylaw provisions may be obtained from the Company’s filings with the SEC or by writing our Corporate Secretary at the address identified above.

Stockholders Sharing an Address

To reduce the expense of delivering duplicate proxy materials to stockholders who may have more than one account holding Company stock but who share the same address, we have adopted a procedure approved by the SEC called “householding.” Under this procedure, certain stockholders of record who have the same address and last name, and who do not participate in electronic delivery of proxy materials, will receive only one copy of our Notice and, as applicable, any additional proxy materials that are delivered until such time as one or more of these stockholders notify us that they want to receive separate copies. This procedure reduces duplicate mailings and saves printing costs, postage fees, and natural resources. Stockholders who participate in householding will continue to have access to and utilize separate proxy voting instructions.

If you receive a single set of proxy materials as a result of householding, and you would like to have separate copies of our Notice, Annual Report, or Proxy Statement mailed to you, please submit a request, either in writing or by phone, by contacting the Company at Korn Ferry, 1900 Avenue of the Stars, Suite 1225, Los Angeles, California 90067, Attention: Corporate Secretary or at (310) 552-1834, and we will promptly send you the materials you have requested. However, please note that if you want to receive a paper proxy or voting instruction form or other proxy materials for the purposes of this year’s Annual Meeting, you will need to follow the instructions included in the Notice that was sent to you. You can also contact our Corporate Secretary at the telephone number noted previously if you received multiple copies of the annual meeting materials and would prefer to receive a single copy in the future, or if you would like to opt out of householding for future mailings.

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Appendix A

Non-GAAP Financial Measures

This Proxy Statement contains financial information calculated other than in accordance with U.S. generally accepted accounting principles (“GAAP”). In particular, it includes:

•	Adjusted Diluted Earnings Per Share, adjusted to exclude cost associated with accelerated depreciation on our Digital platform, management separation charges, integration/acquisition costs, restructuring charges, impairment of fixed assets, impairment of right-of-use assets and gain on modification of an office lease, net of income tax effect, and to exclude a $9.7 million non-recurring tax benefit in fiscal 2024 from actions taken in connection with the worldwide minimum tax that resulted in the release of a valuation allowance; and
•	Adjusted EBITDA, which is earnings before interest, taxes, depreciation and amortization, further adjusted to exclude management separation charges, integration/ acquisition costs, restructuring charges, impairment of fixed assets, impairment of right-of-use assets and gain on modification of an office lease, net when applicable, and Adjusted EBITDA margin.

This non-GAAP disclosure has limitations as an analytical tool, should not be viewed as a substitute for financial information determined in accordance with GAAP, and should not be considered in isolation or as a substitute for analysis of the Company’s results as reported under GAAP, nor is it necessarily comparable to non-GAAP performance measures that may be presented by other companies.

Management believes the presentation of non-GAAP financial measures in this Proxy Statement provides meaningful supplemental information regarding Korn Ferry’s performance by excluding certain items that may not be indicative of Korn Ferry’s ongoing operating results. These non-GAAP financial measures are performance measures and are not indicative of the liquidity of Korn Ferry.

These items, which are described in the footnotes in the attached reconciliations, represent 1) costs associated with previous acquisitions, such as legal and professional fees, retention awards and ongoing integration expenses, 2) gain on modification of an office lease where the Company received lease incentives to shorten the lease term, 3) restructuring charges, net to align workforce to eliminate excess capacity resulting from challenging macroeconomic business environment, 4) accelerated depreciation associated with the decision to sunset our Digital platform, 5) impairment of fixed assets primarily due to a software impairment charge in our Digital segment, 6) impairment of right-of-use assets due to the decision to terminate and sublease some of our offices, 7) management separation charges due to contractual obligations due upon an executive’s death, and 8) to exclude a $9.7 million non-recurring tax benefit in fiscal 2024 from actions taken in connection with the worldwide minimum tax that resulted in the release of a valuation allowance.

The use of non-GAAP financial measures facilitates comparisons to Korn Ferry’s historical performance. Korn Ferry includes non-GAAP financial measures because management believes they are useful to investors in allowing for greater transparency with respect to supplemental information used by management in its evaluation of Korn Ferry’s ongoing operations and financial and operational decision-making. Adjusted diluted earnings per share and Consolidated Adjusted EBITDA exclude certain charges that management does not consider ongoing in nature and allows management and investors to make more meaningful period-to-period comparisons of the Company’s operating results. Management further believes that Consolidated Adjusted EBITDA is useful to investors because it is frequently used by investors and other interested parties to measure operating performance among companies with different capital structures, effective tax rates and tax attributes and capitalized asset values, all of which can vary substantially from company to company.

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Korn Ferry and Subsidiaries

Reconciliation of GAAP to Non-GAAP Financial Measures

(dollars in thousands, except per share amounts)

		Year Ended April 30,
	2026	2025	2024
		(unaudited)
NET INCOME ATTRIBUTABLE TO KORN FERRY	$277,434	$246,062	$169,154
Net income attributable to non-controlling interest	3,386	5,014	3,407
Net income	280,820	251,076	172,561
Income tax provision	107,630	93,836	50,081
Income before provision for income taxes	388,450	344,912	222,642
Interest expense, net	19,998	20,363	20,968
Depreciation and amortization(1)	98,844	80,287	77,966
Management separation charges(2)	—	4,614	—
Integration/acquisition costs(3)	4,420	8,837	14,866
Gain on modification of office lease(4)	(13,907)	—	—
Impairment of right-of-use assets(5)	—	2,452	1,629
Impairment of fixed assets(6)	—	509	1,575
Restructuring charges, net(7)	—	1,892	68,558
ADJUSTED EBITDA	$497,805	$463,866	$408,204

NET INCOME ATTRIBUTABLE TO KORN FERRY MARGIN	9.5%	9.0%	6.1%
Net income attributable to non-controlling interest	0.1%	0.2%	0.1%
Income tax provision	3.7%	3.4%	1.8%
Interest expense, net	0.7%	0.8%	0.8%
Depreciation and amortization(1)	3.4%	2.9%	2.8%
Management separation charges(2)	—%	0.2%	—%
Integration/acquisition costs(3)	0.2%	0.3%	0.5%
Gain on modification of office lease(4)	(0.5)%	—%	—%
Impairment of right-of-use assets(5)	—%	0.1%	0.1%
Impairment of fixed assets(6)	—%	0.0%	0.1%
Restructuring charges, net(7)	—%	0.1%	2.5%
ADJUSTED EBITDA MARGIN	17.1%	17.0%	14.8%

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		Year Ended April 30,
	2026	2025	2024
		(unaudited)
DILUTED EARNINGS PER COMMON SHARE	$5.22	$4.60	$3.23
Accelerated depreciation on Digital platform(1)	0.26	—	—
Management separation charges(2)	—	0.09	—
Integration/acquisition costs(3)	0.08	0.16	0.29
Gain on modification of office lease(4)	(0.26)	—	—
Impairment of right-of-use assets(5)	—	0.05	0.03
Impairment of fixed assets(6)	—	0.01	0.03
Restructuring charges, net(7)	—	0.03	1.32
Tax effect on the adjusted items(8)	(0.02)	(0.06)	(0.43)
Tax adjustment(9)	—	—	(0.19)
ADJUSTED DILUTED EARNINGS PER SHARE	$5.28	$4.88	$4.28

Explanation of Non-GAAP Adjustments

(1)	Depreciation and amortization includes $13.8 million of accelerated depreciation associated with the decision to sunset our Digital platform in the year ended April 30, 2026.
(2)	Contractual obligations due upon an executive’s death.
(3)	Costs associated with previous acquisitions, such as legal and professional fees, retention awards and the ongoing integration expenses.
(4)	Gain on the modification of an office lease where the Company received lease incentives to shorten the lease term.
(5)	Costs associated with impairment of right-of-use assets due to terminating and deciding to sublease some of our offices.
(6)	Costs associated with impairment of fixed assets primarily due to a software impairment charge in our Digital segment.
(7)	Restructuring charges incurred to align our workforce to eliminate excess capacity resulting from challenging macroeconomic business environment.
(8)	Tax effect on accelerated depreciation on Digital platform, management separation charges, integration/acquisition costs, gain on modification of office lease, impairment of right-of-use assets and fixed assets, and restructuring charges, net.
(9)	Due to actions taken in connection with the worldwide minimum tax, the Company recorded a $9.7 million non-recurring tax benefit in fiscal 2024 that resulted in the release of a valuation allowance, which is included in the Company’s US GAAP results but excluded from the Adjusted results.

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Appendix B

Korn Ferry Amended and Restated 2022 Stock Incentive Plan

1.	Purpose

The purpose of the Korn Ferry Amended and Restated 2022 Stock Incentive Plan (the “Plan”) is to advance the interests of Korn Ferry by stimulating the efforts of employees, officers, non-employee directors and other service providers, in each case who are selected to be participants, by heightening the desire of such persons to continue working toward and contributing to the success and progress of Korn Ferry. The Plan provides for the grant of Incentive and Nonqualified Stock Options, Stock Appreciation Rights, Restricted Stock and Restricted Stock Units, any of which may be performance-based, and for Incentive Bonuses, which may be paid in cash or stock or a combination thereof, as determined by the Administrator.

2.	Definitions

As used in the Plan, the following terms shall have the meanings set forth below:

“Administrator” means the Administrator of the Plan in accordance with Section 19.

“Award” means an Incentive Stock Option, Nonqualified Stock Option, Stock Appreciation Right, Restricted Stock, Restricted Stock Unit or Incentive Bonus granted to a Participant pursuant to the provisions of the Plan, any of which the Administrator may structure to qualify in whole or in part as a Performance Award.

“Award Agreement” means a written or electronic agreement or other instrument as may be approved from time to time by the Administrator implementing the grant of each Award. An Award Agreement may be in the form of an agreement to be executed by both the Participant and the Company (or an authorized representative of the Company) or certificates, notices or similar instruments as approved by the Administrator.

“Board” means the board of directors of the Company.

“Cause” means (unless otherwise expressly provided in the Award Agreement or another contract, including an employment agreement) a termination of service, based upon a finding by the Company, acting in good faith and based on its reasonable belief at the time, that the Participant: (1) is or has been dishonest, incompetent, or negligent in the discharge of his or her duties to the Company; or has refused to perform stated or assigned duties; (2) has committed a theft or embezzlement, or a breach of confidentiality or unauthorized disclosure or use of inside information, customer lists, trade secrets or other confidential information, or a breach of fiduciary duty involving personal profit, or a willful or negligent violation of any law, rule or regulation or of Company rules or policy, in any material respect; or has been convicted of a felony or misdemeanor (other than minor traffic violations or similar offenses); (3) has materially breached any of the provisions of any agreement with the Company or a parent corporation; or (4) has engaged in unfair competition with, or otherwise acted intentionally in a manner injurious to the reputation, business or assets of the Company; or has induced a customer to break or terminate any contract with the Company or an affiliate; or has induced any principal for whom the Company (or an affiliate) acts as agent to terminate such agency relationship. A termination for Cause shall be deemed to occur (subject to reinstatement upon a contrary final determination by the Administrator) on the date when the Company first delivers notice to the Participant of a finding of termination for Cause and shall be final in all respects on the date following the opportunity to be heard and written notice to the Participant that his or her service is terminated. Notwithstanding the foregoing, if any provision of this definition, or the application of such provision to any person or circumstance, shall be determined (including by a court of competent jurisdiction) to be invalid or unenforceable under applicable law, the remainder of this definition, or the application of such provision to persons or circumstances other than those as to which it is rendered invalid or unenforceable, shall not be affected thereby.

“Change in Control” means any of the following:

(1)	An acquisition by any Person (excluding one or more Excluded Persons) of beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act) or a pecuniary interest in (within the meaning of Rule 16a-1(a) (2) under the Exchange Act) more than 50% of the Common Stock or voting securities entitled to then vote generally in the election of directors of the Company (“Voting Stock”), after giving effect to any new issue in the case of an acquisition from the Company; or

(2)	Consummation of a merger, consolidation, or reorganization of the Company or of a sale or other disposition of all or substantially all of the Company’s consolidated assets as an entirety (collectively, a “Business Combination”), other than a Business Combination (A) in which all or substantially all of the holders of Voting Stock hold or receive directly or indirectly 50% or more of the voting stock of the entity resulting from the Business Combination (or a parent company), and (B) after which no Person (other than any one or more of the Excluded Persons) owns more than 50% of the voting stock of the resulting entity (or a parent company) who did not own directly or indirectly at least that amount of Voting Stock immediately before the Business Combination, and (C) after which one or more Excluded Persons own an aggregate number of shares of the voting stock at least equal to the aggregate number of shares of voting stock owned by any other Person who is not an Excluded Person (except for any

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person described in and satisfying the conditions of Rule 13d-1(b)(1) under the Exchange Act), if any, and who owns more than 50% of the voting stock; or

(3)	Consummation of the dissolution or complete liquidation of the Company; or

(4)	During any period of two consecutive years, individuals who at the beginning of such period constituted the Board and any new director (other than a director designated by a person who has entered into an agreement or arrangement with the Company to effect a transaction described in clause (1) or (2) of this definition) whose appointment, election, or nomination for election was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose appointment, election or nomination for election was previously so approved, cease for any reason to constitute a majority of the Board.

For purposes of determining whether a Change in Control has occurred, a transaction includes all transactions in a series of related transactions.

“Code” means the Internal Revenue Code of 1986, as amended from time to time, and the rulings and regulations issued thereunder.

“Common Stock” means the Company’s common stock, par value $0.01, subject to adjustment as provided in Section 12.

“Company” means Korn Ferry, a Delaware corporation, and any successor thereto.

“Detrimental Activity” with respect to a Participant means that such Participant:

(1)	has directly or indirectly engaged in any business for his or her own account that competes with the business of any entity within the Company Group (“Company Group” means the Company, the Subsidiaries, and any affiliate of the Company or a Subsidiary) (a business in competition with any entity within the Company Group includes, without limitation, any business in an industry which any business in the Company Group may conduct business from time to time and any business in an industry which any entity within the Company Group has specific plans to enter in the future and as to which the Participant is aware of such planning); or

(2)	has committed or engaged in an unauthorized disclosure or use of inside information, trade secrets or other confidential information, or an unauthorized use of trade names, trademarks, or other proprietary business designations owned or used in connection with the business of any entity within the Company Group; has failed to timely return to the Company in accordance with Company policy all memoranda, books, papers, plans, information, letters and other data, and all copies thereof or therefrom, in any way relating to the business of any entity within the Company Group; or

(3)	has entered the employ of, renders services to, or has acquired a financial interest in any person engaged in any business that competes with the business of any entity within the Company Group; has acted intentionally in a manner injurious to the reputation, business or assets of, any entity within the Company Group; has interfered with business relationships (whether formed before or after the date hereof) between the Company, any Subsidiary, any of their respective affiliates, and any customers, suppliers, officers, employees, partners, members or investors; has influenced or attempted to influence a vendor or customer of any entity within the Company Group, either directly or indirectly, to divert their business away from the Company Group, induced a principal for whom an entity within the Company Group acts as agent to terminate such agency relationship, or induced an employee of any entity within the Company Group who earned $25,000 or more on an annualized basis during the last six months of his or her employment to work for any business, individual, partnership, firm, corporation, or other entity then in competition with the business of any entity within the Company Group.

Notwithstanding the foregoing, if any provision of this definition, or the application of such provision to any person or circumstance, shall be determined (including by a court of competent jurisdiction) to be invalid or unenforceable under applicable law, the remainder of this definition, or the application of such provision to persons or circumstances other than those as to which it is rendered invalid or unenforceable, shall not be affected thereby.

“Disability” shall mean a medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than 12 months by reason of which the Participant is unable to engage in any substantial gainful activity.

“Effective Date” has the meaning set forth in Section 4.

“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time.

“Excluded Person” means (1) the Company or any Subsidiary; (2) any person described in and satisfying the conditions of Rule 13d-1(b)(1) under the Exchange Act; (3) any employee benefit plan of the Company; or (4) any affiliates (within the meaning of the Exchange Act), successors, or heirs, descendants or members of the immediate families of the individuals identified in part (2) of this definition.

“Fair Market Value” means, as of any date, the closing price per share at which the Shares are sold in the regular way on the New York Stock Exchange or, if no Shares are traded on the New York Stock Exchange on the date in question, then for the next preceding date for which Shares are traded on the New York Stock Exchange.

“Incentive Bonus” means a bonus opportunity awarded under Section 9 pursuant to which a Participant may become entitled to receive an amount based on satisfaction of such performance criteria as are specified in the Award Agreement.

“Incentive Stock Option” means a stock option that satisfies the requirements for an “incentive stock option” within the meaning of Section 422 of the Code and does not provide that it will not be treated as an “incentive stock option”.

“Nonemployee Director” means each person who is, or is elected to be, a member of the Board and who is not an employee of the Company or any Subsidiary.

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“Nonqualified Stock Option” means a stock option that is not an “incentive stock option” within the meaning of Section 422 of the Code.

“Option” means an Incentive Stock Option and/or a Nonqualified Stock Option granted pursuant to Section 6 of the Plan.

“Original 2022 Plan” has the meaning set forth in Section 4.

“Original Effective Date” has the meaning set forth in Section 4.

“Participant” means any individual described in Section 3 to whom Awards have been granted from time to time by the Administrator and any authorized transferee of such individual.

“Performance Award” means an Award, the grant, issuance, retention, vesting or settlement of which is subject to satisfaction of one or more Performance Criteria established pursuant to Section 13.

“Performance Criteria” has the meaning set forth in Section 13(b).

“Person” means an association, a corporation, an individual, a partnership, a trust or any other entity or organization, including a governmental entity and a “person” as that term is used under Section 13(d) or 14 (d) of the Exchange Act.

“Plan” means the Korn Ferry Amended and Restated 2022 Stock Incentive Plan as set forth herein and as amended from time to time.

“Prior Plan” means the Korn Ferry Fourth Amended and Restated 2008 Stock Incentive Plan and any prior version thereof.

“Restricted Stock” means Shares granted pursuant to Section 8 of the Plan.

“Restricted Stock Unit” means an Award granted to a Participant pursuant to Section 8 pursuant to which Shares or cash in lieu thereof may be issued in the future.

“Share” means a share of the Common Stock, subject to adjustment as provided in Section 12.

“Stock Appreciation Right” means a right granted pursuant to Section 7 of the Plan that entitles the Participant to receive, in cash or Shares or a combination thereof, as determined by the Administrator, value equal to or otherwise based on the excess of (i) the market price of a specified number of Shares at the time of exercise over (ii) the exercise price of the right, as established by the Administrator on the date of grant.

“Subsidiary” means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company where each of the corporations in the unbroken chain other than the last corporation owns stock possessing at least 50 percent or more of the total combined voting power of all classes of stock in one of the other corporations in the chain, and if specifically determined by the Administrator in the context other than with respect to Incentive Stock Options, may include an entity that is directly or indirectly controlled by the Company.

“Termination of Employment” means ceasing to serve as a full-time employee of the Company and its Subsidiaries or, with respect to a Nonemployee Director or other service provider who is not an employee, ceasing to serve as such for the Company, except that with respect to all or any Awards held by a Participant (i) the Administrator may determine, subject to Section 6(d), that an approved leave of absence or approved employment on a less than full-time basis is not considered a Termination of Employment, (ii) the Administrator may determine that a transition of employment to service with a partnership, joint venture or corporation not meeting the requirements of a Subsidiary in which the Company or a Subsidiary is a party is not considered a Termination of Employment, (iii) service as a member of the Board or other service provider shall constitute continued employment with respect to Awards granted to a Participant while he or she served as an employee, and (iv) service as an employee of the Company or a Subsidiary shall constitute continued employment with respect to Awards granted to a Participant while he or she served as a member of the Board or other service provider. The Administrator shall determine whether any corporate transaction, such as a sale or spin-off of a division or subsidiary that employs a Participant, shall be deemed to result in a Termination of Employment with the Company and its Subsidiaries for purposes of any affected Participant’s Awards, and the Administrator’s decision shall be final and binding except if determined to be arbitrary or capricious as provided in Section 24.

3.	Eligibility

Any person who is a current or prospective officer or employee of the Company or of any Subsidiary shall be eligible for selection by the Administrator for the grant of Awards hereunder. For avoidance of doubt, no Award may be granted to a prospective officer or employee until the time that such individual’s employment with the Company or any Subsidiary has commenced. In addition, Nonemployee Directors and any other service providers who have been retained to provide consulting, advisory or other services to the Company or to any Subsidiary shall be eligible for the grant of Awards hereunder as determined by the Administrator. Incentive Stock Options may only be granted to employees of the Company or any Subsidiary within the meaning of the Code, as selected by the Administrator. For purposes of this Plan, the Chairman of the Board’s status as an employee shall be determined by the Administrator.

4.	Effective Date and Termination of Plan

The Korn Ferry 2022 Stock Incentive Plan (the “Original 2022 Plan”) was originally adopted by the Board of Directors of the Company on August 8, 2022 and became effective upon its approval by the Company’s stockholders on September 22, 2022 (the “Original Effective Date”). Upon its approval by stockholders of the Company, the Original 2022 Plan replaced the Company’s Fourth Amended and Restated 2008 Stock Incentive Plan with respect to future Awards. The Original 2022 Plan was first amended and restated effective as of September 25, 2024. This Plan was adopted by the Board of Directors of the Company on August 4, 2026 and it will become effective when it is approved by

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the Company’s stockholders (the “Effective Date”). The Plan shall remain available for the grant of Awards until the tenth (10th) anniversary of the Effective Date; provided, however, that Incentive Stock Options may not be granted under the Plan after the tenth (10th) anniversary of the date of the Board’s approval of the Plan. Notwithstanding the foregoing, the Plan may be terminated at such earlier time as the Board may determine. Termination of the Plan will not affect the rights and obligations of the Participants and the Company arising under Awards theretofore granted and then in effect.

5.	Shares Subject to the Plan and to Awards

(a)	Aggregate Limits. The aggregate number of Shares issuable pursuant to all Awards granted under this Plan shall not exceed 5,577,214, plus any Shares that were subject to outstanding awards under the Prior Plan as of the Original Effective Date that on or after the Original Effective Date cease for any reason to be subject to such awards (other than by reason of exercise or settlement of the awards to the extent they are exercised for or settled in vested and nonforfeitable Shares). The aggregate number of Shares available for grant under this Plan and the number of Shares subject to outstanding Awards shall be subject to adjustment as provided in Section 12. The Shares issued pursuant to Awards granted under this Plan may be Shares that are authorized and unissued or Shares that were reacquired by the Company, including Shares purchased in the open market.

(b)	Issuance of Shares. For purposes of Section 5(a), the aggregate number of Shares issued under this Plan at any time shall equal only the number of Shares actually issued upon exercise or settlement of an Award granted under this Plan. Shares subject to Awards granted under this Plan that have been canceled, expired, forfeited or otherwise not issued under an Award granted under this Plan and Shares subject to Awards granted under this Plan settled in cash shall not count as Shares issued under this Plan. Notwithstanding the foregoing, Shares subject to an Award granted under this Plan or under the Prior Plan may not again be made available for issuance under the Plan if such Shares are: (i) Shares that were subject to a stock-settled Stock Appreciation Right and were not issued upon the net settlement or net exercise of such Stock Appreciation Right, (ii) Shares delivered to or withheld by the Company to pay the exercise price of an Option, (iii) Shares delivered to or withheld by the Company to pay the withholding taxes related to an Award, or (iv) Shares repurchased on the open market with the proceeds of an Option exercise.

(c)	Incentive Stock Option Limit. The aggregate number of Shares that may be issued pursuant to the exercise of Incentive Stock Options granted under this Plan shall not exceed 5,577,214, which number shall be calculated and adjusted pursuant to Section 12 only to the extent that such calculation or adjustment will not affect the status of any option intended to qualify as an Incentive Stock Option under Section 422 of the Code.

(d)	Director Awards. The grant date fair value of all Awards granted under this Plan during any fiscal year to any one Nonemployee Director, when combined with all cash-based compensation earned in the same fiscal year, shall not exceed $750,000; provided, however, that in the fiscal year in which a Nonemployee Director first joins the Board of Directors or in any fiscal year in which a Nonemployee Director serves as Chairman of the Board of Directors or Lead Director, the maximum aggregate dollar value of equity-based and cash compensation granted may be up to two hundred percent (200%) of the foregoing limit.

6.	Options

(a)	Option Awards. Options may be granted at any time and from time to time prior to the termination of the Plan to Participants as determined by the Administrator. No Participant shall have any rights as a stockholder with respect to any Shares subject to Option hereunder until said Shares have been issued. Each Option shall be evidenced by an Award Agreement. Options granted pursuant to the Plan need not be identical but each Option must contain and be subject to the terms and conditions set forth below.

(b)	Price. The Administrator will establish the exercise price per Share under each Option, which, in no event will be less than the Fair Market Value of the Shares on the date of grant; provided, however, that the exercise price per Share with respect to an Option that is granted in connection with a merger or other acquisition as a substitute or replacement award for options held by optionees of the acquired entity may be less than 100% of the Fair Market Value of the Shares on the date such Option is granted if such exercise price is based on a formula set forth in the terms of the options held by such optionees or in the terms of the agreement providing for such merger or other acquisition that satisfies the requirements of (i) Section 409A of the Code, if such options held by such optionees are not intended to qualify as Incentive Stock Option, and (ii) Section 424(a) of the Code, if such options held by such optionees are intended to qualify as Incentive Stock Options. The exercise price of any Option may be paid in Shares, cash or a combination thereof, as determined by the Administrator, including an irrevocable commitment by a broker to pay over such amount from a sale of the Shares issuable under an Option, the delivery of previously owned Shares and withholding of Shares otherwise deliverable upon exercise.

(c)	No Repricing without Stockholder Approval. Other than in connection with a change in the Company’s capitalization (as described in Section 12), the Company shall not, without stockholder approval, (i) reduce the exercise price of an Option, (ii) exchange an Option for a new Option or Stock Appreciation Right with a lower exercise price or (iii) at any time when the exercise price of an Option is above the Fair Market Value of a Share, exchange such Option for cash or other property.

(d)	Provisions Applicable to Options. Subject to the other provisions set forth in this Plan, the date on which

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Options become exercisable shall be determined by the Administrator and set forth in an Award Agreement. Unless provided otherwise in the applicable Award Agreement, to the extent that the Administrator determines that an approved leave of absence is not a Termination of Employment, the vesting period and/or exercisability of an Option shall be adjusted by the Administrator during or to reflect the effects of any period during which the Participant is on an approved leave of absence or is employed on a less than full-time basis.

(e)	Term of Options and Termination of Employment: The Administrator shall establish the term of each Option, which in no case shall exceed a period of ten (10) years from the date of grant; provided, however, the term of an Option (other than an Incentive Stock Option) shall be automatically extended if, at the time of its scheduled expiration, the Participant holding such Option is prohibited by law (including, but not limited to, the application of Section 16(b) of the Exchange Act) or the Company’s insider trading policy from exercising the Option, which extension shall expire on the thirtieth (30th) day following the date such prohibition no longer applies. Unless an Option earlier expires upon the expiration date established pursuant to the foregoing sentence, upon the termination of the Participant’s employment, his or her rights to exercise an Option then held shall be only as follows, unless the Administrator specifies otherwise:

(1)	Death. Upon the death of a Participant while in the employ of the Company or any Subsidiary or while serving as a member of the Board, all of the Participant’s Options then held shall be exercisable by his or her estate, heir or beneficiary at any time during the one (1) year period commencing on the date of death, but only to the extent that the Options are exercisable as of that date. Any and all of the deceased Participant’s Options that are not exercised during the one (1) year period commencing on the date of death shall terminate as of the end of such one (1) year period. To the extent that any Option is not exercisable as of the date of death, such portion of the Option shall remain unexercisable and shall terminate as of such date.

If a Participant should die within thirty (30) days of his or her Termination of Employment with the Company and its Subsidiaries, an Option shall be exercisable by his or her estate, heir or beneficiary at any time during the one (1) year period commencing on the date of termination, but only to the extent of the number of Shares as to which such Option was exercisable as of the date of such termination. Any and all of the deceased Participant’s Options that are not exercised during the one (1) year period commencing on the date of termination shall terminate as of the end of such one (1) year period. A Participant’s estate shall mean his or her legal representative or other person who so acquires the right to exercise the Option by bequest or inheritance or by reason of the death of the Participant.

(2)	Disability. Upon Termination of Employment as a result of a Participant’s Disability, all of the Participant’s Options then held shall be exercisable during the one (1) year period commencing on the date of termination, but only to the extent that the Options are exercisable as of that date. Any and all Options that are not exercised during the one (1) year period commencing on the date of termination shall terminate as of the end of such one (1) year period. To the extent that any Option is not exercisable as of the date of Disability, such portion of the Option shall remain unexercisable and shall terminate as of such date.

(3)	Other Reasons. Upon the date of a termination of a Participant’s employment for any reason other than those stated above in Sections 6(e)(1) and (e)(2) or as described in Section 15, (A) to the extent that any Option is not exercisable as of such termination date, such portion of the Option shall remain unexercisable and shall terminate as of such date, and (B) to the extent that any Option is exercisable as of such termination date, such portion of the Option shall expire on the earlier of (i) ninety (90) days following such date and (ii) the expiration date of such Option.

(f)	Incentive Stock Options. Notwithstanding anything to the contrary in this Section 6, in the case of the grant of an Option intending to qualify as an Incentive Stock Option: (i) if the Participant owns stock possessing more than 10 percent of the combined voting power of all classes of stock of the Company (a “10% Shareholder”), the exercise price of such Option must be at least 110 percent of the Fair Market Value of the Shares on the date of grant and the Option must expire within a period of not more than five (5) years from the date of grant, and (ii) Termination of Employment will occur when the person to whom an Award was granted ceases to be an employee (as determined in accordance with Section 3401(c) of the Code and the regulations promulgated thereunder) of the Company and its Subsidiaries. Notwithstanding anything in this Section 6 to the contrary, options designated as Incentive Stock Options shall not be eligible for treatment under the Code as Incentive Stock Options (and will be deemed to be Nonqualified Stock Options) to the extent that either (a) the aggregate Fair Market Value of Shares (determined as of the time of grant) with respect to which such Options are exercisable for the first time by the Participant during any calendar year (under all plans of the Company and any Subsidiary) exceeds $100,000, taking Options into account in the order in which they were granted, or (b) such Options otherwise remain exercisable but are not exercised within three (3) months of Termination of Employment (or such other period of time provided in Section 422 of the Code).

(g)	No Stockholder Rights. Participants shall have no voting rights and will have no rights to receive dividends or dividend equivalents in respect of an Option or any Shares subject to an Option until the Participant has become the holder of record of such Shares.

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7.	Stock Appreciation Rights

Stock Appreciation Rights may be granted to Participants from time to time either in tandem with or as a component of other Awards granted under the Plan (“tandem SARs”) or not in conjunction with other Awards (“freestanding SARs”) and may, but need not, relate to a specific Option granted under Section 6. The provisions of Stock Appreciation Rights need not be the same with respect to each grant or each recipient. Any Stock Appreciation Right granted in tandem with an Award may be granted at the same time such Award is granted or at any time thereafter before exercise or expiration of such Award. All freestanding SARs shall be granted subject to the same terms and conditions applicable to Options as set forth in Section 6 (including the minimum vesting provisions in Section 6(d)) and all tandem SARs shall have the same exercise price, vesting, exercisability, forfeiture and termination provisions as the Award to which they relate. Subject to the provisions of Section 6 and the immediately preceding sentence, the Administrator may impose such other conditions or restrictions on any Stock Appreciation Right as it shall deem appropriate. Stock Appreciation Rights may be settled in Shares, cash or a combination thereof, as determined by the Administrator and set forth in the applicable Award Agreement. Other than in connection with a change in the Company’s capitalization (as described in Section 12), the Company shall not, without stockholder approval, (i) reduce the exercise price of a Stock Appreciation Right, (ii) exchange a Stock Appreciation Right for a new Option or Stock Appreciation Right with a lower exercise price or (iii) at any time when the exercise price of a Stock Appreciation Right is above the Fair Market Value of a Share, exchange such Stock Appreciation Right for cash or other property. Participants shall have no voting rights and will have no rights to receive dividends or dividend equivalents in respect of Stock Appreciation Rights or any Shares subject to Stock Appreciation Rights until the Participant has become the holder of record of such Shares.

8.	Restricted Stock and Restricted Stock Units

(a)	Restricted Stock and Restricted Stock Unit Awards. Restricted Stock and Restricted Stock Units may be granted at any time and from time to time prior to the termination of the Plan to Participants as determined by the Administrator. Restricted Stock is an issuance of Shares, the retention, vesting and/or transferability of which is subject during specified periods of time to such conditions (including continued employment or performance conditions) and terms as the Administrator deems appropriate. Restricted Stock Units are Awards denominated in units of Shares under which the issuance of Shares is subject to such conditions (including continued employment or performance conditions) and terms as the Administrator deems appropriate. Each grant of Restricted Stock and Restricted Stock Units shall be evidenced by an Award Agreement. Unless determined otherwise by the Administrator, each Restricted Stock Unit will be equal to one Share and will entitle a Participant to either the issuance of Shares or payment of an amount of cash determined with reference to the value of Shares. To the extent determined by the Administrator, Restricted Stock Units may be satisfied or settled in Shares, cash or a combination thereof. Restricted Stock and Restricted Stock Units granted pursuant to the Plan need not be identical but each grant of Restricted Stock and Restricted Stock Units must contain and be subject to the terms and conditions set forth below.

(b)	Contents of Agreement. Each Award Agreement shall contain provisions regarding (i) the number of Shares or Restricted Stock Units subject to such Award or a formula for determining such number, (ii) the purchase price of the Shares, if any, and the means of payment, (iii) the performance criteria, if any, and level of achievement versus these criteria that shall determine the number of Shares or Restricted Stock Units granted, issued, retainable and/or vested, (iv) such terms and conditions on the grant, issuance, vesting and/or forfeiture of the Shares or Restricted Stock Units as may be determined from time to time by the Administrator, (v) the term of the performance period, if any, as to which performance will be measured for determining the number of such Shares or Restricted Stock Units, and (vi) restrictions on the transferability of the Shares or Restricted Stock Units. Shares issued under a Restricted Stock Award may be issued in the name of the Participant and held by the Participant or held by the Company, in each case as the Administrator may provide.

(c)	Vesting and Performance Criteria. Subject to the other provisions set forth in this Plan, the grant, issuance, retention, vesting and/or settlement of shares of Restricted Stock and Restricted Stock Units will occur when and in such installments as the Administrator determines or under criteria the Administrator establishes, which may include achievement of Performance Criteria.

(d)	Discretionary Adjustments. Notwithstanding the satisfaction of any Performance Criteria, the number of Shares granted, issued, retainable and/or vested under an Award of Restricted Stock or Restricted Stock Units on account of either financial performance or personal performance evaluations may, to the extent specified in the Award Agreement, be reduced on the basis of such further considerations as the Administrator shall determine.

(e)	Voting Rights. Unless otherwise determined by the Administrator, Participants holding shares of Restricted Stock granted hereunder may exercise full voting rights with respect to those shares during the period of restriction. Participants shall have no voting rights with respect to Shares underlying Restricted Stock Units unless and until such Shares are reflected as issued and outstanding shares on the Company’s stock ledger.

(f)	Dividends and Distributions. Participants in whose name Restricted Stock is granted shall be entitled to receive all dividends and other distributions paid with respect to those Shares, unless determined otherwise by the Administrator. The Administrator will determine

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whether any such dividends or distributions will be automatically reinvested in additional shares of Restricted Stock and subject to the same restrictions on transferability as the Restricted Stock with respect to which they were distributed or whether such dividends or distributions will be paid in cash. Shares underlying Restricted Stock Units shall be entitled to dividends or dividend equivalents only to the extent provided by the Administrator.

(g)	No Dividends or Dividend Equivalents on Unvested Performance Awards. Notwithstanding anything herein to the contrary, in no event will dividends or dividend equivalents be paid with respect to unvested Awards of Restricted Stock or Restricted Stock Units that are subject to performance-based vesting criteria. Dividends or dividend equivalents accrued on or in respect of such Awards shall become payable (if at all) no earlier than the date the performance-based vesting criteria have been achieved and the underlying Restricted Stock or Restricted Stock Units have been earned.

9.	Incentive Bonuses

(a)	General. Each Incentive Bonus Award will confer upon the Participant the opportunity to earn a future payment tied to the level of achievement with respect to one or more performance criteria established for a performance period established by the Administrator.

(b)	Incentive Bonus Document. The terms of any Incentive Bonus will be set forth in an Award Agreement. Each Award Agreement evidencing an Incentive Bonus shall contain provisions regarding (i) the target and maximum amount payable to the Participant as an Incentive Bonus, (ii) the performance criteria and level of achievement versus these criteria that shall determine the amount of such payment, (iii) the term of the performance period as to which performance shall be measured for determining the amount of any payment, (iv) the timing of any payment earned by virtue of performance, (v) restrictions on the alienation or transfer of the Incentive Bonus prior to actual payment, (vi) forfeiture provisions and (vii) such further terms and conditions, in each case not inconsistent with this Plan as may be determined from time to time by the Administrator.

(c)	Performance Criteria. The Administrator shall establish the performance criteria and level of achievement versus these criteria that shall determine the target and maximum amount payable under an Incentive Bonus, which criteria may be based on financial performance and/or personal performance evaluations.

(d)	Timing and Form of Payment. The Administrator shall determine the timing of payment of any Incentive Bonus. Payment of the amount due under an Incentive Bonus may be made in cash or in Shares, as determined by the Administrator. The Administrator may provide for or, subject to such terms and conditions as the Administrator may specify, may permit a Participant to elect for the payment of any Incentive Bonus to be deferred to a specified date or event.

(e)	Discretionary Adjustments. Notwithstanding satisfaction of any performance goals, the amount paid under an Incentive Bonus on account of either financial performance or personal performance evaluations may be reduced or increased by the Administrator on the basis of such further considerations as the Administrator shall determine.

10.	Deferral of Gains

The Administrator may, in an Award Agreement or otherwise, provide for the deferred delivery of Shares or cash upon settlement, vesting or other events with respect to Restricted Stock Units, or in payment or satisfaction of an Incentive Bonus. Notwithstanding anything herein to the contrary, in no event will any election to defer the delivery of Shares or any other payment with respect to any Award be allowed if the Administrator determines that the deferral would result in the imposition of the additional tax under Section 409A(a)(1)(B) of the Code. The Company, the Board and the Administrator shall have no liability to a Participant, or any other party, if an Award that is intended to be exempt from, or compliant with, Section 409A of the Code is not so exempt or compliant or for any action taken by the Board or Administrator.

11.	Conditions and Restrictions Upon Securities Subject to Awards

The Administrator may provide that the Shares issued upon exercise of an Option or Stock Appreciation Right or otherwise subject to or issued under an Award shall be subject to such further agreements, restrictions, conditions or limitations as the Administrator may specify prior to the exercise of such Option or Stock Appreciation Right or the grant, vesting or settlement of such Award, including without limitation, conditions on vesting or transferability, forfeiture or repurchase provisions and method of payment for the Shares issued upon exercise, vesting or settlement of such Award (including the actual or constructive surrender of Shares already owned by the Participant) or payment of taxes arising in connection with an Award. Without limiting the foregoing, such restrictions may address the timing and manner of any resales by the Participant or other subsequent transfers by the Participant of any Shares issued under an Award, including without limitation (i) restrictions under an insider trading policy or pursuant to applicable law, (ii) restrictions designed to delay and/or coordinate the timing and manner of sales by the Participant and holders of other Company equity compensation arrangements, (iii) restrictions as to the use of a specified brokerage firm for such resales or other transfers, and (iv) provisions requiring Shares to be sold on the open market or to the Company in order to satisfy tax withholding or other obligations.

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12.	Adjustment of and Changes in the Shares

In the event that any stock dividend, stock split or a combination or consolidation of the outstanding Shares into a lesser number of shares, is declared with respect to the Shares, the authorization limits under Sections 5(a), 5(c) and 5(d) shall be increased or decreased proportionately, and the Shares then subject to each Award shall be increased or decreased proportionately without any change in the aggregate purchase price therefor. In the event of an extraordinary distribution on the Shares or in the event the Shares shall be changed into or exchanged for a different number or class of shares of stock or securities of the Company or of another corporation or other property, whether through recapitalization, reorganization, reclassification, merger, consolidation, split-up, spinoff, combination, repurchase or exchange of Shares or other securities of the Company, issuance of warrants or other rights to purchase Shares or other securities of the Company, or any other similar corporate transaction or event affects the Shares such that an equitable adjustment would be required in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then the authorization limits under Sections 5(a), 5(c) and 5(d) shall be adjusted proportionately, and an equitable adjustment shall be made to each Share subject to an Award such that no dilution or enlargement of the benefits or potential benefits occurs. Each such Share then subject to each Award shall be adjusted to the number and class of shares or other property into which each outstanding Share shall be so exchanged such that no dilution or enlargement of the benefits occurs, all without change in the aggregate purchase price for the Shares then subject to each Award. Action by the Administrator pursuant to this Section 12 may include adjustment to any or all of: (i) the number and type of Shares (or other securities or other property) that thereafter may be made the subject of Awards or be delivered under the Plan; (ii) the number and type of Shares (or other securities or other property) subject to outstanding Awards; (iii) the purchase price or exercise price of a Share under any outstanding Award or the measure to be used to determine the amount of the benefit payable on an Award; and (iv) any other adjustments the Administrator determines to be equitable.

No right to purchase fractional shares shall result from any adjustment in Awards pursuant to this Section 12. In case of any such adjustment, the Shares or other security subject to the Award shall be rounded down to the nearest whole share. The Company shall notify Participants holding Awards subject to any adjustments pursuant to this Section 12 of such adjustment, but (whether or not notice is given) such adjustment shall be effective and binding for all purposes of the Plan.

13.	Performance-Based Compensation

(a)	General. The Administrator may establish performance criteria and level of achievement versus such criteria that shall determine the number of Shares, units or cash to be granted, retained, vested, issued or issuable under or in settlement of or the amount payable pursuant to an Award, which criteria may be based on Performance Criteria or other standards of financial performance and/or personal performance evaluations. Notwithstanding satisfaction of any performance goals, to the extent provided in the terms of the individual Award, the number of Shares issued under or the amount paid under an Award may be reduced by the Administrator on the basis of such further considerations as the Administrator shall determine.

(b)	Performance Criteria. For purposes of this Plan, the term “Performance Criteria” shall mean any one or more of the following performance criteria, or derivations of such performance criteria, either individually, alternatively or in any combination, applied to either the Company as a whole or to a business unit or Subsidiary, either individually, alternatively or in any combination, and measured over the performance period established by the Administrator, on an absolute basis or relative to a pre-established target, to previous results or to a designated comparison group, either based upon United States Generally Accepted Accounting Principles (“GAAP”) or non-GAAP financial results, in each case as specified by the Administrator: (i) cash flow (before or after dividends), (ii) earnings per share (including earnings before interest, taxes, depreciation and amortization), (iii) stock price, (iv) return on equity, (v) total stockholder return, (vi) return on capital (including return on total capital or return on invested capital), (vii) return on assets or net assets, (viii) market capitalization, (ix) economic value added, (x) debt leverage (debt to capital), (xi) revenue, (xii) income or net income, (xiii) operating income, (xiv) operating profit or net operating profit, (xv) operating margin or profit margin, (xvi) return on operating revenue, (xvii) cash from operations, (xviii) operating ratio, (xix) operating revenue, (xx) market share, (xxi) product development or release schedules, (xxii) new product innovation, (xxiii) product cost reduction through advanced technology, (xxiv) brand recognition/acceptance, (xxv) product ship targets, (xxvi) cost reductions, (xxvii) customer service, (xxviii) customer satisfaction, (xxix) the sales of assets or subsidiaries, or (xxx) any other measure or metric the Administrator deems appropriate. The Administrator may appropriately adjust any evaluation of performance under a Performance Criteria (A) to eliminate the effects of charges for restructurings, discontinued operations, and all items of gain, loss or expense that are unusual or infrequently occurring or related to the acquisition or disposal of a segment of a business or related to a change in accounting principle all as determined in accordance with applicable accounting provisions, as well as the cumulative effect of accounting changes, in each case as determined in accordance with GAAP or identified in the Company’s financial statements or notes to the financial statements, (B) to exclude any of the following events that occurs during a performance period: (i) asset write-downs, (ii) litigation, claims, judgments or settlements,

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(iii) the effect of changes in tax law or other such laws or provisions affecting reported results, (iv) accruals for reorganization and restructuring programs, (v) accruals of any amounts for payment under this Plan or any other compensation arrangement maintained by the Company, (vi) foreign exchange gains and losses, and (vii) acquisitions or divestitures, and (C) for such other events as the Administrator shall deem appropriate.

14.	Transferability

Each Award may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated by a Participant other than by will or the laws of descent and distribution, and each Option or Stock Appreciation Right shall be exercisable only by the Participant during his or her lifetime. Notwithstanding the foregoing, outstanding Options may be exercised following the Participant’s death by the Participant’s beneficiaries or as permitted by the Administrator. Further, and notwithstanding the foregoing, to the extent permitted by the Administrator, the person to whom an Award is initially granted (the “Grantee”) may transfer an Award to any “family member” of the Grantee (as such term is defined in Section A.1(a)(5) of the General Instructions to Form S-8 under the Securities Act of 1933, as amended, or any successor thereto (“Form S-8”)), to trusts solely for the benefit of such family members and to partnerships in which such family members and/or trusts are the only partners; provided that, (i) as a condition thereof, the transferor and the transferee must execute a written agreement containing such terms as specified by the Administrator, and (ii) the transfer is pursuant to a gift or a domestic relations order to the extent permitted under the General Instructions to Form S-8. Except to the extent specified otherwise in the agreement the Administrator provides for the Grantee and transferee to execute, all vesting, exercisability and forfeiture provisions that are conditioned on the Grantee’s continued employment or service shall continue to be determined with reference to the Grantee’s employment or service (and not to the status of the transferee) after any transfer of an Award pursuant to this Section 14, and the responsibility to pay any taxes in connection with an Award shall remain with the Grantee notwithstanding any transfer other than by will or intestate succession.

15.	Suspension or Termination of Awards; Clawback Policy

Except as otherwise provided by the Administrator, if at any time (including after a notice of exercise has been delivered or an award has vested) the Chief Executive Officer or any other person designated by the Administrator (each such person, an “Authorized Officer”) reasonably believes that a Participant may have committed any act constituting Cause for termination of employment or any Detrimental Activity, the Authorized Officer, Administrator or the Board may suspend the Participant’s rights to exercise any Option, to vest in an Award, and/or to receive payment for or receive Shares in settlement of an Award pending a determination of whether such an act has been committed.

If the Administrator or an Authorized Officer determines a Participant has committed any act constituting Cause for termination of employment or any Detrimental Activity, then except as otherwise provided by the Administrator, (i) none of the Participant, his or her estate or any transferee shall be entitled to exercise any Option or Stock Appreciation Right whatsoever, vest in or have the restrictions on an Award lapse, or otherwise receive payment of an Award, (ii) the Participant will forfeit all outstanding Awards and (iii) the Participant may be required by the Administrator to return and/or repay to the Company any then unvested Shares previously issued under the Plan. In making such determination, the Administrator or an Authorized Officer shall give the Participant an opportunity to appear and present evidence on his or her behalf at a hearing before the Administrator or its designee or an opportunity to submit written comments, documents, information and arguments to be considered by the Administrator. Any dispute by a Participant or other person as to the determination of the Administrator (or its designee) shall be resolved pursuant to Section 24 of the Plan.

Notwithstanding the foregoing, if any provision of the foregoing Section 15, or the application of such provision to any person or circumstance, shall be determined (including by a court of competent jurisdiction) to be invalid or unenforceable under applicable law, the remainder of this Section 15, or the application of such provision to persons or circumstances other than those as to which it is rendered invalid or unenforceable, shall not be affected thereby.

Awards granted under the Plan shall be subject to the Company’s clawback policy, as in effect and applicable to the Participant from time to time.

16.	Agreement to Repayments of Incentive Compensation When Repayments Are Required Under Federal Law

This provision applies to Section 303A.14 of the New York Stock Exchange Listed Company Manual and any other policy adopted by the New York Stock Exchange (or any other exchange on which the securities of the Company are listed) pursuant to Section 10D of the Exchange Act. To the extent any such policy requires the repayment of incentive-based compensation received by a Participant, whether paid pursuant to an Award granted under this Plan or any other plan of incentive-based compensation maintained in the past or adopted in the future by the Company, by accepting an Award under this Plan, the Participant agrees to the repayment of such amounts to the extent required by such policy and applicable law.

B-9 | 2026 Proxy Statement

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17.	Compliance with Laws and Regulations

This Plan, the grant, issuance, vesting, exercise and settlement of Awards thereunder, and the obligation of the Company to sell, issue or deliver Shares under such Awards, shall be subject to all applicable foreign, federal, state and local laws, rules and regulations, stock exchange rules and regulations, and to such approvals by any governmental or regulatory agency as may be required. The Company shall not be required to register in a Participant’s name or deliver any Shares prior to the completion of any registration or qualification of such shares under any foreign, federal, state or local law or any ruling or regulation of any government body which the Administrator shall determine to be necessary or advisable. To the extent the Company is unable to or the Administrator deems it infeasible to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, the Company and its Subsidiaries shall be relieved of any liability with respect to the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained. No Option shall be exercisable and no Shares shall be issued and/or transferable under any other Award unless a registration statement with respect to the Shares underlying such Award is effective and current or the Company has determined that such registration is unnecessary.

In the event an Award is granted to or held by a Participant who is employed or providing services outside the United States, the Administrator may modify the provisions of the Plan or of such Award as they pertain to such individual to comply with applicable foreign law or to recognize differences in local law, currency or tax policy. The Administrator may also impose conditions on the grant, issuance, exercise, vesting, settlement or retention of Awards in order to comply with such foreign law and/or to minimize the Company’s obligations with respect to tax equalization for Participants employed outside their home country.

18.	Withholding

To the extent required by applicable federal, state, local or foreign law, a Participant shall be required to satisfy, in a manner satisfactory to the Company, any withholding tax obligations that arise by reason of an Option exercise, disposition of Shares issued under an Incentive Stock Option, the vesting of or settlement of an Award, an election pursuant to Section 83(b) of the Code or otherwise with respect to an Award. To the extent a Participant makes an election under Section 83(b) of the Code, within ten days of filing such election with the Internal Revenue Service, the Participant must notify the Company in writing of such election. The Company and its Subsidiaries shall not be required to issue Shares, make any payment or to recognize the transfer or disposition of Shares until all such obligations are satisfied. The Administrator may provide for or permit these obligations to be satisfied through the mandatory or elective sale of Shares and/or by having the Company withhold a portion of the Shares that otherwise would be issued to him or her upon exercise of the Option or the vesting or settlement of an Award up to the minimum amount necessary to satisfy such obligations (or, if and when the Company adopts any applicable accounting standard allowing for greater Share withholding, up to such withholding rate that will not cause an adverse accounting consequence or cost), or by tendering Shares previously acquired.

19.	Administration of the Plan

(a)	Administrator of the Plan. The Plan shall be administered by the Administrator who shall be the Compensation and Personnel Committee of the Board or, in the absence of a Compensation and Personnel Committee, the Board itself. Any power of the Administrator may also be exercised by the Board, except to the extent that the grant or exercise of such authority would cause any Award or transaction to become subject to (or lose an exemption under) the short-swing profit recovery provisions of Section 16 of the Exchange Act. To the extent that any permitted action taken by the Board conflicts with action taken by the Administrator, the Board action shall control. The Compensation and Personnel Committee may by resolution authorize one or more officers of the Company to perform any or all things that the Administrator is authorized and empowered to do or perform under the Plan, and for all purposes under this Plan, to the extent so authorized, such officer or officers shall be treated as the Administrator; provided, however, that the resolution so authorizing such officer or officers shall specify the total number of Awards (if any) such officer or officers may award pursuant to such delegated authority, the time period during which such Awards may be granted and the time period during which the Shares issuable upon exercise or vesting of an Award may be issued, a minimum amount of consideration (if any) for which such Awards may be issued and a minimum amount of consideration for the Shares issuable upon the exercise of an Award, and, unless provided otherwise in such authorizing resolutions, that any such Award shall be subject to the form of Award Agreement theretofore approved by the Compensation and Personnel Committee; and, provided, further, that such authorization shall not provide for the grant of Awards to officers or directors of the Company who are subject to the reporting requirements of Section 16(a) of the Exchange Act. No such officer shall designate himself or herself as a recipient of any Awards granted under authority delegated to such officer. The Compensation and Personnel Committee hereby designates the Secretary of the Company and the head of the Company’s human resource function to assist the Administrator in the administration of the Plan and execute agreements evidencing Awards made under this Plan or other documents entered into under this Plan on behalf of the Administrator or the Company. In addition, the Compensation and Personnel

B-10 | 2026 Proxy Statement

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Committee may delegate any or all aspects of the day-to-day administration of the Plan to one or more officers or employees of the Company or any Subsidiary, and/or to one or more agents.

(b)	Powers of Administrator. Subject to the express provisions of this Plan, the Administrator shall be authorized and empowered to do all things that it determines, in its sole discretion except as otherwise expressly provided, to be necessary or appropriate in connection with the administration of this Plan, including, without limitation: (i) to prescribe, amend and rescind rules and regulations relating to this Plan and to define terms not otherwise defined herein; (ii) to determine which persons are Participants, to which of such Participants, if any, Awards shall be granted hereunder and the timing of any such Awards; (iii) to grant Awards to Participants and determine the terms and conditions thereof, including the number of Shares subject to Awards and the exercise or purchase price of such Shares and the circumstances under which Awards become exercisable or vested or are forfeited or expire, which terms may but need not be conditioned upon the passage of time, continued employment, the satisfaction of performance criteria, the occurrence of certain events (including a Change in Control), or other factors; (iv) to establish any performance goals or other conditions applicable to the grant, issuance, exercisability, vesting and/or ability to retain any Award; (v) to certify or otherwise determine the extent of satisfaction of any performance goals or other conditions applicable to the grant, issuance, exercisability, vesting and/or ability to retain any Award in good faith; (vi) to prescribe and amend the terms of the agreements or other documents evidencing Awards made under this Plan (which need not be identical) and the terms of or form of any document or notice required to be delivered to the Company by Participants under this Plan; (vii) to determine adjustments in accordance with Section 12; (viii) to interpret and construe this Plan, any rules and regulations under this Plan and the terms and conditions of any Award granted hereunder, and to make exceptions to any such provisions if the Administrator, in good faith, determines that it is necessary to do so in light of extraordinary circumstances and for the benefit of the Company and so as to avoid unanticipated consequences or address unanticipated events (including any temporary closure of an applicable stock exchange, disruption of communications or natural catastrophe); (ix) to approve corrections in the documentation or administration of any Award; (x) to require or permit Participant elections and/or consents under this Plan to be made by means of such electronic media as the Administrator may prescribe; and (xi) to make all other determinations deemed necessary or advisable for the administration of this Plan. The Administrator may, in its sole and absolute discretion, without amendment to the Plan, waive or amend the operation of Plan provisions respecting exercise after termination of employment or service to the Company or an Affiliate and, except as otherwise provided herein, adjust any of the terms of any Award. The Administrator may also (A) accelerate the date on which any Award granted under the Plan becomes exercisable or (B) accelerate the vesting date or waive or adjust any condition imposed hereunder with respect to the vesting or exercisability of an Award, provided that the Administrator, in good faith, determines that such acceleration, waiver or other adjustment is necessary or desirable in light of applicable circumstances. Notwithstanding anything in the Plan to the contrary, other than in connection with a change in the Company’s capitalization (as described in Section 12) the Company shall not, without stockholder approval, (i) reduce the exercise price of an Option or Stock Appreciation Right, (ii) exchange an Option or Stock Appreciation Right for a new Option or Stock Appreciation Right with a lower exercise price or (iii) at any time when the exercise price of an Option or Stock Appreciation Right is above the Fair Market Value of a Share, exchange such Option or Stock Appreciation Right for cash or other property; provided, however, that in the event of a Change in Control, any Award with an exercise price that equals or exceeds the value of the consideration to be paid to the holders of Common Stock (on a per share basis) may be canceled without any consideration.

(c)	Award Vesting Limitations. Notwithstanding any other provision of the Plan to the contrary, Awards granted under the Plan (other than cash-based Awards) may not become exercisable, vest or be settled, in whole or in part, prior to the one (1) year anniversary of the date of grant except (i) with respect to an Award that is granted in connection with a merger or other acquisition as a substitute or replacement award for awards held by grantees of the acquired business and (ii) with respect to an Award granted to a Nonemployee Director that vests on the earlier of the one-year anniversary of the date of grant and the next annual meeting of stockholders which is at least 50 weeks after the immediately preceding year’s annual meeting; provided, that up to 5% of the aggregate number of Shares authorized for issuance under this Plan (as described in Section 5(a)) may be issued pursuant to Awards subject to any, or no, vesting conditions, as the Administrator determines appropriate; and, provided, further, that the foregoing restriction does not apply to the Administrator’s discretion to provide for accelerated exercisability or vesting of any Award, including in cases of retirement, death, disability, or a Change in Control, in the terms of the Award or otherwise.

(d)	Determinations by the Administrator. All decisions, determinations and interpretations by the Administrator regarding the Plan, any rules and regulations under the Plan and the terms and conditions of or operation of any Award granted hereunder, shall be final and binding on all Participants, beneficiaries, heirs, assigns or other persons holding or claiming rights under the Plan or any Award, and no such decision, determination or interpretation may be altered or nullified by any other Person except if determined to be arbitrary or capricious as provided in Section 24. The Administrator shall consider such factors as it deems relevant, in its sole and absolute discretion, to making such decisions, determinations and interpretations including, without

B-11 | 2026 Proxy Statement

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limitation, the recommendations or advice of any officer or other employee of the Company and such attorneys, consultants and accountants as it may select.

(e)	Subsidiary Awards. In the case of a grant of an Award to any Participant employed by a Subsidiary, such grant may, if the Administrator so directs, be implemented by the Company issuing any subject Shares to the Subsidiary, for such lawful consideration as the Administrator may determine, upon the condition or understanding that the Subsidiary will transfer the Shares to the Participant in accordance with the terms of the Award specified by the Administrator pursuant to the provisions of the Plan. Notwithstanding any other provision hereof, such Award may be issued by and in the name of the Subsidiary and shall be deemed granted on such date as the Administrator shall determine.

20.	Amendment of the Plan or Awards

The Board may amend, alter or discontinue this Plan and the Administrator may amend, or alter any agreement or other document evidencing an Award made under this Plan but, except as provided pursuant to the provisions of Section 12, no such amendment shall, without the approval of the stockholders of the Company:

(a)	increase the maximum number of Shares for which Awards may be granted under this Plan;

(b)	reduce the price at which Options may be granted below the price provided for in Section 6(a);

(c)	reduce the exercise price of outstanding Options or Stock Appreciation Rights and, at any time when the exercise price of an Option or Stock Appreciation Right is above the Fair Market Value of a Share, exchange such Option or Stock Appreciation Right for cash or other property;

(d)	extend the term of this Plan;

(e)	change the classes of persons eligible to be Participants; or

(f)	otherwise amend the Plan in any manner requiring stockholder approval by law or under the New York Stock Exchange listing requirements.

Any amendment to comply with changes in governing law or accounting standards shall not require stockholder approval.

No amendment or alteration to the Plan or an Award or Award Agreement shall be made which would impair the rights of the holder of an Award, without such holder’s consent, provided that no such consent shall be required if the Administrator determines in its sole discretion and prior to the date of any Change in Control that such amendment or alteration either (i) is required or advisable in order for the Company, the Plan or the Award to satisfy any law or regulation or to meet the requirements of or avoid adverse financial accounting consequences under any accounting standard, or (ii) is not reasonably likely to significantly diminish the benefits provided under such Award, or that any such diminishment has been adequately compensated.

21.	No Liability of Company

None of (1) the Company and any Subsidiary or affiliate which is in existence or hereafter comes into existence, (2) the Board or (3) the Administrator shall be liable to a Participant or any other person as to: (i) the non-issuance or sale of Shares as to which the Company has been unable to obtain from any regulatory body having jurisdiction the authority deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder; and (ii) any tax consequence expected, but not realized, by any Participant or other person due to the receipt, exercise or settlement of any Award granted hereunder.

22.	Non-Exclusivity of Plan

Neither the adoption of this Plan by the Board nor the submission of this Plan to the stockholders of the Company for approval shall be construed as creating any limitations on the power of the Board or the Administrator to adopt such other incentive arrangements as either may deem desirable, including without limitation, the granting of restricted stock or stock options otherwise than under this Plan, and such arrangements may be either generally applicable or applicable only in specific cases.

23.	Governing Law

This Plan and any agreements or other documents hereunder shall be interpreted and construed in accordance with the laws of the State of Delaware and applicable federal law. Any reference in this Plan or in the agreement or other document evidencing any Awards to a provision of law or to a rule or regulation shall be deemed to include any successor law, rule or regulation of similar effect or applicability.

24.	Arbitration of Disputes

In the event a Participant or other holder of an Award or person claiming a right under an Award or the Plan believes that a decision by the Administrator with respect to such person or Award was arbitrary or capricious or has any other dispute relating to an Award, the person may request arbitration with respect to such decision. The review by the arbitrator regarding a decision by the Administrator shall be limited to determining whether the Participant or other Award holder has proven that the Administrator’s decision was arbitrary or capricious, to the fullest extent not prohibited by law. This arbitration shall be the sole and exclusive review permitted of the Administrator’s decision or with respect to any other dispute relating to an Award. Participants, Award holders and persons claiming rights under an Award or the Plan explicitly waive any right to judicial review or a jury trial. All disputes shall be resolved on an individual basis. Participants, Award holders and persons claiming rights under an Award or the Plan explicitly waive

B-12 | 2026 Proxy Statement

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their right to bring any dispute relating to an Award on a class, collective, mass, consolidated, or representative basis or to seek, recover, or obtain any non-individual relief. Any dispute shall be governed by the Federal Arbitration Act, 9 U.S.C. §1, et. seq. (the “FAA”), and the FAA shall preempt all state laws to the fullest extent not prohibited by law.

Notice of demand for arbitration shall be made in writing to the Administrator within thirty (30) days after the applicable decision by the Administrator. The Company shall select a list of at least five (5) arbitrator candidates from which the Participant or other holder of an Award or person claiming a right under an Award may choose. The arbitrator shall be an individual who is an attorney licensed to practice law in the jurisdiction in which the Company’s headquarters are then located and the arbitration shall take place in such jurisdiction. Such arbitrator shall be neutral within the meaning of the JAMS Employment Arbitration Rules and Procedures (or the successor to such rules and procedures) as then in effect (the “JAMS Rules”). Any challenge to the neutrality of the arbitrator shall be resolved by the arbitrator, whose decision shall be final and conclusive. This Section 24 shall be enforceable in accordance with the FAA. References to Delaware law made herein shall not be construed as a waiver of any rights under the FAA, or any rights to have such dispute resolution provisions governed, interpreted and enforced under the FAA. In the event that any person refuses to submit to arbitration as required by this Section 24, any other person that would be a party to such arbitration may request a United States Federal District Court to compel arbitration in accordance with the FAA. All persons with an interest in such dispute consent to the jurisdiction of such court to enforce this Section 24 and to confirm and enforce the performance of any award of the arbitrator. The arbitration shall be administered and conducted by the arbitrator pursuant to the FAA, and to the extent not inconsistent with the FAA, with the JAMS Rules. Each side shall bear its own fees and expenses, including its own attorney’s fees, and, to the extent not prohibited by applicable law, each side shall bear one half of the arbitrator’s fees and expenses. The decision of the arbitrator on the issue(s) presented for arbitration shall be final and conclusive and may be enforced in any court of competent jurisdiction.

25.	No Right to Employment, Reelection or Continued Service

Nothing in this Plan or an Award Agreement shall interfere with or limit in any way the right of the Company, its Subsidiaries and/or its affiliates to terminate any Participant’s employment, service on the Board or service for the Company at any time or for any reason not prohibited by law, nor shall this Plan or an Award itself confer upon any Participant any right to continue his or her employment or service for any specified period of time. Neither an Award nor any benefits arising under this Plan shall constitute an employment contract with the Company, any Subsidiary and/or its affiliates. Subject to Sections 4 and 20, this Plan and the benefits hereunder may be terminated at any time in the sole and exclusive discretion of the Board without giving rise to any liability on the part of the Company, its Subsidiaries and/or its affiliates.

26.	Severability

If any provision of the Plan or any Award is determined to be invalid, illegal or unenforceable in any jurisdiction, or as to any Person, or would disqualify the Plan or any Award under any law deemed applicable by the Administrator, such provision shall be construed or deemed amended to conform to applicable laws, or, if it cannot be so construed or deemed amended without, in the Administrator’s determination, materially altering the intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction, Person or Award, and the remainder of the Plan and any such Award shall remain in full force and effect.

27.	Unfunded Plan

The Plan is intended to be an unfunded plan. Participants are and shall at all times be general creditors of the Company with respect to their Awards. If the Administrator or the Company chooses to set aside funds in a trust or otherwise for the payment of Awards under the Plan, such funds shall at all times be subject to the claims of the creditors of the Company in the event of its bankruptcy or insolvency.

28.	Section 409A

Awards granted under the Plan are intended to comply with, or be exempt from, the applicable requirements of Section 409A of the Code and shall be limited, construed and interpreted in accordance with such intent. In the event that any provision of the Plan or an Award Agreement is determined by the Administrator to not comply with the applicable requirements of Section 409A of the Code or the applicable regulations and other guidance issued thereunder, the Administrator shall have the authority to take such actions and to make such changes to the Plan or an Award Agreement as the Administrator deems necessary to comply with such requirements. Although the Company does not guarantee any particular tax treatment, to the extent that any Award is subject to Section 409A of the Code, it shall be paid in a manner that is intended to comply with Section 409A of the Code, including regulations and any other guidance issued by the Secretary of the Treasury and the Internal Revenue Service with respect thereto. In no event whatsoever shall the Company be liable for any additional tax, interest or penalties that may be imposed on a Participant by Section 409A of the Code or any damages for failing to comply with Section 409A of the Code.

To the extent any payment under this Plan is considered deferred compensation subject to the restrictions contained in Section 409A of the Code, and to the extent necessary to avoid the imposition of taxes under Section 409A of the Code, such payment may not be made to a specified

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employee (as determined in accordance with a uniform policy adopted by the Company with respect to all arrangements subject to Section 409A of the Code) upon separation from service (within the meaning of Section 409A of the Code) before the date that is six months after the specified employee’s separation from service (or, if earlier, the specified employee’s death). Any payment that would otherwise be made during this period of delay shall be accumulated and paid, without interest, on the sixth month plus one day following the specified employee’s separation from service (or, if earlier, as soon as administratively practicable after the specified employee’s death).

For purposes of Section 409A of the Code (including, without limitation, for purposes of Treasury Regulation Section 1.409A-2(b)(2)(iii)), a Participant’s right to receive any payments or benefits under this Plan that are considered deferred compensation subject to the restrictions contained in Section 409A of the Code shall be treated as a right to receive a series of separate payments and, accordingly, each installment payment shall at all times be considered a separate and distinct payment.

Unless otherwise provided by the Administrator in an Award Agreement or otherwise, in the event that the timing of payments in respect of any Award (that would otherwise be considered “nonqualified deferred compensation” subject to Section 409A of the Code) would be accelerated upon the occurrence of (x) a Change in Control, no such acceleration shall be permitted unless the event giving rise to the Change in Control satisfies the definition of a change in the ownership or effective control of a corporation, or a change in the ownership of a substantial portion of the assets of a corporation pursuant to Section 409A of the Code; or (y) a Disability, no such acceleration shall be permitted unless the Disability also satisfies the definition of “Disability” pursuant to Section 409A of the Code.

B-14 | 2026 Proxy Statement

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About Korn Ferry

Korn Ferry is a global consulting firm that powers performance. We unlock the potential in your people and unleash transformation across your business—synchronizing strategy, operations, and talent to accelerate performance, fuel growth, and inspire a legacy of change. That's why the world's most forward-thinking companies across every major industry turn to us—for a shared commitment to lasting impact and the bold ambition to Be More Than.

As the Official Talent & Organizational Consulting Partner of LA28, Korn Ferry is powering the nearly 5,000 people who power the Olympic Games—bringing in the right talent, building strong leaders, and shaping the structure and culture that will deliver an unforgettable experience for the world.

Visit kornferry.com for more information.

KORN FERRY

OFFICIAL TALENT & ORGANIZATIONAL CONSULTING PARTNER

© Korn Ferry 2026. All rights reserved.

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KORN FERRY 1900 AVENUE OF THE STARS, SUITE 1225 LOS ANGELES, CA 90067 SCAN TO VIEW MATERIALS & VOTE VOTE BY INTERNET Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on September 23, 2026. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting - Go to www.virtualshareholdermeeting.com/KFY2026 You may attend the Annual Meeting of Stockholders via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on September 23, 2026. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: T01911-P55463 KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY KORN FERRY The Board of Directors recommends you vote FOR each of the following nominees: 1. Election of Directors Nominees: For Against Abstain Doyle N. Beneby Laura M. Bishop Gary D. Burnison Matthew J. Espe Russell A. Hagey Jerry P. Leamon Angel R. Martinez Lori J. Robinson Peter A. Shimer The Board of Directors recommends you vote FOR proposals 2, 3, and 4. For Against Abstain 2. Advisory (non-binding) resolution to approve the Company’s executive compensation. 3. Approval of the Korn Ferry Amended and Restated 2022 Stock Incentive Plan. 4. Ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the Company’s 2027 fiscal year. NOTE: Such other business as may properly come before the meeting or any adjournment or postponement thereof. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

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Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to be Held on September 24, 2026: The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com. T01912-P55463 KORN FERRY2026 Annual Meeting of StockholdersSeptember 24, 2026 8:00 AM Pacific TimeOnline at www.virtualshareholdermeeting.com/KFY2026This proxy is solicited by the Board of Directors The undersigned hereby appoints Gary D. Burnison and Robert P. Rozek, and each of them, with power to act without the other and with power of substitution, as proxies and attorneys-in-fact and hereby authorizes them to represent and vote, as provided on the other side, all the shares of Korn Ferry (the “Company”) common stock which the undersigned is entitled to vote and, in their discretion, to vote upon such other business as may properly come before the 2026 Annual Meeting of Stockholders (the “Meeting”) of the Company to be held online via live audiocast on September 24, 2026 at www.virtualshareholdermeeting.com/KFY2026or any adjournment or postponement thereof, with all powers which the undersigned would possess if present at the Meeting. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED AND IN THE DISCRETION OF THE PROXIES WITH RESPECT TO SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF. IF NO DIRECTION IS MADE BUT THE CARD IS SIGNED, THIS PROXY CARD WILL BE VOTED “FOR” THE ELECTION OF ALL NOMINEES UNDER PROPOSAL 1, “FOR” PROPOSALS 2, 3, AND 4, AND IN THE DISCRETION OF THE PROXIES WITH RESPECT TO SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF. Continued and to be signed on reverse side